   As filed with the Securities and Exchange Commission on October 16, 2001.
                                                   Registration No. [__________]
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 ------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                 ------------

                           CHEVY CHASE BANK, F.S.B.
            (Exact name of registrant as specified in its charter)


               United States                                   52-0897004
(State or other jurisdiction of incorporation               (I.R.S. Employer
             or organization)                             Identification Number)


                            Stephen R. Halpin, Jr.
                           Chevy Chase Bank, F.S.B.
                             7501 Wisconsin Avenue
                           Bethesda, Maryland 20814
                                (301) 986-7000
               (Address, including zip code and telephone number
       including area code, or registrant's principal executive offices)

                                  Copies to:

          Lynn Soukup, Esq.                               Chris DiAngelo, Esq.
          Shaw Pittman LLP                               Dewey Ballantine LLP
        2300 N. Street, N.W.                               1301 Sixth Avenue
       Washington, D.C. 20037                          New York, New York  10019
           (202) 663-8000                                    (212) 259-6718

 (Name, address, including zip code and telephone number, including area code, of agent for service)


          Approximate date of commencement of proposed sale to the public: From time to time on or after the date this registration statement becomes effective.

          If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend interest reimbursement plans, check the following box. [X]

                        CALCULATION OF REGISTRATION FEE

===========================================================================================================================
                                                          Proposed Maximum         Proposed Maximum
Title of Each Class of               Amount to be        Offering Price Per       Aggregate Offering         Amount of
Notes to be Registered              Registered(1)              Note(2)                 Price(2)         Registration Fee(3)
---------------------------------------------------------------------------------------------------------------------------
Asset Backed Securities          $1,976,558,585.44              100%               $1,976,558,585.44        $494,139.65
===========================================================================================================================

(1) In accordance with Rule 429 under the Securities Act of 1933, the prospectus included in this Form S-3 is a combined prospectus which also relates to the registrant's prior registration statement on Form S-3 (Registration Statement No. 333-36242).

(2)  Estimated solely for the purpose of calculating the registration fee.

(3) In accordance with Rule 457(p) under the Securities Act of 1933, $473,106.06 of the $$494,139.65 registration fee was paid with Amendment No. 1 to the registrant's prior registration on Form S-3 (Registration Statement No. 333-14779). The remaining $21,033.59 was previously paid with Amendment No. 1 to the registrant's prior registration statement on Form S-3 (Registration Statement No. 333-36242).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                           CHEVY CHASE BANK, F.S.B.

                             CROSS REFERENCE SHEET

                                                                            Caption in Prospectus
 Item No.             Name and Caption in Form S-3                        and Prospectus Supplement
---------             ----------------------------                        -------------------------
   1.       Forepart of the Registration Statement and         Forepart of the Registration Statement; Front
            Outside Front Cover Page of Prospectus             Cover Page of Prospectus; Front Cover Page of
                                                               Prospectus Supplement; Cross Reference Sheet

   2.       Inside Front and Outside Back Cover Pages of       Inside Front Cover and Outside Back Cover
            the Prospectus                                     Pages of Prospectus; Inside Front Cover Page
                                                               of Prospectus Supplement; Important Notice
                                                               About the Information Presented in this
                                                               Prospectus and the Accompanying Prospectus
                                                               Supplement; Table of Contents

   3.       Summary Information; Risk Factors and Ratio of     Prospectus Summary; Risk Factors; Certain
            Earnings to Fixed Charges                          Legal Matters

   4.       Use of Proceeds                                    Use of Proceeds

   5.       Determination of Offering Price                    *

   6.       Dilution                                           *

   7.       Selling Security Holders                           *

   8.       Plan of Distribution                               Methods of Distribution

   9.       Description of Securities to be Registered         Prospectus Summary; Description of the Notes;
                                                               Material Federal Income Tax Considerations

  10.       Interest of Named Experts and Counsel              *

  11.       Material Changes                                   *

  12.       Incorporation of Certain Information by Reference  Where You Can Find More Information

  13.       Disclosure of Commission Position on               *
            Indemnification for Securities Act Liabilities

*    Not Applicable

What follows in Part I of this Registration Statement is:

(1)  Prospectus;
(2)  Form of Prospectus Supplement for Notes
(3)  Form of Prospectus Supplement for Certificates

PROSPECTUS

Chevy Chase Auto Receivables Trusts
Asset Backed Notes
Asset Backed Certificates

You are encouraged to read the section entitled "Risk Factors" on page 4 of this prospectus and consider these factors before making a decision to invest in these securities.

These securities are auto receivable asset-backed securities which represent interests in or obligations of the trust issuing a series of securities and are not interests in or obligations of any other person or entity.

Neither these securities nor the auto loans will be insured or guaranteed by any governmental agency or instrumentality.

Retain this prospectus for future reference. This prospectus may not be used to consummate sales of securities unless accompanied by the prospectus supplement relating to the offering of these securities.

The Securities -

 .   will be issued from time to time in series;

 .   will be issued by trusts established by Chevy Chase Bank, F.S.B.;

 .   will be backed by a pool of auto loans held by the issuing trust;

 . will be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization; and

 . may have the benefit of one or more forms of credit enhancement, such as insurance policies, overcollateralization, subordination or reserve funds.

The Assets -

The assets of each trust will primarily consist of a pool of auto loans, funds on deposit in one or more accounts and forms of credit support described in this prospectus and in the prospectus supplement.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

               The date of this prospectus is October 16, 2001.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

           IMPORTANT INFORMATION ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     We provide information to you about the securities in two separate documents that progressively provide more detail: (1) this prospectus, which provides general information, some of which may not apply to a particular series of securities, and (2) the prospectus supplement, which describes the specific terms of your series of securities.

     This prospectus by itself does not contain complete information about the offering of your securities; the balance of that information is contained in the prospectus supplement. We suggest that you read both this prospectus and the prospectus supplement in full. We cannot sell the securities to you unless you have received both this prospectus and the prospectus supplement.

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
 PROSPECTUS...............................................................   1
SUMMARY OF TERMS..........................................................   1
RISK FACTORS..............................................................   4
TRUST ASSETS..............................................................  10
THE TRUSTEE...............................................................  10
USE OF PROCEEDS...........................................................  10
THE LENDERS...............................................................  11
  General.................................................................  11
THE AUTOMOBILE FINANCING BUSINESS OF......................................  11
 THE LENDERS..............................................................
  Underwriting Procedures.................................................  11
  Selection Criteria......................................................  12
  Payment Terms of the Auto Loans.........................................  12
  Insurance...............................................................  13
DESCRIPTION OF THE SECURITIES.............................................  13
  Material Provisions of the Securities...................................  13
  General Payment Terms of Securities.....................................  15
  Payment Date Distributions..............................................  15
  Determination of Principal and..........................................  15
   Interest on the Securities.............................................
  Soft Bullets............................................................  16
  Fixed Rate Securities...................................................  16
  Floating Rate Securities................................................  17
  Indexed Securities......................................................  17
  Scheduled Amortization Securities;......................................  18
   Companion Securities...................................................
  Maturity and Prepayment Considerations..................................  19
  Yield Considerations....................................................  19
  Book-Entry Registration.................................................  20
  Definitive Securities...................................................  24
  Credit and Cash Flow Enhancements.......................................  25
THE TRUST DOCUMENTS.......................................................  26
  Sale of Auto Loans by the Lenders to....................................  26
   the Trust..............................................................
  Representations and Warranties of the...................................  27
   Lenders; Repurchase Obligation.........................................
  Accounts................................................................  28
  Mandatory Repurchase of Auto Loans......................................  29
  The Servicer............................................................  30
  Servicing Procedures....................................................  30
  Servicer Covenants......................................................  31
  Defaulted Auto Loans....................................................  32

                                                                            Page
                                                                            ----
  Servicing Compensation and Payment of....................................  32
   Expenses................................................................
  Indemnification..........................................................  32
  Evidence as to Compliance................................................  33
  Certain Matters Regarding the Servicer...................................  33
  Servicer Default.........................................................  34
  Removal of the Servicer..................................................  34
  Amendment................................................................  35
  Events of Default........................................................  35
  Rights upon an Event of Default..........................................  36
  Certain Covenants of Each Trust..........................................  37
  Certain Matters Regarding the Trustee....................................  38
   and the Trust...........................................................
  Limitation on Liability of the Trustee...................................  38
  Resignation of Trustee...................................................  39
  Termination..............................................................  39
LEGAL ASPECTS OF THE AUTO LOANS............................................  40
  Security Interest in Vehicles............................................  40
  Repossession.............................................................  41
  Notice of Sale; Redemption Rights........................................  42
  Deficiency Judgments and Excess..........................................  42
   Proceeds................................................................
  Consumer Protection Laws.................................................  43
  Soldiers' and Sailors' Civil Relief......................................  44
   Act of 1940.............................................................
  Other Limitations........................................................  44
MATERIAL FEDERAL INCOME TAX                                                  44
 CONSIDERATIONS............................................................
  General..................................................................  44
  Grantor Trust Securities.................................................  45
  Debt Securities..........................................................  47
  Partnership Interests....................................................  48
  FASIT Securities.........................................................  50
  Discount and Premium.....................................................  53
  Backup Withholding and Information.......................................  57
   Reporting...............................................................
  Foreign Investors........................................................  57
STATE TAX CONSIDERATIONS...................................................  58
ERISA CONSIDERATIONS.......................................................  59
  General..................................................................  59
  ERISA Considerations Regarding...........................................  59
   Securities Which are Certificates.......................................
  ERISA Considerations Regarding...........................................  61
   Securities Which are Notes..............................................
  Consultation With Counsel................................................  62
METHODS OF DISTRIBUTION....................................................  63
LEGAL MATTERS..............................................................  64

                               SUMMARY OF TERMS

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the securities, we suggest that you carefully read this entire prospectus and the accompanying prospectus supplement.

The Trusts

Each series of securities will be issued by a separate trust.

The Bank

Chevy Chase Bank, F.S.B., or the bank, is a federally chartered stock savings bank. The bank's principal executive offices are located at 7501 Wisconsin Avenue, Bethesda, Maryland 20814.

The auto loans held by each trust will have been originated or purchased by the bank or its subsidiary, Consumer Finance Corporation, or CFC. We refer to the bank or Consumer Finance Corporation as the lenders in this prospectus.

The bank is a lender to borrowers of "prime" credit quality; CFC is a "non-prime" lender.

The Securities

The securities of a series may be issued in one or more classes, as specified in the prospectus supplement. One or more classes of securities:

 . may be entitled to receive distributions only of principal, only of interest or any combination of principal and interest;

 . may be subordinated in right to receive distributions of principal and interest to one or more other classes of the same series throughout the life of the securities or during specified time periods;

 . may be entitled to receive distributions only after a specified period of time has passed, a specified amount of principal has been paid down, or a specified percentage of credit enhancement has built up; this could take the form of a lockout feature, in which a class receives no principal distributions for an initial period, then receives all or a portion of the principal distributions during a subsequent period;

 . may be entitled to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the issuing trust;

 .  may be entitled to receive interest at a fixed rate or a variable rate; and

 . may have a balance that may decrease based on the amortization of auto loans or increase based on principal collections used to purchase additional auto loans or classes of securities.

The timing and amounts of distributions may vary among classes, over time, or otherwise as specified in the prospectus supplement.

Classes of interest only and principal only securities are subject to special investment risks that are a function of how quickly principal payments are received on the underlying pool of auto loans, optional or mandatory prepayment features of the securities, and the price paid for the securities. Investors in these types of securities could lose their investment. The ratings assigned to these securities frequently will not address these risks, so a substantial loss may not be inconsistent with a high rating. These interest only and principal only securities are appropriate investments only for sophisticated investors who are able to independently assess the risks of their investment.

Trust Property

Each trust will hold:

 . a pool of auto loans, each of which will be secured by new or used automobiles, vans and light duty trucks;

 .  amounts held in trust accounts; and

 .  forms of credit support, if applicable.

You will find a description of the pool of auto loans in the prospectus supplement. If a trust has not purchased all of the auto loans at the time you purchase your securities, it will purchase the remainder from the lenders over a period specified in the prospectus supplement.

Credit Enhancement

Credit enhancement refers to a mechanism that is intended to protect the owners of securities against losses due to defaults on the auto loans. A series of securities, or some of the classes within the series, may have the benefit of one or more types of credit enhancement such as the following:

 . the use of excess interest to cover losses and to distribute as principal to create overcollateralization;

 . the subordination of distributions on the lower classes of securities to the required distributions of more senior classes of securities;

 . the allocation of losses on the auto loans to the lower classes of securities;

 . the use of cross support, reserve funds, financial guarantee insurance policies, guarantees, letters of credit and similar instruments and arrangements;

 . swaps (including currency swaps) and other derivative instruments and interest rate protection agreements;

 .  repurchase or put obligations;

 .  a yield maintenance account or other yield supplement agreements; and

 .  other arrangements similar to those described above.

The protection against losses afforded by any credit enhancement will be limited in the manner described in the prospectus supplement.

Pre-Funding Feature

A trust may enter into agreements with the lenders, in which the lenders will sell additional auto loans to the trust after the securities are issued. The transfer of auto loans after the date the securities are issued is known as the pre-funding feature. Any subsequent auto loans will be required to conform to the requirements described in the prospectus supplement. If the pre-funding feature is used, the trustee will be required to deposit all or a portion of the proceeds of the sale of the securities of the series in a segregated account. The subsequent auto loans will be transferred to the trust in exchange for money released from the segregated account. These transfers must occur within a specified period, not to exceed one year. If a trust elects federal income tax treatment as a grantor trust, the pre-funding period will be limited to three months. If all of the monies originally deposited in the account are not used by the end of the specified period, all remaining monies will be applied as a mandatory prepayment of a class or classes of securities.

Federal Income Tax Considerations

The securities of each series will, for federal income tax purposes, constitute one of the following:

 . interests in a trust treated as a grantor trust under applicable provisions of the Internal Revenue Code;

 .  indebtedness secured by the underlying auto loans;

 .  interests in a trust which is treated as a partnership; or

 . regular interests or high-yield interests in a trust treated as a financial asset securitization investment conduit or FASIT under the Internal Revenue Code.

We suggest that you review "Material Federal Income Tax Considerations" beginning on page 44 in this prospectus and in the prospectus supplement. In addition, you should consult your own tax advisor concerning your investment.

ERISA Considerations

A fiduciary of a pension, profit sharing or other employee benefit plan may wish to review with its legal advisors whether the purchase, holding or disposition of securities could give rise to a prohibited transaction under ERISA, or the Internal Revenue Code, and whether an exemption from the prohibited transaction rules is available. We suggest that you review "ERISA Considerations" beginning on page 59 in this prospectus and in the prospectus supplement.

Rating

Each class of securities offered by a prospectus supplement will be rated in one of the four highest rating categories of at least one nationally recognized statistical rating agency.

                                   RISK FACTORS

     You should consider the following risk factors prior to any purchase of any class of securities. You should also consider the information under the caption "Risk Factors" in the accompanying prospectus supplement.

You may not be able to sell your securities, and may have to hold your securities to maturity even though you may want to sell them.

A secondary market for these securities is unlikely to develop. If it does develop, it may not provide you with sufficient liquidity of investment or continue for the life of these securities. The underwriters may establish a secondary market in the securities, although no underwriter will be obligated to do so. The securities are not expected to be listed on any securities exchange or quoted in the automated quotation system of a registered securities association.

Issuance of the securities in book-entry form may also reduce the liquidity in the secondary trading market, since some investors may be unwilling to purchase securities for which they cannot obtain definitive physical securities.

Prepayments on the auto loans could cause you to be paid earlier than you expect, which may adversely affect your yield to maturity.

 . The yield to maturity of the securities may be adversely affected by a higher or lower than anticipated rate of prepayments on the auto loans. If you purchase a security at a premium based on your expectations as to its maturity or weighted average life, and the security pays principal more quickly than you expected, your yield will be reduced. In addition, if you purchase a security at a discount based on your expectations as to its maturity or weighted average life, and the security pays principal more slowly than you expected, your yield will be lower than you anticipated.

 . The yield to maturity on interest only securities will be extremely sensitive to the rate of prepayments on the auto loans. If the auto loans prepay very quickly, the yield on an interest-only security could be dramatically reduced.

 .  The auto loans may be prepaid in full or in part at any time.

 . We cannot predict the rate of prepayments of the loans, which is influenced by a wide variety of economic, social and other factors, including prevailing interest rates, the availability of alternative financing, local and regional economic conditions and certain natural disasters such as floods, hurricanes, earthquakes and tornadoes. Therefore, we can give no assurance as to the level of prepayments that a trust will experience.

 . One or more classes of securities of any series may be subject to optional or mandatory redemption in whole or in part, on or after a specified date, or on or after the time when the aggregate outstanding principal amount of the auto loans or the securities is less than a specified amount or percentage.

 . Since prevailing interest rates are subject to fluctuation, there can be no assurance that you will be able to reinvest these amounts at a yield equaling or exceeding the yield on your securities. You will bear the risk of reinvesting unscheduled distributions resulting from a redemption.

Non-prime auto loan pools will incur higher losses than prime auto loan pools.

Some or all of the assets of a trust may consist of non-prime auto loans. A loan is usually considered non-prime because the borrower has limited income, past credit problems, such as prior bankruptcy or a history of delinquent payments on other debt, or a limited or no credit history. Non-prime loans generally experience a higher rate of delinquency and loss than prime loans.

The added risk presented by non-prime auto loans is considered in structuring the issuances of securities. However, we can give no assurance that the structure established will be adequate to prevent losses to some or all of the securityholders.

Used vehicles included in the auto loan pool may incur higher losses than new autos.

Some or all of the assets of a trust may consist of loans to finance the purchase of used vehicles. Loans for used vehicles may be either prime or non-prime loans. Because the value of a used vehicle is more difficult to determine, upon sale of a repossessed vehicle, a greater loss may be incurred.

Security interests may not be perfected, which could allow others superior rights to the trust assets.

The certificates of title for the financed vehicles may be held by the servicer. The servicer may use the facilities of a third party, off-site document retention service to store the loan contracts or the physical certificates of title. The certificates of title may not be endorsed or amended to identify the secured party. Because this will not be done, the security interests may be defeated through fraud, forgery, negligence or error and will not be perfected in every state. If someone has a security interest in a vehicle that is superior to the interest of the trustee, you could experience delays in payments or a loss on your investment in the securities.

State and federal consumer protection laws may limit collection of principal and interest on the auto loans.

Auto lending is regulated at both the federal and state levels and violations of these laws, policies and principles may limit the ability of the servicer to collect all or part of the amounts due on the auto loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the trust, as the owner of the auto loan, to claims for damages and to administrative enforcement. The occurrence of any of the foregoing could cause losses on your securities.

Defaulted auto loans may result in a delay in payments to securityholders and a loss of your investment.

In the event that the bank or the servicer must repossess and dispose of vehicles to recover scheduled payments due on defaulted auto loans, the trust may not realize the full amount due on an auto loan, or may not realize the full amount on a timely basis. Other factors that may affect the ability of the trust to realize the full amount due on an auto loan include whether endorsements or amendments to certificates of title relating to the vehicles had been filed or such certificates have been delivered to the trustee, whether financing statements to perfect the security interest in the auto loans had been filed, depreciation, obsolescence, damage or loss of any vehicle, and the application of federal and state bankruptcy and insolvency laws. As a result, you may be subject to delays in receiving payments and suffer loss of your investment in the securities.

Insolvency of either or both of the lenders may reduce or delay payments to securityholders.

In some circumstances, an insolvency of the lenders may delay or reduce payments to securityholders. The bank, as a depositary institution, the deposits of which are insured by the Federal Deposit Insurance Corporation, is not subject to the federal bankruptcy laws, but rather to federal laws governing bank insolvency. These laws require that the FDIC become the receiver of the bank in the event of its insolvency. CFC is subject to the federal bankruptcy laws. In the event of the insolvency of either lender, the FDIC, a court or bankruptcy trustee could conclude that the lender still owns the auto loans or that the bank, CFC and the trust are all a single entity for insolvency purposes. If the FDIC, a court or bankruptcy trustee would reach either of these conclusions, you could experience delays in payments or a loss on your investment in the securities.

The lenders will structure the transactions contemplated by this prospectus to guard against the trust property becoming property of the receivership or insolvency estate of either of the lenders. These steps include the creation of one or more separate special purpose finance vehicles, such as the trust, as well as any intermediate special purpose finance vehicle. Each special purpose finance vehicle will be subject to restrictions on the nature of its business and its ability to commence a voluntary bankruptcy case or insolvency proceeding. The lenders believe that the transfer of the automobile loans to a special purpose finance vehicle should be treated as an absolute and unconditional assignment and transfer. However, in the event of an insolvency or receivership of either of the lenders, the FDIC, a court or bankruptcy trustee could attempt to:

 . recharacterize the transfer of the automobile loans by either or both of the lenders to the special purpose finance vehicle as a borrowing by either or both of the lenders from the special purpose finance vehicle or the related securityholders secured by a pledge of the automobile loans; or

 . consolidate the assets of the special purpose finance vehicle with those of either or both of the lenders because either or both of the lenders will own the equity interests of the special purpose finance vehicle.

If a recharacterization attempt is successful, the FDIC, a court or bankruptcy trustee could elect to accelerate payment of the securities and liquidate the automobile loans. Then you may only be entitled to the outstanding principal amount and interest on the securities at the interest rate on the date of payment. A recharacterization attempt, even if unsuccessful, could result in delays in payments to you.

If either attempt is successful, the securities may be accelerated and your recovery could be limited to the then current value of the automobile loans. Consequently, you could lose the right to future payments and you may not receive your anticipated interest and principal on the securities.

Securityholders have no recourse against the lenders or the FDIC for losses.

There is no recourse for losses on these securities against either lender. The securities represent obligations solely of the issuing trust. No securities will be guaranteed by the lenders, the FDIC, or the trustee. Consequently, if payments on the auto loans, and to the extent available, any credit enhancement, are insufficient to pay the securities in full, you have no rights to obtain payment from either lender, the FDIC, or the trustee.

Insurance on vehicles may not be maintained, which may lead to losses on the auto loans.

At the time the lenders originate the auto loans they require that the borrowers have theft and damage insurance on the vehicles. There can be no assurance that the borrower will maintain the insurance coverage on the vehicle. The servicer will not obtain insurance coverage without the consent of the borrower if it learns that a vehicle is uninsured. If an uninsured loss occurs and the borrower defaults on the auto loan at a time when the credit enhancement is not sufficient to ensure payments are made to securityholders, securityholders may be subject to a delay in receiving payments or a loss on their investment in the securities.

The ratings assigned to your securities by the rating agencies may be lowered or withdrawn at any time, which may affect your ability to sell your securities.

The ratings assigned to the securities will be based on, among other things, the adequacy of the assets of the trust and any credit enhancement for a series of securities. Any rating which is assigned may not remain in effect for any given period of time or may be lowered or withdrawn entirely by the rating agencies if, in their judgment, circumstances in the future so warrant. Ratings may also be lowered or withdrawn because of an adverse change in the financial or other condition of a provider of credit enhancement or a change in the rating of a credit enhancement provider's long term debt at any time, which may affect your ability to sell your securities.

Inability of the bank or CFC to purchase auto loans from the trust when a representation or warranty is breached may cause your payments to be reduced or delayed.

If a representation and warranty concerning an auto loan is breached, the transaction documents require either the bank or CFC to purchase the loan from the trust. If either the bank or CFC is unable to purchase such auto loans and no other party is obligated to perform or satisfy these obligations, you may experience losses and delays in receiving payments.

Subordination of certain securities may result in reduced payments to those securities.

Distributions on one or more classes of securities of a series may be subordinated in priority of payment to distributions on one or more other classes of securities. Subordination of a class of securities has the effect of increasing the likelihood of payment on the senior classes of securities in that series and decreasing the likelihood of payment on that subordinated class of securities.

Credit enhancement, if provided, will be limited in both amount and scope of coverage, and may not be sufficient to cover all losses or risks on your investment.

Credit enhancement may be provided in limited amounts to cover some, but not all, types of losses on the auto loans and may reduce over time in accordance with a schedule or formula. Furthermore, credit enhancement may provide only very limited coverage as to some types of losses, and may provide no coverage as to other types of losses. Credit enhancement does not guarantee any specified rate of prepayments, which is one of the principal risks of your investment.
The amount and types of credit enhancement coverage, the identification of any entity providing the credit enhancement, the terms of any subordination and any other information will be described in the accompanying prospectus supplement.

The historical levels of delinquencies and losses experienced by a lender may change significantly in the future.

There can be no assurance that the historical levels of delinquencies and losses experienced by a lender on its respective loan and vehicle portfolio will be indicative of the performance of the auto loans included in a trust or that such levels will continue in the future. Delinquencies and losses could increase significantly for various reasons, including changes in the local, regional or national economies or other events.

Book-entry registration may reduce the liquidity of the securities.

Since transactions in the securities, in most cases can be effected only through DTC, Clearstream, Luxembourg, Euroclear, participating organizations, indirect participants and certain banks, your ability to pledge securities to persons or entities that do not participate in the DTC, Clearstream, Luxembourg or Euroclear systems, or otherwise to take actions in respect of those securities, may be limited due to lack of a physical certificate representing such securities.

Potential delays in receipt of payments on the securities.

You may experience some delay in receipt of payments of interest of and principal on the securities because such payments will be forwarded by the trustee to DTC and DTC will credit such payments to the accounts of its participants, which will thereafter credit them to your accounts either directly or indirectly through indirect participants.

Because the ratings of the securities are dependent upon creditworthiness of the credit enhancement provider, a downgrade of the credit enhancement provider could cause a downgrade of the securities.

The ratings of securities enhanced by a credit enhancement provider will depend primarily on the creditworthiness of the credit enhancement provider. There is a risk that any reduction in any of the credit enhancement provider's financial strength ratings could result in a reduction of the ratings on the securities.

                                   TRUST ASSETS

     We will establish a separate trust to issue each series of securities. The securities will be backed by the property of that issuing trust. The primary asset of each trust will be a pool of auto loans originated or purchased and serviced by the lenders.

     The property of each trust will include:

     . the pool of auto loans for new and used automobiles, vans and light duty trucks;

     .  any amounts in the accounts established for that trust;

     .  security interests in the financed vehicles;

     . rights to proceeds from insurance policies covering the borrowers or the financed vehicles; and

     . rights against one or both of the lenders for breaches of representations or warranties relating to the auto loans.

                                   THE TRUSTEE

     The trustee for each trust will be named in the accompanying prospectus supplement. The trustee's liability in connection with the issuance and sale of the securities is limited to the express obligations of that trustee set out in the trust documents. A trustee may resign at any time, in which event the servicer will be obligated to appoint a successor trustee. In addition, if the trustee ceases to be eligible as trustee pursuant to the trust documents or it becomes insolvent, the trustee may be removed. Any resignation or removal of a trustee will not become effective until acceptance of the appointment by the successor trustee.

                                 USE OF PROCEEDS

     The net proceeds received from the sale of the securities of a given series will be used by the lenders for:

     .  the origination or purchase of additional auto loans;

     .  repayment of indebtedness; and

     .  general working capital purposes.

                                   THE LENDERS

General

     The bank, which is one of the lenders, is a federally chartered stock savings bank. The bank's home office is located at 7926 Jones Branch Drive, McLean, Virginia 22102, and its principal executive office is located at 7501 Wisconsin Avenue, Bethesda, Maryland 20814. Its telephone number is (301) 986-7000. The bank is subject to comprehensive regulation, examination and supervision by the Office of Thrift Supervision within the Department of the Treasury and by the FDIC. Deposits at the bank are fully insured up to $100,000 per insured depositor by the Savings Association Insurance Fund, which is administered by the FDIC. Please refer to the prospectus supplement for the particular series of securities for further information regarding the bank, its assets, capitalization, and regulatory status and the effect of current legislation.

     The other lender, CFC, is a wholly-owned subsidiary of the bank, formed in December 1994 for the purpose of providing automobile financing to applicants who may have experienced certain adverse credit events. Effective November 2000, CFC ceased the origination of non-prime automobile loans.

                 THE AUTOMOBILE FINANCING BUSINESS OF THE LENDERS

Underwriting Procedures

     Each lender originates or purchases the auto loans after it has reviewed each auto loan in accordance with its established underwriting procedures. The prospectus supplement for your series will describe each lender's underwriting procedures in detail; however, some of the current underwriting practices of the lenders are noted below.

     The underwriting procedures of the lenders are designed to provide a basis for assessing the borrower's ability and willingness to repay the loan. In conducting this assessment, the lenders consider the borrower's ratio of debt to income and evaluate the borrower's credit history through a review of a credit report compiled by a recognized consumer credit reporting bureau. The borrower's equity in the collateral and the terms of the loan are also important in the lenders' analysis. The lenders' guidelines are intended only to provide a basis for lending decisions, and, within certain limits, exceptions to such guidelines may be made based upon the credit judgment of the lender. Monthly audits are conducted to ensure compliance with policies and procedures and quality of assets.

     CFC's underwriting guidelines relate to a category of lending in which loans may be made to applicants who have experienced certain adverse credit events (and therefore would not necessarily meet all of the bank's guidelines for its traditional loan program) but who meet certain other creditworthiness tests. These types of loans experience rates of delinquencies, repossessions and losses, especially under adverse economic conditions, which are generally higher than those loans originated under the bank's traditional lending program.

Selection Criteria

     The prospectus supplement will specify the criteria which each lender has used to select the auto loans from its portfolio for transfer to the issuing trust. These criteria may include the following:

     .  original term to maturity;

     .  final maturity date;

     . contracts which provide for level monthly payments that fully amortize the amount financed over the original term (unless otherwise disclosed);

     .  maximum number of days delinquent; and

     . contracts which have an unpaid principal balance of not less than a specified amount as of the given cut-off date.

     Contracts are generally prepayable at any time. The bank can make no prediction as to the actual prepayment experience on the auto loans.

     You should refer to the prospectus supplement for the particular series for additional information with respect to maturity and prepayment considerations, any applicable prepayment penalties, the composition, distribution by the stated annual percentage rate of interest, commonly known as APR, and geographical distribution of the auto loans.

Payment Terms of the Auto Loans

     Each auto loan provides for the allocation of payments according to the simple interest method or the actuarial method. Except for balloon loans described below, the scheduled payment on each auto loan is a fixed level payment that will pay off the full amount over its term assuming the borrower makes no early or late payments.

     Payments on simple interest loans will be applied first to interest accrued through the date immediately before the date of payment and then to unpaid principal. Accordingly, if a borrower makes his payment before its due date, the portion of the payment applied to interest will be less than if the payment had been made on the due date. As a result, the portion of the payment applied to reduce the principal balance will be correspondingly greater, and the principal balance will pay down more rapidly than scheduled.

     Conversely, if a borrower pays an installment after its due date, the portion of the payment applied to interest will be greater than if the payment had been made on the due date and the borrower may be subject to a late charge. As a consequence, the portion of the payment applied to reduce the principal balance will be correspondingly less, and the principal balance will pay down more slowly than scheduled, in which case a larger portion of the principal balance may be due on the final scheduled payment date.

     An actuarial loan provides for principal reduction of the loan over a series of fixed level monthly installments. Each scheduled payment is deemed to consist of an amount of interest equal to 1/12 of the APR of the loan multiplied by the scheduled principal balance of the receivable and an amount of principal equal to the remainder of the scheduled payment. No adjustment is made in the event of early or late payments, although in the case of late payments the borrower may be subject to a late charge.

     A balloon loan is one for which the last scheduled monthly payment is significantly larger than any prior scheduled monthly payment.

     Information with respect to the specific auto loan pool will be set out in the prospectus supplement, including, to the extent appropriate, the composition, the distribution by APR and by the states of residence at origination, the portion of the auto loan pool consisting of actuarial loans and of simple interest loans and the portion of the auto loan pool secured by new vehicles and by used vehicles.

Insurance

     The lenders require that theft and physical damage insurance policies be maintained by the borrowers naming the applicable lender as the loss payee. The lenders maintain insurance coverage (VSI) to protect their interest in case of damage to the collateral in the event of repossession. Additionally, the lenders maintain insurance coverage protecting their interests if the collateral is not located and the loan defaults.

     The lenders maintain fidelity bond coverage insuring against losses through wrongdoing of its officers, employees and agents.

                          DESCRIPTION OF THE SECURITIES

Material Provisions of the Securities

     The securities will be issued in series. The following summaries describe the material provisions of the securities.

     The securities may be offered in the form of certificates representing beneficial ownership interests in the auto loans held by the trust or in the form of notes representing debt secured by the auto loans held by the trust.

     Each series or class of securities may have a different rate of interest, which may be fixed or adjustable.

     The prospectus supplement will specify the interest rate for your series or class of securities, or the initial interest rate and the method for determining subsequent changes to the interest rate.

     A series may include one or more classes of interest only or principal only securities. In addition, a series may include two or more classes that differ as to timing, sequential order, priority of payment, interest rate or amount of distributions of principal or interest or both. Distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated assets of the trust. A series may include one or more classes of securities, as to which accrued interest will not be distributed but rather will be added to the principal or notional balance of the security on each payment date.

     A series of securities may include one or more classes of securities that are senior to one or more classes of subordinate securities in respect of distributions of principal and interest and allocations of losses on the auto loans.

     A series of securities may have a balance that may decrease based on the amortization of auto loans or increase based on principal collections used to purchase additional auto loans.

     Each trust may also issue classes of subordinated equity securities which will represent the right to receive the proceeds of the trust property after all required payments have been made to the holders of all of the senior and subordinate notes or certificates issued by the trust, and following any required deposits to any reserve account that may be established for the benefit of the holders of the notes or certificates. These subordinated classes may constitute what are commonly referred to as the residual interest, the seller's interest or the general partnership interest, depending upon the treatment of the trust for federal income tax purposes. These subordinated classes generally will not have principal and interest components. Any losses suffered by the trust will first be absorbed by the residual class of securities, or as described in the prospectus supplement.

     The prospectus supplement relating to a series of securities will describe the following specific terms of that series, including:

     . the aggregate principal amount, interest rate, and authorized denominations of each class of securities;

     .  a statistical profile of the auto loans backing that series;

     .  the terms of any credit enhancement for that series;

     . a description of other material assets in the trust, including any reserve fund;

     .  the final scheduled distribution date of each class of securities;

     . the method used to calculate the rate at which interest on each class of securities will accrue, the time period during which interest on each class of securities will accrue, the order of priority of the application of interest to the respective classes and the manner of distribution of interest among each class of securities;

     . the method to be used to calculate the amount of principal required to be applied to each class of securities of your series on each payment date, the timing of the application of principal and the order of priority of the application of principal to the respective classes of securities;

     . additional information about the plan of distribution of the securities; and

     .  the federal income tax characterization of the securities.

General Payment Terms of Securities

     Securityholders will be entitled to receive payments on their securities on specified payment dates. Payment dates will occur monthly, quarterly, semi-annually or as described in the prospectus supplement.

     The prospectus supplement will describe a record date for each payment date, as of which the trustee or its paying agent will fix the identity of the securityholders for the purpose of receiving payments on that payment date. The prospectus supplement and the agreements will describe a period, known as the collection period, prior to each payment date. Interest accrued and paid and principal collected on the auto loans during a collection period will be required to be remitted by the servicer to the trustee prior to the payment date and will be used to distribute payments to securityholders on that payment date.

     None of the securities or the auto loans will be guaranteed or insured by any governmental agency or instrumentality, the lenders, the servicer, the trustee, or any of their respective affiliates.

Payment Date Distributions

     On each payment date, distributions of principal and interest or, where applicable, of principal only or interest only, on each class of securities will be made either by the trustee or a paying agent appointed by the trustee, to the persons who are registered as securityholders at the close of business on the record date. Interest that accrues and is not payable on a class of securities may be added to the principal balance of each security of the class. Distributions will be made in immediately available funds, by wire transfer or otherwise, to the account of a securityholder. If the securityholder has notified the trustee or the paying agent, as the case may be, and the agreements provide, payment may be in the form of a check mailed to the address of the person entitled thereto as it appears on the register. The final payment distribution upon retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee specified in the notice to securityholders of the final distribution.

Determination of Principal and Interest on the Securities

     The method of determining, and the amount of, distributions of principal and interest, or principal only or interest only, on a particular series of securities will be described in the prospectus supplement. Each class of securities, except for principal only securities, may bear interest at a different interest rate. Interest on the securities will be calculated either on the basis of a 360-day year consisting of twelve 30-day months, on the basis of the actual number of days in the interest period over 360, or on the basis of the actual number of days in the interest period over 365 or 366, as the case may be.

     On each payment date, the trustee or the paying agent will distribute to each securityholder an amount equal to the percentage interest represented by the security held by the holder multiplied by the total amount to be distributed on that payment date on account of that class.

     For a series of securities that includes two or more classes, the timing, sequential order, priority of payment, amount of distributions in respect of principal, any schedule or formula or other provisions applicable to the determination of distributions among multiple classes of senior securities or subordinate securities will be described in the prospectus supplement.

     Prior to each payment date the trustee will determine the amounts of principal and interest which will be due to securityholders on that payment date. If the amount then available to the trustee is insufficient to cover the amount due to securityholders, the trustee will be required to notify the credit enhancement provider, if there is one for that series providing credit enhancement for this type of deficiency. The credit enhancement provider, in this case, will then be required to fund the deficiency.

Soft Bullets

     Since the auto loan pools which will back the securities will generate principal collections in each period, and will have unpredictable amortization rates, the securities will generally not be structured as "bullet" maturities similar to corporate debt, meaning a debt security which pays interest in all periods but principal only in a single payment at maturity.

     However, a trust may enter into forward purchase or liquidity arrangements which result in a security not unlike "bullet maturity" corporate debt. These securities, commonly known as soft bullets, typically have interest payments due in all periods and a single principal payment due on a date certain, but the payment of that principal on that date certain may be dependent on the trust's ability at the time to issue refunding debt, or to access the liquidity lines. If the refunding debt cannot be issued, or if the liquidity lines cannot be accessed, the securities will then begin to amortize in each period until final maturity.

Fixed Rate Securities

     Each class of securities may bear interest at an annual fixed rate or at a variable or adjustable rate per annum, as more fully described below and in the prospectus supplement. Each class of fixed rate securities will bear interest at the applicable interest rate specified in the prospectus supplement.

Floating Rate Securities

     Each class of floating rate securities will bear interest for each related interest period at a rate per annum determined by reference to an interest rate index, commonly known as the base rate, plus or minus a spread, if any, or multiplied by a spread multiplier, in each case as specified in the prospectus supplement. The spread is the percentage above or below the base rate at which interest will be calculated that may be specified in the prospectus supplement as being applicable to such class, and the spread multiplier is the percentage that may be specified in the prospectus supplement as being applicable to such class.

     The prospectus supplement will designate a base rate for a given floating rate security based on the London interbank offered rate, commonly called LIBOR, eurodollar synthetic forward rates, commercial paper rates, federal funds rates, U.S. Government treasury securities rates, negotiable certificates of deposit rates or another rate as set forth in the prospectus supplement.

     As specified in the prospectus supplement, floating rate securities may also have either or both of the following, in each case expressed as an annual rate: (1) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period, which may be an available funds cap rate and
(2) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. The interest rate on either type of security will not be higher than the maximum rate permitted by applicable law.

     Each trust that issues a class of floating rate securities will appoint and enter into agreements with a calculation agent to calculate interest rates on each class of floating rate securities. The prospectus supplement will set forth the identity of the calculation agent for each such class of floating rate securities which may be the trustee for the series. All determinations of interest by the calculation agent will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of floating rate securities of a given class.

     The trust may also include a derivative arrangement for any series or any class of securities. A derivative arrangement may include a guaranteed rate agreement, a maturity liquidity facility, a tax protection agreement, an interest rate cap or floor agreement, an interest rate or currency swap agreement or any other similar arrangement.

Indexed Securities

     Any class of securities may consist of securities in which the indexed principal amount, the principal amount payable at the final scheduled distribution date for such class is determined by reference to a measure, commonly known as an index, which will be related to one of the following:

     . the difference in the rate of exchange between United States dollars and a currency or composite currency specified in the prospectus supplement;

     .  the difference in the price of a specified commodity on specified dates;

     . the difference in the level of a specified stock index which may be based on U.S. or foreign stocks, on specified dates; or

     . such other objective price or economic measure as is described in the prospectus supplement.

     The manner of determining the indexed principal amount of an indexed security and historical and other information concerning the applicable index will be set forth in the prospectus supplement, together with information concerning tax consequences to the holders of such indexed securities.

     If the determination of the indexed principal amount of an indexed security is based on an index calculated or announced by a third party and that third party either suspends the calculation or announcement of that index or changes the basis upon which that index is calculated, then that index shall be calculated for purposes of such indexed security by an independent calculation agent named in the prospectus supplement on the same basis, and subject to the same conditions and controls, as applied to the original third party. If for any reason that index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then the indexed principal amount of that indexed security will be calculated in the manner set out in the prospectus supplement. Any determination of the independent calculation agent shall in the absence of manifest error be binding on all parties.

     Interest on an indexed security will be payable based on the amount designated in the prospectus supplement as the face amount of that indexed security. The prospectus supplement will describe how the principal amount of the related indexed security, if any, would be paid upon redemption or repayment prior to the applicable final scheduled distribution date.

Scheduled Amortization Securities; Companion Securities

     The securities may include one or more classes of scheduled amortization securities and companion securities. Scheduled amortization securities are securities for which payments of principal are to be made in specified amounts on specified payment dates, to the extent of funds being available on that payment date. Companion securities are securities which receive payments of all or a portion of any funds available on a given payment date which are in excess of amounts required to be applied to payments on scheduled amortization securities on such payment date. Because of the manner of application of payments of principal to companion securities, the weighted average lives of companion securities of a series may be expected to be more sensitive to the actual rate of prepayments on the auto loans in the related trust than will the scheduled amortization securities of that series.

Maturity and Prepayment Considerations

     The weighted average life of the securities will be influenced by the rate at which the principal of the auto loans backing those securities are paid. Payment on the auto loans may be in the form of scheduled payments or prepayments.

     Prepayments will shorten the weighted average life of the securities. The rate of prepayments on the auto loans may be influenced by a variety of economic, financial and other factors. In addition, under various circumstances, the lender or servicer will be obligated to acquire auto loans from the trust as a result of breaches of representations and warranties. Any reinvestment risks resulting from a faster or slower rate of principal repayment on the securities will be borne entirely by the securityholders.

     Each prospectus supplement will set forth additional information about the maturity and prepayment considerations applicable to a particular pool of auto loans and series of securities.

Yield Considerations

     The yield to maturity of a security will depend on the price paid, its interest rate and the rate of payment of principal on the security or on its notional amount, if the security is not entitled to payments of principal, as well as other factors.

     A class of securities may be entitled to variable payments of interest at a fixed, maximum interest rate, commonly referred to as an available funds cap, which is calculated based on the weighted average APR of the auto loan pool minus any interest strips retained by the originator and all trust fees, if specified in the prospectus supplement, or at another maximum interest rate as may be described in the prospectus supplement.

     The yield to maturity of the securities may be adversely affected by a higher or lower than anticipated rate of prepayments on the auto loans. If you purchase a security at a premium based on your expectations as to its maturity or weighted average life, and the security pays principal more quickly than you expected, your yield will be reduced. In addition, if you purchase a security at a discount based on your expectations as to its maturity or weighted average life, and the security pays principal more slowly than you expected, your yield will be lower than you anticipated.

     The yield on the securities also will be affected by liquidations of auto loans following borrowers' defaults, receipt of proceeds from credit life, credit disability or casualty insurance policies and by repurchases of auto loans in the event of breaches of representations or warranties. The yield to maturity on some types of securities, including interest only and principal only securities, and securities in a series including more than one class, may be relatively more sensitive to the rate of prepayment on the auto loans than other classes of securities.

     The timing of changes in the rate of principal payments on or repurchases of the auto loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. As a result, the effect on an investor's yield of principal payments and repurchases occurring at a rate higher, or lower, than the rate anticipated by the investor during the period immediately following the issuance of a series of securities would not be fully offset by a subsequent like reduction or increase in the rate of principal payments.

Book-Entry Registration

     The securities are sometimes referred to in this prospectus as book-entry securities. No person acquiring an interest in the book-entry securities will be entitled to receive a definitive security representing an obligation of, or interest in, the trust, except under the limited circumstances described in this prospectus. Beneficial owners may elect to hold their interests through the Depository Trust Company, commonly known as DTC, in the United States, or Clearstream Banking, societe anonyme, commonly known as Clearstream, Luxembourg, or the Euroclear System, in Europe. Transfers within DTC, Clearstream, Luxembourg or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of that system. So long as the securities are book-entry securities, they will be evidenced by one or more securities registered in the name of Cede & Co., which will be the holder of those securities, as the nominee of DTC or one of the relevant depositaries. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream, Luxembourg or Euroclear, on the other, will be effected in DTC through The Chase Manhattan Bank, the relevant depositories of Clearstream, Luxembourg or Euroclear, respectively, and each participating member of DTC.
The securities will initially be registered in the name of Cede & Co. The interests of the holders of those securities will be represented by book-entries on the records of DTC and participating members thereof. All references in this prospectus to any securities reflect the rights of beneficial owners only as those rights may be exercised through DTC and its participating organizations for so long as those securities are held by DTC.

     The beneficial owners of securities may elect to hold their securities through DTC in the United States, or Clearstream, Luxembourg or Euroclear in Europe if they are participants in these systems, or indirectly through organizations which are participants in these systems. The book-entry securities will be issued in one or more securities per class of securities which in the aggregate equal the outstanding principal balance of the related class of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. The Chase Manhattan Bank will act as depositary for Clearstream, Luxembourg and Morgan Guaranty Trust Company of New York will act as depositary for Euroclear. Investors may hold beneficial interests in the book-entry securities in minimum denominations representing principal amounts of $1,000. Except as described below, no beneficial owner will be entitled to receive a physical or definitive security representing that security. Unless and until definitive securities are issued, it is anticipated that the only holder of these securities will be Cede & Co., as nominee of DTC. Beneficial owners will not be "holders", "noteholders" or "certificateholders", as the case may be, as those terms are used in the trust documents. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

     The beneficial owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of such book-entry security will be recorded on the records of DTC or on the records of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of securities. Participants include securities brokers and dealers, including the underwriter, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of book-entry securities, such as the securities, among participants on whose behalf it acts with respect to the book-entry securities and to receive and transmit distributions of principal of and interest on the book-entry securities. Participants and indirect participants with which beneficial owners have accounts with respect to the book-entry securities similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective beneficial owners.

     Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry securities may do so only through participants and indirect participants. In addition, beneficial owners will receive all distributions of principal and interest from the trustee, or a paying agent on behalf of the trustee, through DTC participants. DTC will forward these distributions to its participants, which thereafter will forward them to indirect participants or beneficial owners. Beneficial owners will not be recognized by the trustee, the servicer or any paying agent as holders of the securities, and beneficial owners will be permitted to exercise the rights of the holders of the securities only indirectly through DTC and its participants.

     Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Credits or any transactions in these securities settled during that processing will be reported to the relevant Clearstream, Luxembourg or Euroclear participants on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between participants will conform with DTC rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will conform with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to the European depositaries.

     Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream, Luxembourg holds securities for its participant organizations and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in Clearstream, Luxembourg in any of 38 currencies, including United States dollars. Clearstream, Luxembourg provides to its Clearstream, Luxembourg participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream, Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream, Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream, Luxembourg is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating both the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 37 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear Clearance. Euroclear Clearance establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

     Distributions on the book-entry securities will be made on each distribution date by the trustee to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of those payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing payments to the beneficial owners of the book-entry securities that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry securities that it represents.

     Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, since those payments will be forwarded by the trustee to Cede & Co., as nominee of DTC.
Distributions with respect to securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions on those book-entry securities, may be limited due to the lack of physical securities for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical securities.

     Monthly and annual reports on the trust provided by the trustee to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose DTC accounts the book-entry securities of the beneficial owners are credited.

     DTC has advised the lenders and the servicer that it will take any action permitted to be taken by a holder of the securities under the trust documents only at the direction of one or more participants to whose accounts with DTC the book-entry securities are credited. Additionally, DTC has advised the lenders that it will take such actions with respect to specified percentages of voting rights only at the direction of and on behalf of participants whose holdings of book-entry securities evidence such specified percentages of voting rights. DTC may take conflicting actions with respect to percentages of voting rights to the extent that participants whose holdings of book-entry securities evidence such percentages of voting rights authorize divergent action.

     None of the trust, the lenders, the servicer, any credit enhancement provider or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Definitive Securities

     The securities, which will be issued initially as book-entry securities, will be converted to definitive securities and reissued to beneficial owners or their nominees, rather than to DTC or its nominee, only if:

     . DTC or the servicer advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry securities and DTC or the servicer is unable to locate a qualified successor; or

     . the trustee, at its option, elects to terminate the book-entry system through DTC.

     If any event described in the preceding paragraph occurs, DTC will be required to notify all participants of the availability through DTC of definitive securities. Upon delivery of definitive securities, the trustee will reissue the book-entry securities as definitive securities to beneficial owners or their nominees. Distributions of principal of, and interest on, the book-entry securities will thereafter be made by the trustee, or a paying agent on behalf of the trustee, directly to holders of definitive securities in accordance with the procedures set forth in the trust documents.

     Definitive securities will be transferable and exchangeable at the offices of the trustee or the registrar. No service charge will be imposed for any registration of transfer or exchange, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Credit and Cash Flow Enhancements

     The amounts and types of credit enhancement arrangements, if any, and the credit enhancement provider, for each class of securities will be detailed in the related prospectus supplement. Credit enhancement may be in the form of:

     .  an insurance policy;

     .  subordination of one or more classes of securities;

     .  reserve accounts;

     .  yield maintenance accounts;

     .  overcollateralization;

     .  letters of credit;

     .  credit or liquidity facilities;

     .  third party payments or other support;

     .  surety bonds;

     .  guaranteed cash deposits;

     .  swap contracts, including interest rate and currency swaps; or

     .  other arrangements or any combination of two or more of the above.

     Credit enhancement may cover one or more classes of the series. Credit enhancement for any class or series of securities is intended to enhance the likelihood that securityholders of that class or series will receive the full amount of principal and interest due and to decrease the likelihood that the securityholders will experience losses. Credit enhancement for a class or series of securities will not provide protection against all risks of loss and may not guarantee repayment of the entire principal balance and interest. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies. In addition, if a form of credit enhancement covers more than one series of securities, securityholders of those series will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other series.

                               THE TRUST DOCUMENTS

     Each series of securities will be issued under one or more trust documents which term refers to pooling and servicing agreements, trust documents, receivables purchase agreements, sale and servicing agreements and indentures which will establish the trust, transfer the auto loans, provide for the servicing of the auto loans and issue the securities. The following paragraphs describe the material provisions common to the trust documents. A more detailed discussion of the trust documents governing your specific series will appear in the prospectus supplement.

Sale of Auto Loans by the Lenders to the Trust

     Each of the lenders will sell to the issuing trust all of the lender's right, title and interest in and to all of the auto loans. These sales may occur as direct transfers from one or both of the lenders to the issuing trust, or as indirect transfers from one or both lenders to a transferee that then transfers the loans to the issuing trust. Indirect transfers can be structured as a transfer by one or both lenders to a special purpose finance vehicle, which in turn transfers the auto loans to the issuing trust. This type of indirect transfer may be used if the lenders intend to have the transfer of the loans treated as a sale of the loans on the lenders' financial statements. The type of entity used as the special purpose finance vehicle and its ownership structure will be determined by the Bank based on factors including accounting and bank regulatory requirements applicable to the Bank. Indirect transfers may also take the form of a transfer of auto loans by one lender to the other lender, which then transfers all of the auto loans to the issuing trust. The applicable prospectus supplement will identify the type of transfer to be made and, if a special purpose finance vehicle is to be used for an indirect transfer, will include information regarding the type of entity and its ownership structure.

     Each of the lenders will indicate in their computer files that the auto loans have been sold to the trust. The lenders, in their capacities as servicer or subservicer, may retain possession of the records and agreements relating to the auto loans. The servicer may use the facilities of a third party, off-site document retention service to store the loan contracts or the physical certificates of title. The records and agreements will not be segregated by the lenders from other documents and agreements relating to other auto loans and are not stamped or marked to reflect the sale or transfer of the auto loans to the trust. However, the computer records of the lenders will be marked to evidence the sale or transfer. The lenders will file UCC financing statements meeting the requirements of applicable state law and in each of the jurisdictions in which these filings are required in order to maintain the lien priority of the auto loans.

     All of the auto loans transferred to an issuing trust will be identified in a schedule of auto loans delivered to the trustee. The net proceeds received from the sale of the securities will be used by the trust to purchase the auto loans and, if applicable, to deposit the pre-funded amount into the pre-funding account and the initial deposit into the reserve account. The prospectus supplement for a series of securities will specify whether, and if, the terms, conditions and manner under which subsequent auto loans for the series will be acquired by the applicable trust from time to time during any pre-funding period.

Representations and Warranties of the Lenders; Repurchase Obligation

     In the trust documents, one or both of the lenders, will represent and warrant to the issuing trust to the effect, among other things, that:

     . the information provided with respect to the auto loans is correct in all material respects;

     . the borrower on each auto loan is required to obtain physical damage and theft insurance in accordance with the related lender's normal requirements;

     . at the date of issuance of the securities, the auto loans are free and clear of all security interests, liens, charges, and encumbrances and no setoffs, defenses, or counterclaims against the bank have been asserted or threatened (other than the interest of the trustee);

     . on the closing date, each of the auto loans is or will be secured by a first priority perfected security interest in the vehicle in favor of the applicable lender; and

     . each auto loan, at the time it was originated or purchased, complied, and on the closing date complies, in all material respects, with applicable federal and state laws, including consumer credit, truth in lending, equal credit opportunity, and disclosure laws.

     Some of the representations and warranties will only be made to the best knowledge of the lenders.

     If the bank or CFC breaches the representations and warranties relating to the auto loans and the financed vehicles in a manner that materially and adversely affects any auto loan or the interests of the securityholders or a credit enhancement provider, the bank or

CFC will be obligated, unless the breach is cured, to repurchase the auto loans from the trust. The bank or CFC will be obligated to repurchase the auto loans if its breach is not cured by the last day of the calendar month following the discovery by or notice to the lenders of the breach.

     In addition, the prospectus supplement will specify if the lenders may from time to time reacquire certain auto loans or substitute other auto loans for such auto loans subject to the provisions of the trust documents.

Accounts

       Collection Account

     With respect to your series of securities, the servicer will establish and maintain a collection account. The collection account will be one or more accounts, in the name of the trustee on behalf of the securityholders, into which all payments made on or with respect to the auto loans will be deposited.

       Distribution Account

     The prospectus supplement for a series of securities will specify whether the servicer will also establish and maintain a distribution account with the trustee. The distribution account will be one or more separate accounts in the name of such trustee on behalf of such securityholders. Amounts withdrawn from the collection account and any reserve account or received under other credit enhancement, if any, for distribution to such securityholders will be deposited in the distribution account. Distributions will be made to the securityholders from the distribution account.

       Yield Maintenance Account

     The trust documents may provide for the establishment and maintenance of a yield maintenance account in order to provide payments to securityholders in those cases where the APR of auto loans is less than the required rate.

     The trust documents will describe if money on deposit in the yield maintenance account may be invested in eligible investments and if investment earnings on funds in a yield maintenance account will be deposited into the yield maintenance account.

     If a yield maintenance account is established with respect to securities which have a pre-funding feature, on each subsequent transfer date the bank will deposit into the yield maintenance account an additional yield maintenance amount in respect of auto loans having an APR less than the required rate.

     Any other accounts to be established with respect to a trust, including any reserve account, will be described in the prospectus supplement for your series.

     The collection account, the distribution account, any reserve account and any other accounts established by the servicer are referred to as trust accounts. For any series of securities, funds in the collection account, the distribution account, any reserve account and other identified trust accounts shall be invested in eligible investments as directed by the trust documents for your series.

     Eligible investments are generally limited to investments acceptable to the rating agencies as being consistent with the rating of such securities.
Eligible investments may include securities issued by the bank, the servicer or their respective affiliates or other trusts created by the bank or its affiliates. Eligible investments are limited to obligations or securities that mature not later than the business day immediately preceding the distribution date, or are otherwise subject to demand withdrawal. Investment earnings on funds deposited in the applicable trust accounts, net of losses and investment expenses may be retained in the related account, deposited in one particular account, or released to the lenders or the servicer, as provided in the trust documents.

     The trust accounts will generally be maintained as eligible deposit accounts and the accompanying prospectus supplement will specify if this is not the case.

     An eligible deposit account is an account that is either

     . a segregated account with a depository institution organized under the laws of the United States or any of the states which depository at the time of any deposit therein has a net worth in excess of $50,000,000 and a long-term debt rating acceptable to the rating agencies or a short-term deposit obligation rating acceptable to the rating agencies, or

     . a segregated trust account with the corporate trust department of a depository organized under the laws of the United States or any one of the states, and acting as a trustee for funds deposited in the account, so long as any of the unsecured, unguaranteed senior debt securities of the depository shall have a long-term debt rating acceptable to the rating agencies.

Mandatory Repurchase of Auto Loans

     If the bank or CFC breaches the representations and warranties relating to the auto loans and the financed vehicles in a manner that materially and adversely affects any auto loan or the interests of the securityholders or a credit enhancement provider, the bank or CFC will be obligated, unless the breach is cured, to repurchase the auto loans from the trust. The bank or CFC will be obligated to repurchase the auto loans by paying the purchase amount if the breach by the bank or CFC is not cured by the end of the cure period. The repurchase obligation is the only remedy available to the securityholders or the trustee against the bank or CFC for any uncured breach.

     The purchase amount of any auto loan is determined at the time of the particular distribution date and is equal to:

     . the outstanding principal balance of the auto loan in question as of the last day of the preceding collection period, plus

     . the amount of accrued and unpaid interest on the auto loan's outstanding principal balance at the related APR through the date the auto loan is purchased, after giving effect to the receipt of monies collected on the auto loan in that preceding collection period.

The Servicer

     The prospectus supplement for your series will name the servicer under the trust documents. The entity serving as servicer may be the bank or an affiliate of the bank and may have other business relationships with the bank or the bank's affiliates. The servicer with respect to your series will service the auto loans constituting the trust property for that series. Any servicer may delegate its servicing responsibilities to one or more sub-servicers, but will not be relieved of its liabilities with respect to servicing.

     To assure uniform quality in servicing the auto loans and to reduce administrative costs, the trustee may appoint the servicer as initial custodian of the auto loans. The servicer, in its capacity as custodian, will hold the auto loans and all electronic entries, documents, instruments and writings relating to the auto loans, commonly referred to as a receivables file, either directly or through sub-servicers, on behalf of the trustee for the benefit of securityholders and any credit enhancement provider. The loan contracts or the certificates of title may be held by an unaffiliated document retention service, or in some cases may be held by the trustee or its custodian other than the servicer. In addition, the servicer may designate CFC to act as custodian with respect to the receivables files relating to the CFC auto loans.

Servicing Procedures

     The auto loans will be serviced by a servicer pursuant to the trust documents. The servicer may designate CFC or another entity to act as sub-servicer with respect to the CFC auto loans, although such designation will not relieve the servicer from its servicing obligations with respect to such CFC auto loans. Each trust document will require that servicing of the auto loans by the servicer shall generally be carried out in the same manner in which it services auto loans and vehicles held for its own account. In performing its duties thereunder, the servicer will act on behalf and for the benefit of the related trustee, subject at all times to the provisions of the trust documents, without regard to any relationship which the servicer or any affiliate of the servicer may otherwise have with a borrower.

     The servicer, as an independent contractor on behalf of the related trustee and for the benefit of the securityholders and any credit enhancement provider, will be responsible for managing, servicing and administering the auto loans and enforcing and making collections on the auto loans and any insurance policies and for enforcing any security interest in any of the vehicles, all as set forth in the trust documents. The servicer's responsibilities will include collecting and posting of all payments, responding to inquiries of borrowers, investigating delinquencies, accounting for collections, furnishing monthly and annual statements to the trustee and any credit enhancement provider, with respect to distributions, providing appropriate federal income tax information for use in providing information to securityholders, collecting and remitting sales and property taxes on behalf of taxing authorities and maintaining the perfected security interest of the related lender in the vehicles.

Servicer Covenants

     The servicer will covenant in the trust documents that:

     . the vehicle securing each auto loan will not be released from the security interest granted by the contract in whole or in part, except as contemplated by the trust documents;

     . the servicer will not impair in any material respect the rights of the trust or the securityholders in the auto loans under any agreements pursuant to which the lender acquired the auto loans; and

     . except in the case of bankrupt borrowers, where the court has ordered a change in the amount financed under an auto loan or in the APR of an auto loan or scheduled payment of an auto loan, the servicer will not increase or decrease the amount of payments or the amount financed under an auto loan, or change the APR of an auto loan; provided, however, that the servicer may extend any auto loan for credit-related reasons that would be acceptable to the servicer with respect to retail installment sales or finance contracts and installment loans serviced by it for its own account in accordance with its customary standards.

     However, if the cumulative extensions with respect to any auto loan cause the term of that auto loan to extend beyond the last day of the collection period immediately preceding the latest final scheduled distribution date with respect to the related securities, then the servicer shall be obligated to purchase that auto loan as of the last day of the collection period following the collection period in which the extension was made or, if the servicer chooses, as of the last day of the collection period during which the extension was made or earlier under certain circumstances.

     If the servicer breaches any covenant described above in a way that materially and adversely affects an auto loan or the interests of the trust, the securityholders or a credit enhancement provider in the auto loan, the servicer, unless such breach has been cured by the last day of the collection period following the collection period during which the servicer became aware of, or received written notice of, such breach, will be required to purchase as of such day (or, if the servicer chooses, as of the last day of the collection period during which such breach was discovered) the auto loan from the trustee for the purchase amount. The servicer will pay the purchase amount on the determination date in the subsequent collection period or earlier under certain circumstances. The purchase obligation will constitute the sole remedy available to the securityholders, any credit enhancement provider or the trustee against the servicer for any such uncured breach.

Defaulted Auto Loans

     The trust documents will also require the servicer to charge off an auto loan as a defaulted auto loan in accordance with its customary standards and to follow those normal collection practices and procedures as it deems necessary or advisable, and that are consistent with the standard of care required by the trust documents to realize upon any auto loan. The servicer may sell the vehicle securing a defaulted auto loan at a judicial sale or take any other action permitted by applicable law. In connection with the servicing of auto loans, the servicer has the right to sell any defaulted auto loan. The net proceeds of any realization of a defaulted auto loan will be deposited into the collection account.

Servicing Compensation and Payment of Expenses

     For its servicing of the auto loans, the servicer will be entitled to retain a servicing fee from collections on the auto loans. The details of the servicing fee will be provided in each prospectus supplement. A portion of the servicing fee may be paid over by the servicer to CFC or any other sub-servicer with respect to its sub-servicing of the CFC auto loans.

     All costs of servicing the auto loans in the manner required by the trust documents shall be borne by the servicer, but the servicer shall be entitled to retain, out of any amounts actually recovered with respect to any defaulted auto loan or the vehicles subject thereto, the servicer's actual out-of-pocket expenses reasonably incurred with respect to the defaulted auto loan or vehicle.

Indemnification

     The trust documents will provide that the servicer will defend, indemnify and hold harmless the trustee, the trust, the securityholders, and any credit enhancement provider against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, reasonably incurred, arising out of or resulting from the use, repossession or operation by the servicer or any affiliate thereof of any vehicles; provided, however, that the servicer will have no obligation to indemnify any person or entity against any credit loss on any auto loan serviced by the servicer in accordance with the requirements of the trust documents. The servicer will also defend, indemnify, and hold harmless the trust, the trustee and its officers, directors, employees and agents, and any credit enhancement provider from and against any loss, liability, expense, damage or injury, including any judgment, award, settlement and other costs or expenses incurred in connection with the defense of any action, proceeding or claim, to the extent such loss, liability, expense, damage or injury arises out of, or is imposed upon such persons through, the willful misfeasance, bad faith or negligence of the servicer in the performance of its duties or by reason of its reckless disregard of its obligations and duties as servicer under the trust documents. The bank's obligations, as servicer, to indemnify the trust and the securityholders for acts or omissions of the bank as servicer will survive the removal of the servicer but will not apply to any acts or omissions of a successor servicer.

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

Evidence as to Compliance

     The trust documents will require the servicer to deliver an officers' certificate to the trustee confirming that a review of the activities of the servicer during the period specified in the related prospectus supplement and of its performance under the trust documents has been made under the officers' supervision and that, to the best of the officers' knowledge and based on that review, the servicer has fulfilled all of its obligations under the trust documents throughout such period. If there has been a default in the fulfillment of any obligation, the certificate will specify the nature and status of each default known to the officers.

     The prospectus supplement shall specify if the servicer shall cause a firm of independent certified public accountants (who may also render other services to the servicer) to deliver to the trustee an annual written statement to the effect that such firm has read the monthly servicer's certificates delivered pursuant to the trust documents and reviewed the servicing of the auto loans by the servicer. The annual statement will confirm that the review (1) included evaluations of servicing practices relating to automobile, light duty truck and van loans serviced for others in accordance with the requirements of the trust documents, and (2) except as described in the report, disclosed no exceptions or errors in the records relating to automobile, light duty truck and van loans serviced for others that, in the firm's opinion, industry practice requires the accounting firm to report.

Certain Matters Regarding the Servicer

     The servicer may not resign from its obligations and duties as servicer under the trust documents, unless it is determined that the servicer's performance of its duties is no longer permissible under applicable law. The servicer's resignation will not become effective until the related trustee or a successor servicer has assumed the servicer's servicing obligations and duties under the trust documents.

     Neither the servicer nor any of its respective directors, officers, employees, or agents shall be under any liability to the trustee or the securityholders for taking any action or for refraining from taking any action pursuant to the trust documents, or for errors in judgment; provided, however, that neither the servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the trust documents will provide that the servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the trust documents and that, in its opinion, may cause it to incur any expense or liability.

     Under the circumstances specified in the trust documents, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer or, with respect to its obligations as servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the servicer, will be the successor to the servicer under the trust documents.

Servicer Default

     A servicer default under the trust documents defining its servicing obligations will consist of the occurrence and continuance of any of the following:

     . any failure by the servicer to deliver to the trustee the servicer's certificate or to deliver to the trustee for distribution to the securityholders any required payment, if the failure continues unremedied for more than the number of days specified in the prospectus supplement after the servicer receives written notice from (1) the trustee, or the holders of a specified percentage of the related securities, provided the consent of any credit enhancement provider is obtained, or (2) any credit enhancement provider;

     . any failure by the servicer duly to observe or perform in any material respect any other covenant or agreement of the servicer in the trust documents, if the failure materially and adversely affects the rights of the securityholders and continues unremedied for more than the number of days specified in the prospectus supplement after written notice of the failure is given (1) to the servicer by the trustee and by the credit enhancement provider, (2) to the servicer and to the trustee by a specified percentage of the related securityholders and by the credit enhancement provider or (3) to the servicer by the credit enhancement provider; and

     . any events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the servicer and certain actions by the servicer indicating its insolvency or inability to pay its obligations.

Removal of the Servicer

     The servicer can generally only be removed if a servicer default has occurred and has not been remedied. The prospectus supplement will specify if this is not the case. If a servicer default has occurred and remains unremedied, the trustee, acting at the direction of the controlling parties, may give written notice to the servicer of the termination of all of the rights and obligations of the servicer under the trust documents providing for the servicing of the auto loans. On and after the time the servicer receives a notice of termination, the trustee will be the successor in all respects to the servicer in its capacity as servicer of the auto loans under the trust documents. If the trustee is unwilling to act as successor servicer, the trustee may, and if it is unable to act as successor servicer, the trustee shall be obliged to, appoint, or petition a court of competent jurisdiction for the appointment of a successor servicer to act as successor to the outgoing servicer under the trust documents. The controlling parties of a series will be the provider of any credit enhancement for that series, if that provider is not in default, or, if there is no credit enhancement provider for that series, or if the credit enhancement provider is in default, then the holders of securities of that series representing more than 50%, or in some cases, 66 2/3%, of the voting rights of that series.

Amendment

     If it will not materially adversely affect the securityholders, the trust documents may be amended, without the consent of the related securityholders, for the purpose of adding, changing or eliminating any provisions or of modifying in any manner the rights of the securityholders. The trust documents may also be amended by the bank, the servicer, and the trustee with the consent of securityholders evidencing at least a majority of the voting rights of the then outstanding securities for the purpose of adding, changing in any manner, or eliminating any provisions of the trust documents, including provisions that would adversely affect the ratings of the securities; but no amendment may, without the consent of all securityholders, (1) increase or reduce the amount or priority of, or accelerate or delay the timing of, collections on the related auto loans or distributions that are required to be made for the benefit of the securityholders or (2) reduce the percentage of securities which are required to consent to any amendment.

Events of Default

     Any of the following will be an event of default for a series of securities which includes notes:

     . a default in the payment of any interest on any note that, when it becomes due and payable, continues for a period of five days;

     . a default in the payment of the outstanding principal balance of a class of notes of that series on the scheduled maturity date of the class, that continues for a period of five days;

     . a default in the observance or performance of any covenant or agreement of the trust made in the trust documents for that series, or any representation or warranty of the trust made in the indenture or in any certificate or other writing delivered under the indenture proving to have been incorrect in any material respect as of the time when made which has a material adverse effect on note owners, and the default shall continue or not be cured, for a period of 30 days (or in some cases, 90 days) after notice is given to the trust by the trustee or to the trust and the trustee by the holders of at least 25% of the principal amount of the notes of that series then outstanding, specifying the default or incorrect representation or warranty;

     . the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the trust or any substantial part of the trust assets in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the trust or for any substantial part of the trust assets, or ordering the winding-up or liquidation of the trust's affairs, and the decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

     . the commencement by the trust of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the trust to the entry of an order for relief in an involuntary case, or the consent by the trust to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the trust or for any substantial part of the trust assets, or the making by the trust of any general assignment for the benefit of creditors, or the failure by the trust generally to pay its debts as those debts become due, or the taking of any action by the trust in furtherance of any of the foregoing.

     The amount of principal required to be paid to noteholders on any payment date will be limited to amounts available to be deposited in the account. Therefore, the failure to pay principal on a class of notes will not result in the occurrence of an event of default until the scheduled maturity date for that class of notes.

Rights upon an Event of Default

     If there is an event of default due to late payment or nonpayment of interest or principal on a note, interest will continue to accrue on the principal and the overdue interest at the applicable interest rate on the note until the overdue principal and interest is paid. If an event of default for a series occurs and continues, the trustee, acting at the direction of the controlling parties, shall declare the principal of the notes to be immediately due and payable. The declaration may, under some circumstances, be rescinded by the controlling parities.

     If the notes are accelerated following an event of default in that series, the trustee may, at the direction of the controlling parties with the right to declare that acceleration, institute proceedings to collect amounts due or foreclose on property comprising the trust assets or exercise remedies as a secured party. Under certain circumstances, the trustee may not sell the trust assets unless all of the noteholders consent, the proceeds of such sale are sufficient to pay all principal and interest then due on the notes or the trustee has obtained the consent of the holders of 66 2/3% of the outstanding notes because the trustee has determined that the trust assets will not continue to provide sufficient funds to pay all principal and interest on the notes that would be payable if the notes had not been accelerated.

     If an event of default occurs and has not been remedied, the trustee will be under no obligation to exercise any of the rights or powers under the trust documents at the request or direction of any of the holders of the notes, if the trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and limitations contained in the trust documents, the controlling parties will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the trustee, and the controlling parties may, in some cases, waive any default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the trust documents that cannot be modified without the waiver or consent of all the holders of the outstanding notes. No holder of a note of a series will have the right to institute any proceeding under the trust documents, unless:

     . the holder previously has given the trustee written notice of a continuing event of default;

     . the holders of not less than 25% of the aggregate principal balance of all outstanding notes of a series have made written request to the trustee to institute the proceeding in its own name as trustee;

     . the holder or holders have offered the trustee reasonable indemnity against costs, expenses and liabilities to be incurred in complying with the request;

     .  the trustee has for 60 days failed to institute the proceeding; and

     . no direction inconsistent with the written request has been given to the trustee during the 60-day period by the holders of a majority of the aggregate principal balance of all outstanding notes of a series. In addition, the trustee and the note owners, by accepting a beneficial interest in the notes, will covenant that they will not at any time institute against the trust or the lenders, or join in any institution against the trust or the lenders of, any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Certain Covenants of Each Trust

     The trust documents provide that the trust may not consolidate with or merge into any other entity, unless:

     . the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

     . the entity expressly assumes the trust's obligation to make due and punctual payments upon the securities and the performance or observance of any agreement and covenant of the trust under the trust documents;

     . no event of default shall have occurred and be continuing immediately after the merger or consolidation;

     . the trust has been advised that the ratings of the securities then in effect would not be reduced or withdrawn by any rating agency as a result of the merger or consolidation;

     . any action that is necessary to maintain the lien and security interest created by the indenture is taken; and

     . the trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the trust or to any securityholder.

     The trust will not, among other things:

     . except as expressly permitted by the trust documents, sell, transfer, exchange or otherwise dispose of any of the assets of the trust;

     . claim any credit on or make any deduction from the principal and interest payable in respect of the securities other than amounts withheld under the Internal Revenue Code or applicable state law or assert any claim against any present or former holder of securities because of the payment of taxes levied or assessed upon the trust;

     . permit the validity or effectiveness of the trust documents to be impaired or permit any person to be released from any covenants or obligations with respect to the securities under the trust documents except as may be expressly permitted thereby; or

     . permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the trust or any part of the trust, or any interest therein or the proceeds of the trust.

     The trust may not engage in any activity other than as specified under the trust documents.

Certain Matters Regarding the Trustee and the Trust

     Neither the trust, the trustee nor any director, officer or employee of the trust or the trustee will be under any liability to the trust or the securityholders for any action taken or for refraining from the taking of any action in good faith under the trust documents or for errors in judgment. However, the trustee, the trust and any director, officer or employee will not be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the trust documents.

Limitation on Liability of the Trustee

     The trustee will make no representations as to the validity or sufficiency of the trust documents, the securities or of the trust assets or related documents. If no event of default has occurred, the trustee is required to perform only those duties specifically required of it under the trust documents. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee will be required to examine them to determine whether they are in the form required by the trust documents; however, the trustee will not be responsible for the accuracy or content of any of the documents furnished to it.

     The trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, the trustee will not be personally liable for any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the required percentage of the securityholders in an event of default. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the trust documents, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of the funds or adequate indemnity against the risk or liability is not reasonably assured to it.

Resignation of Trustee

     The trustee may, upon written notice to the bank and the trust, resign at any time, in which event the servicer will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within 60 days after giving notice of resignation, the resigning trustee or the trust may petition any court of competent jurisdiction for appointment of a successor trustee. In addition, the servicer or the controlling parties may remove the trustee under a series:

     . if the trustee ceases to be eligible to continue as trustee under the trust documents;

     .  if the trustee becomes insolvent; or

     .  the trustee's long-term debt ratings are below investment grade.

     Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

Termination

     The obligations of the servicer, the bank, CFC and the trustee with respect to a trust will terminate upon the earlier to occur of:

     . the maturity or liquidation of the last auto loan held by that trust and the disposition of any amounts received upon liquidation of any remaining auto loans; and

     .  the payment in full to securityholders.

     Once the pool balance, or, in the case of securities issued in the form of notes, the outstanding note balance, has declined to below a specified percentage, then the servicer will be permitted, at its option, to purchase the auto loans from the trust. If the auto loans held by a trust are so purchased, then the related securities will be redeemed.

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

                         LEGAL ASPECTS OF THE AUTO LOANS

     The following discussion contains summaries of the material legal aspects of the auto loans that are general in nature. These legal aspects are governed in part by state laws, which may be different in the various states.

Security Interest in Vehicles

     In all the states in which the auto loans have been originated, retail installment sale contracts evidence the credit sale of automobiles, light duty trucks and vans by dealers to borrowers and a promissory note and a security agreement evidence direct loans by the bank. The auto loans are chattel paper under the UCC.

     Perfection of security interests in the financed vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In most states, a security interest in a vehicle generally may be perfected only by amendment of that vehicle's certificate of title to note the security interest of the secured party. That notation of a secured party's security interest is generally effected in those states by depositing with the applicable state highway department, motor vehicles registrar, or similar authority along with any registration fees, the vehicle's certificate of title and an application containing the name and address of the secured party.

     The bank or CFC will assign its security interest in the financed vehicles securing the auto loans to the trust. However, because of the administrative burden and expense, involved, we will not amend any certificate of title to identify the related trust as the new secured party on the certificates of title relating to the financed vehicles. Also, the bank or CFC may continue to hold the certificates of title in its possession. By not identifying the trust as the secured party on the certificate of title, the security interest of the trust in the financed vehicle could be defeated through fraud or negligence.

     Even though we are not amending the certificates of title, the assignment to the trust will, in most states, be an effective conveyance of a security interest. Under the laws of most states, a transferee of a security interest in a motor vehicle is not required to reapply to the related department of motor vehicles or analogous state office for a transfer of registration when the security interest is transferred by the lienholder in a sale or to secure payment or performance of an obligation. Accordingly, under the laws of these states, the assignment by the bank or CFC to the trust and any pledge to the trustee effectively conveys the security in the auto loans, and specifically, the vehicles, without re-registration and without amendment of any lien noted on the certificate of title.

     If there are any financed vehicles as to which a perfected security interest is not obtained, the trust's security interest will be subordinate to the rights of, among others, subsequent purchasers of the financed vehicles and holders of perfected security interests. Such a failure, however, would constitute a breach of the bank's or CFC's warranties under the trust documents, and would create an obligation of the lenders to repurchase the auto loan unless the breach is cured.

     In most states, unless the borrower has notice of the sale of its auto loan, payment by the borrower to the owner of the auto loan last known to that borrower will be binding upon all subsequent owners of the auto loan. By not notifying the borrower of the sale of the auto loan to the trust, the trust would not have a claim against the borrower for payments made by the borrower to the owner last known to that borrower.

     In most states, the perfected security interest in a vehicle continues for four months after a vehicle leaves the state of its registration until re-registration in the new state. A majority of states generally require a surrender of a certificate of title to re-register a vehicle; accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle, or, in the case of vehicles registered in states providing for the notation of a security interest on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the new state. In other states that do not require a certificate of title for registration of a motor vehicle or in cases of fraud on the part of the borrower, re-registration could defeat perfection. In the ordinary course of servicing auto loans, the servicer takes steps to re-perfect upon receipt of notice of re-registration or information from the borrower as to relocation. Similarly, when a borrower sells a vehicle, the servicer must surrender possession of the certificate of title or will receive notice as a result of its security interest and will have an opportunity to require satisfaction of the related receivable before release of the security interest. The servicer will be obligated to take appropriate steps, at its expense, to maintain perfection of security interests in the financed vehicles.

     In most states, liens for repairs performed on, and for storage of, a motor vehicle, and liens for some types of unpaid taxes, take priority over a perfected security interest in a financed vehicle. The Internal Revenue Code also grants priority to some federal tax liens over the lien of a secured party. The laws of some states, and federal law permit the confiscation of motor vehicles under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the vehicle. The bank or CFC will represent each security interest in a financed vehicle is or will be prior to all other present liens, other than tax liens and liens that arise by operation of law, and security interests in that financed vehicle.

     However, liens for repairs or taxes, or the confiscation of a financed vehicle, could arise or occur at any time during the term of an auto loan. No notice will be given to the trustee in the event such a lien arises or confiscation occurs.

Repossession

     In the event of a default by a borrower, the servicer will be entitled to exercise all the remedies of a secured party under the UCC of the state in which enforcement is to take place, except where specifically limited by other laws. In most states, the UCC remedies of a secured party include:

     . right to repossession by self-help means, unless those means would constitute a breach of the peace;

     . unless a vehicle is voluntarily surrendered, self-help repossession is the method that will be employed by the servicer in the majority of instances in which a default occurs and is accomplished by retaking possession of the financed vehicle;

     . in cases where the borrower objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order; and

     . in some states, unless the vehicle is voluntarily surrendered or abandoned, judicial means must be employed to seize the vehicle.

     In some states under certain circumstances after the vehicle has been repossessed, the borrower may reinstate the auto loan by paying the delinquent amounts due on the auto loan.

Notice of Sale; Redemption Rights

     In the event of default by the borrower, some states require that the borrower be notified of the default and be given some time to cure the default prior to repossession. In some states, this right of reinstatement may be exercised on a limited number of occasions in any one-year period, or in some jurisdictions, over the life of the loan.

     The UCC and other state laws require the secured party to provide the borrower with reasonable notice of the date, time, and place of any public sale and/or the date after which any private sale of the vehicle may be held. In some states the borrower has the right to redeem the vehicle prior to actual sale by paying the secured party the unpaid principal balance of the auto loan plus accrued and unpaid interest plus reasonable expenses for repossessing, holding, and preparing the vehicle for disposition and arranging for sale, plus, in some jurisdictions, reasonable attorneys' fees, or, in some other states, by payment of delinquent installments or the unpaid balance. Repossessed vehicles are generally resold by the servicer through automobile auctions attended principally by automotive dealers.

Deficiency Judgments and Excess Proceeds

     The proceeds of resale of the repossessed vehicles generally will be applied to the expenses of resale and repossession and then to the outstanding balance of the auto loan. While some states impose prohibitions or limitations on deficiency judgments, if the net proceeds from resale do not cover the full amount of the auto loan, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments. Additionally, in most states, in order for a creditor in a secured transaction to sue for a deficiency, the lender must first dispose of the vehicle in a commercially reasonable manner in accordance with the governing UCC provisions and other state law provisions.
Any deficiency judgment would be a personal judgment against the borrower for the shortfall, and a defaulting borrower can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

Consumer Protection Laws

     Numerous federal and state consumer protection laws and accompanying regulations impose substantial requirements upon lenders and servicers involved in consumer finance. Also, state laws may impose finance charge ceilings and other restrictions on consumer transactions and require disclosures in addition to those required under federal law. These requirements may impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of the servicer to enforce auto loans.

     The so-called holder-in-due-course rule of the Federal Trade Commission has the effect of subjecting the trust to all claims and defenses which the borrower could assert against the originator of the auto loan. The provisions of the holder-in due-course rule are generally duplicated by state statutes in some states. Liability under the holder-in due-course rule is limited to the amounts paid by the borrower under the auto loan, and the trust may be unable to collect any remaining balance from the borrower.

     Under most state motor vehicle dealer licensing laws, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail sale. Furthermore, federal law requires that all sellers of new and used vehicles furnish a signed written statement certifying the accuracy of the odometer reading. If a seller is not properly licensed or if an odometer disclosure statement was not provided to the purchaser of the financed vehicle, the borrower may be able to assert a defense against the seller.

     Courts have imposed general equitable principles on secured parties pursuing repossession of collateral or litigation involving deficiency balances. These equitable principles may relieve a borrower from some or all of the legal consequences of a default.

     In several cases, borrowers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to consumers.

     The bank or CFC will represent and warrant that each auto loan complies with all requirements of law in all material respects. Accordingly, if a borrower has a claim against the trust for violation of any law and that claim materially and adversely affects the trust's interest in the auto loan, that violation would constitute a breach and would oblige the bank or CFC to repurchase the auto loan unless the breach is cured.

Soldiers' and Sailors' Civil Relief Act of 1940

     Under the terms of the Soldiers' and Sailors' Relief Act of 1940, which is referred to in this prospectus as the Relief Act, members of all branches of the military on active duty, including draftees and reservists on active duty, are entitled to have interest rates reduced and capped at 6% annum on obligations, including the auto loans, incurred prior to the commencement of active duty and for the duration of active duty. Because the Relief Act applies to borrowers who enter military service after origination of the auto loan, no information can be provided as to the number of auto loans that may be affected by the Relief Act. The Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on some of the auto loans. Any loss resulting from the application of the Relief Act or similar legislation or regulations would reduce the amounts available to be paid to the securityholders. In addition, the Relief Act limits the ability of the servicer to repossess a vehicle during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period. Thus, in the event that the Relief Act or similar legislation or regulations applies to any auto loan which goes into default, there may be delays in payment and losses on the securities. Any other interest shortfalls, deferrals or forgiveness of payments on the auto loans resulting from similar legislation or regulations may result in delays in payments or losses to securityholders.

Other Limitations

     In addition to the laws limiting or prohibiting deficiency judgments, other statutory provisions, including the United States Bankruptcy Code and similar state laws, may affect the ability of the trust and the servicer to repossess a vehicle or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a motor vehicle. Furthermore, as part of the rehabilitation plan, a court may reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy, leaving the lender as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the interest rate and time of repayment.

                    MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

General

     The following is a general discussion of the material anticipated federal income tax considerations to investors of the purchase, ownership and disposition of the securities offered by this prospectus. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax consequences applicable to all categories of investors, including insurance companies, tax-exempt organizations, regulated investment companies, financial institutions or broker dealers, taxpayers subject to the alternative minimum tax, holders that will hold their securities as part of a hedge, straddle, appreciated financial position or conversion transaction, and holders that will hold the securities as other than capital assets, all of whom may be subject to special rules. Investors are urged to consult their own tax advisors in determining the particular federal, state and local consequences to them of the purchase, ownership and disposition of the securities.

     With respect to each series of securities, Dewey Ballantine LLP, as tax counsel to the trust and tax counsel to the underwriters, will deliver its opinion with respect to federal tax matters for that series. Each opinion shall be attached on Form 8-K to be filed with the SEC prior to the sale of that series.

     The following discussion addresses securities of four general types:

          (1) grantor trust securities, representing interests in a trust, a grantor trust;

          (2) debt securities, that are intended to be treated for federal income tax purposes as indebtedness secured by the underlying loans;

          (3) partnership interests, representing interests in a trust, a partnership, that is intended to be treated as a partnership under the Internal Revenue Code of 1986, as amended, referred to as the Code; and

          (4) FASIT securities, representing interests in a financial asset securitization investment trust, a FASIT, or portion thereof, which the lenders will covenant to elect to have treated as a FASIT under sections 860H through 860L of the Code. The prospectus supplement for your series of securities will indicate whether a FASIT election, or elections, will be made for the related trust and, if a FASIT election is to be made, will identify all "regular interests," "high-yield interests" and the "ownership interest" in the FASIT.

Grantor Trust Securities

     Each beneficial owner of a grantor trust security will generally be treated as the owner of an interest in the auto loans included in the grantor trust.

     For purposes of the following discussion, a grantor trust security representing an undivided equitable ownership interest in the principal of the auto loans constituting the related grantor trust, together with interest thereon at a pass-through rate, will be referred to as a grantor trust fractional interest security. A grantor trust security representing ownership of all or a portion of the difference between interest paid on the auto loans constituting the related grantor trust and interest paid to the beneficial owners of grantor trust fractional interest securities issued with respect to a grantor trust will be referred to as a grantor trust strip security.

     Taxation of Beneficial Owners of Grantor Trust Securities. Beneficial owners of grantor trust fractional interest securities generally will be required to report on their federal income tax returns their respective shares of the income from the auto loans, including amounts used to pay reasonable servicing fees and other expenses but excluding amounts payable to beneficial owners of any corresponding grantor trust strip securities, and, subject to the limitations described below, will be entitled to deduct their shares of any reasonable servicing fees and other expenses. If a beneficial owner acquires a grantor trust fractional interest security for an amount that differs from its outstanding principal amount, the amount includible in income on a grantor trust fractional interest security may differ from the amount of interest distributable thereon. See "Discount and Premium" below. Individuals holding a grantor trust fractional interest security directly or through a pass-through entity will be allowed a deduction for reasonable servicing fees and expenses only to the extent that the aggregate of a beneficial owner's miscellaneous itemized deductions exceeds 2% of a beneficial owner's adjusted gross income. Further, beneficial owners, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining alternative minimum taxable income.

     Beneficial owners of grantor trust strip securities generally will be required to treat the securities as "stripped coupons" under section 1286 of the Code. Accordingly, a beneficial owner will be required to treat the excess of the total amount of payments on a security over the amount paid for a security as original issue discount and to include a discount in income as it accrues over the life of a security. See "Discount and Premium" below.

     Grantor trust fractional interest securities may also be subject to the coupon stripping rules if a class of grantor trust strip securities is issued as part of the same series of securities. The consequences of the application of the coupon stripping rules would appear to be that any discount arising upon the purchase of a security, and perhaps all stated interest thereon, would be classified as original issue discount and includible in the beneficial owner's income as it accrues, regardless of the beneficial owner's method of accounting, as described below under "Discount and Premium." The coupon stripping rules will not apply, however, if (1) the pass-through rate is no more than 100 basis points lower than the gross rate of interest payable on the underlying auto loans and (2) the difference between the outstanding principal balance on the security and the amount paid for a security is less than 0.25% of the principal balance times the weighted average remaining maturity of the security.

     Sales of Grantor Trust Securities. Any gain or loss recognized on the sale of a grantor trust security, equal to the difference between the amount realized on the sale and the adjusted basis of a grantor trust security, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and in the case of banks and other financial institutions, except as provided under section 582(c) of the Code.
The adjusted basis of a grantor trust security will generally equal its cost, increased by any income reported by the originator, including original issue discount and market discount income, and reduced, but not below zero, by any previously reported losses, any amortized premium and any distributions of principal.

     Grantor Trust Reporting. The trustee will furnish to each beneficial owner of a grantor trust fractional interest security with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying the auto loans and to interest thereon at the related interest rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the servicer, the trustee will furnish to each beneficial owner during the year the customary factual information as the servicer deems necessary or desirable to enable beneficial owners of grantor trust securities to prepare their tax returns and will furnish comparable information to the IRS as and when required to do so by law.

Debt Securities

     Debt securities will not be treated as ownership interests in the auto loans or the trust. Beneficial owners will be required to report income received with respect to the debt securities in accordance with their normal method of accounting. For additional tax consequences relating to debt securities purchased at a discount or with premium, see "Discount and Premium" below.

     Taxation of Beneficial Owners of Debt Securities. If the debt securities are characterized as indebtedness, interest paid or accrued on a debt security will be treated as ordinary income to the beneficial owner, and principal payments on a debt security will be treated as a return of capital to the extent of the beneficial owner's basis in the debt security allocable thereto. An accrual method taxpayer will be required to include in income interest on the debt security when earned, even if not paid, unless it is determined to be uncollectible. The trust will report to beneficial owners of record and the IRS the amounts of interest paid and original issue discount, if any, accrued on the debt securities to the extent required by law.

     Sales of Debt Securities. If a beneficial owner of a debt security sells or exchanges the security, the beneficial owner will recognize gain or loss equal to the difference, if any, between the amount received and the beneficial owner's adjusted basis in the security. The adjusted basis in the security generally will equal its initial cost, increased by any original issue discount or market discount previously included in the lenders' gross income with respect to the security and reduced by the payments previously received on the security, other than payments of qualified stated interest, and by any amortized premium.

     In general, except as described in "Discount and Premium -- Market Discount," below, and except for financial institutions subject to section 582(c) of the Code, any gain or loss on the sale or exchange of a debt security recognized by an investor who holds the security as a capital asset, within the meaning of section 1221 of the Code, will be capital gain or loss and will be long-term or short-term depending on whether the security has been held for more than one year.

     Debt Securities Reporting. The trustee will furnish to each beneficial owner of a debt security with each distribution a statement setting forth the amount of a distribution allocable to principal on the underlying auto loans and to interest on it at the related interest rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the servicer, the trustee will furnish to each beneficial owner during a year the customary factual information as the servicer deems necessary or desirable to enable beneficial owners of debt securities to prepare their tax returns and will furnish comparable information to the IRS as and when required to do so by law.

Partnership Interests

     Each beneficial owner of a partnership interest will generally be treated as the owner of an interest in the auto loans.

     Taxation of Beneficial Owners of Partnership Interests. If the trust is treated as a partnership for federal income tax purposes, the trust will not be subject to federal income tax. Instead, each beneficial owner of a partnership interest will be required to separately take into account its allocable share of income, gains, losses, deductions, credits and other tax items of the trust. These partnership allocations are made in accordance with the Code, Treasury regulations and the partnership agreement, here, the trust documents and related documents.

     The trust's assets will be the assets of the partnership. The trust's income will consist primarily of interest and finance charges earned on the underlying auto loans. The trust's deductions will consist primarily of interest accruing with respect to any indebtedness issued by the trust, servicing and other fees, and losses or deductions upon collection or disposition of the trust's assets.

     In certain instances, the trust could have an obligation to make payments of withholding tax on behalf of a beneficial owner of a partnership interest. See "Backup Withholding" and "Foreign Investors" below.

     Substantially all of the taxable income allocated to a beneficial owner of a partnership interest that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated business taxable income" generally taxable to a holder under the Code.

     Under section 708 of the Code, the trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. If a termination occurs, the trust is deemed to contribute all of its assets and liabilities to a newly formed partnership in exchange for a partnership interest. Immediately thereafter, the terminated partnership distributes interests in the new partnership to the purchasing partners and remaining partners in proportion to their interests in liquidation of the terminated partnership.

     Sale or Exchange of Partnership Interests. Generally, capital gain or loss will be recognized on a sale or exchange of partnership interests in an amount equal to the difference between the amount realized and the lenders' tax basis in the partnership interests sold. A beneficial owner's tax basis in a partnership interest will generally equal the beneficial owner's cost increased by the beneficial owner's share of trust income recognized and decreased by any distributions received with respect to the partnership interest. In addition, both the tax basis in the partnership interest and the amount realized on a sale of a partnership interest would take into account the beneficial owner's share of any indebtedness of the trust. A beneficial owner acquiring partnership interests at different prices may be required to maintain a single aggregate adjusted tax basis in the partnership interests, and upon sale or other disposition of some of the partnership interests, to allocate a portion of the aggregate tax basis to the partnership interests sold, rather than maintaining a separate tax basis in each partnership interest for purposes of computing gain or loss on a sale of that partnership interest.

     Any gain on the sale of a partnership interest attributable to the beneficial owner's share of unrecognized accrued market discount on the assets of the trust would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. If a beneficial owner of a partnership interest is required to recognize an aggregate amount of income over the life of the partnership interest that exceeds the aggregate cash distributions with respect thereto, the excess will generally give rise to a capital loss upon the retirement of the partnership interest. If a beneficial owner sells its partnership interest at a profit or loss, the transferee will have a higher or lower basis in the partnership interests than the transferor had. The tax basis of the trust's assets will not be adjusted to reflect that higher or lower basis unless the trust files an election under section 754 of the Code.

     Partnership Reporting. The trustee is required to (1) keep complete and accurate books of the trust, (2) file a partnership information return with the IRS (IRS Form 1065) and with any state where required for each taxable year of the trust and (3) report each beneficial owner's allocable share of items of trust income and expense to beneficial owners and the IRS on Schedule K-1. The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described below and the nominees will be required to forward the information to the beneficial owners of the partnership interests. Generally, beneficial owners of a partnership interest must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the beneficial owner of a partnership interest notifies the IRS of all inconsistencies.

     Under section 6031 of the Code, any person that holds partnership interests as a nominee at any time during a calendar year is required to furnish the trust with a statement containing information on the nominee, the beneficial owners and the partnership interests so held. The information includes (a) the name, address and taxpayer identification number of the nominee and (b) as to each beneficial owner (1) the name, address and identification number of the person,
(2) whether the person is a U.S. person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (3) information on partnership interests that were held, bought or sold on behalf of the person throughout the year. In addition, brokers and financial institutions that hold partnership interests through a nominee are required to furnish directly to the trust information regarding themselves and their ownership of partnership interests.
A clearing agency registered under section 17A of the Securities Exchange Act of 1934 is not required to furnish any information statement to the trust. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

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

     The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owner of a partnership interest, and, under certain circumstances, a beneficial owner of a partnership interest may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of the beneficial owner of a partnership interest's returns and adjustments of items not related to the income and losses of the trust.

FASIT Securities

     If provided in a related prospectus supplement, an election will be made to treat the trust as a FASIT within the meaning of section 860L(a) of the Code. The trust would make the election at the direction of the lenders.
Qualification as a FASIT requires ongoing compliance with certain conditions. The tax opinion delivered prior to the sale of, and in connection with, a FASIT issuance, will state that the characteristics and the composition of the trust property will enable the trust to meet the requirements for qualification and taxation as a FASIT. A trust for which a FASIT election is made will be referred to in this prospectus as a FASIT trust. The securities of each class will be designated as "regular interests" or "high-yield regular interests" in the FASIT trust except that one separate class will be designated as the "ownership interest" in the FASIT trust. The prospectus supplement for your series of securities will state whether securities of each class will constitute either a regular interest or a high-yield regular interest, a FASIT regular security, or an ownership interest, a FASIT ownership security.

     Taxation of Beneficial Owners of FASIT Regular Securities. A FASIT trust will not be subject to federal income tax except with respect to income from prohibited transactions and in certain other instances as described below. The FASIT regular securities generally will be treated for federal income tax purposes as newly-originated debt instruments and avoid double taxation (income is not taxed at the corporate level but only to the investors). Interest paid to holders of regular interests in a FASIT is deductible by the FASIT in computing its net income as passed through to its owner. In general, interest, original issue discount and market discount on a FASIT regular security will be treated as ordinary income to the beneficial owner, and principal payments, other than principal payments that do not exceed accrued market discount, on a FASIT regular security will be treated as a return of capital to the extent of the beneficial owner's basis allocable thereto. Beneficial owners must use the accrual method of accounting with respect to FASIT regular securities, regardless of the method of accounting otherwise used by the beneficial owners. See "Discount and Premium" below.

     In order for the FASIT trust to qualify as a FASIT, there must be ongoing compliance with the requirements set forth in the Code:

          (1) the entity elects to be treated as a FASIT;

          (2) there is a single ownership interest held directly by an eligible corporation;

          (3) all other interests that are issued by the FASIT qualify as regular interests;

          (4) no later than three months after formation, substantially all assets of the FASIT (including assets treated as held by the entity, such as assets held by the owner or a person related to the owner that support any regular interest in such entity) are permitted assets; and

          (5) the entity is not a regulated investment company (RIC) (such as a mutual fund).

     The FASIT must fulfill an asset test, which requires that substantially all the assets of the FASIT, as of the close of the third calendar month beginning after the startup day, which for purposes of this discussion is the date of the initial issuance of the FASIT securities, and at all times thereafter, must consist of cash or cash equivalents, debt instruments, other than debt instruments issued by the owner of the FASIT or a related party, hedges, and contracts to acquire the same, foreclosure property and regular interests in another FASIT or in a Real Estate Mortgage Investment Conduit, commonly referred to as a REMIC. Based on proposed regulations issued by the Treasury Department on February 7, 2000 (the Proposed Regulations), the "substantially all" requirement should be met if at all times the aggregate adjusted basis of the nonqualified assets is less than one percent of the aggregate adjusted basis of all the FASIT's assets. The FASIT provisions of the Code, sections 860H through 860L, also require the FASIT ownership interest and "high-yield regular interests," described below, to be held only by fully taxable domestic corporations.

     The FASIT provisions allow the lenders to add additional assets to a FASIT trust after the startup day. These assets would be limited to additional auto loans and credit enhancement support relating to the additional auto loans, such as cash, hedging agreements, and insurance policies. The FASIT provisions additionally permit the removal of assets from a FASIT trust.

     The trust agreements will require that each FASIT Trust will be limited in its ability to acquire or dispose of its assets to the degree permitted by the more restrictive REMIC rules, as opposed to the FASIT rules.

     The trust agreements for a FASIT trust will provide that any additional assets acquired by the trust will be selected if such loans meet specified requirements similar to the requirements used to purchase pre-funded auto loans, i.e., a maximum principal balance, a minimum coupon, a latest maturity date and
----
a maximum used-vehicle percentage.

     Permitted debt instruments must bear interest, if any, at a fixed or qualified variable rate. Permitted hedges include interest rate or foreign currency notional principal contracts, letters of credit, insurance, guarantees of payment default and similar instruments to be provided in regulations, and which are reasonably required to guarantee or hedge against the FASIT's risks associated with being the borrower on interests issued by the FASIT. Foreclosure property is real property acquired by the FASIT in connection with the default or imminent default of a qualified mortgage, provided the lenders had no knowledge or reason to know as of the date the asset was acquired by the FASIT that a default had occurred or would occur.

     In addition to the foregoing requirements, the various interests in a FASIT also must meet certain other requirements. All of the interests in a FASIT must be either of the following: (a) one or more classes of regular interests or (b) a single class of ownership interest. A regular interest is an interest in a FASIT that is issued on or after the startup day with fixed terms, is designated as a regular interest, and (1) unconditionally entitles the holder to receive a specified principal amount, or other similar amount, (2) provides that interest payments, or other similar amounts, if any, at or before maturity are payable based on either a fixed rate or a qualified variable rate, (3) has a stated maturity of not longer than 30 years, (4) has an issue price not greater than 125% of its stated principal amount, and (5) has a yield to maturity not greater than 5 percentage points higher than the related applicable federal rate, as defined in Code section 1274(d). A regular interest that is described in the preceding sentence except that it fails to meet one or more of requirements (1),
(2), (4), or (5) is a "high-yield regular interest." A high-yield regular interest that fails requirement (2) must consist of a specified, nonvarying portion of the interest payments on the permitted assets, by reference to the REMIC rules. An ownership interest is an interest in a FASIT other than a regular interest that is issued on the startup day, is designated an ownership interest and is held by a single, fully-taxable, domestic corporation. An interest in a FASIT may be treated as a regular interest even if payments of principal with respect to interest are subordinated to payments on other regular interests or the ownership interest in the FASIT, and are dependent on the absence of defaults or delinquencies on permitted assets lower than reasonably expected returns on permitted assets, unanticipated expenses incurred by the FASIT or prepayment interest shortfalls.

     If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a FASIT during any taxable year, the Code provides that the entity or applicable portion thereof will not be treated as a FASIT thereafter. The Proposed Regulations indicate, however, that the Commissioner may allow an entity to continue to be a FASIT or to re-elect FASIT status if loss of its status is determined by the Commissioner to have been inadvertent, it takes prompt steps to requalify and the holders of the ownership interests in the entity agree to make such adjustments as the Commissioner may require with respect to the period in which the entity failed to qualify as a FASIT. Loss of FASIT status results in retirement of all regular interests and their reissuance. If the resulting instruments are treated as equity under general tax principles, cancellation of debt income may result.

     Taxes on a FASIT Trust. Income from certain transactions by a FASIT, called prohibited transactions, is taxable to the holder of the ownership interest in a FASIT at a 100% rate. Prohibited transactions generally include:
(1) the disposition of a permitted asset other than for (a) foreclosure, default, or imminent default, (b) bankruptcy or insolvency of the FASIT, (c) a qualified, complete, liquidation, (d) substitution for another permitted debt instrument or distribution of the debt instrument to the holder of the ownership interest to reduce overcollateralization, but only if a principal purpose of acquiring the debt instrument which is disposed of was not the recognition of gain, or the reduction of a loss, on the withdrawn asset as a result of an increase in the market value of the asset after its acquisition by the FASIT or (e) the retirement of a class of FASIT regular interests; (2) the receipt of income from nonpermitted assets; (3) the receipt of compensation for services; or (4) the receipt of any income derived from a loan originated by the FASIT (subject to certain safe harbors). It is unclear the extent to which tax on the transactions could be collected from the FASIT trust directly under the applicable statutes rather than from the holder of the FASIT Residual Security.

     The Proposed Regulations address administrative provisions, ownership issues, permitted assets, prohibited transactions, consequences of FASIT cessation, and gain recognition on property transferred to a FASIT, and include a prohibition of foreign FASITs and a special anti-abuse rule. The Proposed Regulations are subject to change before being adopted as final regulations, and it is unclear whether they will be applied retroactively when adopted.

     Due to the complexity of these rules and the proposed form of the Treasury regulations, potential investors may wish to consult their own tax advisors regarding the tax treatment of their acquisition, ownership and disposition of the FASIT regular securities.

Discount and Premium

     A security purchased for an amount other than its outstanding principal amount will be subject to the rules governing original issue discount, market discount or premium. In addition, all grantor trust strip securities and certain grantor trust fractional interest securities will be treated as having original issue discount by virtue of the coupon stripping rules in section 1286 of the Code. In very general terms, (1) original issue discount is treated as a form of interest and must be included in a beneficial owner's income as it accrues, regardless of the beneficial owner's regular method of accounting, using a constant yield method; (2) market discount is treated as ordinary income and must be included in a beneficial owner's income as principal payments are made on the security, or upon a sale of a security; and (3) if a beneficial owner so elects, premium may be amortized over the life of the security and offset against inclusions of interest income. These tax consequences are discussed in greater detail below.

     Original Issue Discount. In general, a security will be considered to be issued with original issue discount equal to the excess, if any, of its "stated redemption price at maturity" over its issue price. The issue price of a security is the initial offering price to the public, excluding bond houses and brokers, at which a substantial number of the securities were sold. The issue price also includes any accrued interest attributable to the period between the beginning of the first remittance period and the closing date. The stated redemption price at maturity of a security that has a notional principal amount or receives principal only or that provides for or may provide for accruals of interest is equal to the sum of all distributions to be made under the security. The stated redemption price at maturity of any other security is its stated principal amount, plus an amount equal to the excess, if any, of the interest payable on the first payment date over the interest that accrues for the period from the closing date to the first payment date. The trustee will supply, at the time and in the manner required by the IRS, to beneficial owners, brokers and middlemen information with respect to the original issue discount accruing on the securities.

     Notwithstanding the general definition, original issue discount will be treated as zero if the discount is less than 0.25% of the stated redemption price at maturity of the security multiplied by its weighted average life. The weighted average life of a security is computed for this purpose as the sum, for all distributions included in the stated redemption price at maturity, of the amounts determined by multiplying (1) the number of complete years, rounding down for partial years, from the closing date until the date on which each distribution is expected to be made under the assumption that the auto loans prepay at the rate specified in the related prospectus supplement, the prepayment assumption, by (2) a fraction, the numerator of which is the amount of the distribution and the denominator of which is the security's stated redemption price at maturity. Even if original issue discount is treated as zero under this rule, the actual amount of original issue discount must be allocated to the principal distributions on the security and, when each distribution is received, gain equal to the discount allocated to the distribution will be recognized.

     Section 1272(a)(6) of the Code contains special original issue discount rules applicable to prepayable securities. Under these rules, described in greater detail below, (a) the amount and rate of accrual of original issue discount on each series of securities will be based on (1) a prepayment assumption as described below, and (2) in the case of a security calling for a variable rate of interest, an assumption that the value of the index upon which the variable rate is based remains equal to the value of that rate on the closing date, and (b) adjustments will be made in the amount of discount accruing in each taxable year in which the actual prepayment rate differs from the prepayment assumption.

     Section 1272(a)(6)(B)(iii) of the Code requires that the prepayment assumption used to calculate original issue discount be determined in the manner prescribed in Treasury regulations. To date, no regulations have been promulgated. The legislative history of this Code provision indicates that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The lenders anticipate that the prepayment assumption for each series of securities will be consistent with this standard. The lenders make no representation, however, that the auto loans for a given series will prepay at the rate reflected in the prepayment assumption for that series or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the securities.

     Each beneficial owner must include in gross income the sum of the "daily portions" of original issue discount on its security for each day during its taxable year on which it held the security. For this purpose, in the case of an original beneficial owner, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each "accrual period." Original issue discount calculations must be based on accrual periods of no longer than one year either (1) beginning on a payment date, or, in the case of the first period, the Closing date, and ending on the day before the next payment date or (2) beginning on the next day following a payment date and ending on the next payment date.

     Under section 1272(a)(6) of the Code, the portion of original issue discount treated as accruing for any accrual period will equal the excess, if any, of (a) the sum of (1) the present values of all the distributions remaining to be made on the security, if any, as of the end of the accrual period and (2) the distribution made on the security during the accrual period of amounts included in the stated redemption price at maturity, over (b) the adjusted issue price of the security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated based on (1) the yield to maturity of the security, calculated as of the closing date, giving effect to the prepayment assumption, (2) events, including actual prepayments, that have occurred prior to the end of the accrual period, (3) the prepayment assumption, and (4) in the case of a security calling for a variable rate of interest, an assumption that the value of the index upon which the variable rate is based remains the same as its value on the closing date over the entire life of the security. The adjusted issue price of a security at any time will equal the issue price of the security, increased by the aggregate amount of previously accrued original issue discount with respect to the security, and reduced by the amount of any distributions made on the security as of that time of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount.

     In the case of grantor trust strip securities as described in the related prospectus supplement, and certain FASIT securities, the calculation described in the preceding paragraph may produce a negative amount of original issue discount for one or more accrual periods. No definitive guidance has been issued regarding the treatment of negative amounts. The legislative history to section 1272(a)(6) indicates that negative amounts may be used to offset subsequent positive accruals but may not offset prior accruals and may not be allowed as a deduction item in a taxable year in which negative accruals exceed positive accruals. Beneficial owners of the securities should consult their own tax advisors concerning the treatment of negative accruals.

     A subsequent purchaser of a security that purchases the security at a cost less than its remaining stated redemption price at maturity also will be required to include in gross income for each day on which it holds the security, the daily portion of original issue discount with respect to the security, but reduced, if the cost of the security to the purchaser exceeds its adjusted issue price, by an amount equal to the product of (1) the daily portion and (2) a constant fraction, the numerator of which is the excess and the denominator of which is the sum of the daily portions of original issue discount on the security for all days on or after the day of purchase.

     Market Discount. A beneficial owner that purchases a security at a market discount, that is, at a purchase price less than the remaining stated redemption price at maturity of the security, or, in the case of a security with original issue discount, its adjusted issue price, will be required to allocate each principal distribution first to accrued market discount on the security, and recognize ordinary income to the extent the distribution does not exceed the aggregate amount of accrued market discount on the security not previously included in income. For securities that have unaccrued original issue discount, the market discount must be included in income in addition to any original issue discount. A beneficial owner that incurs or continues indebtedness to acquire a security at a market discount may also be required to defer the deduction of all or a portion of the interest on the indebtedness until the corresponding amount of market discount is included in income. In general terms, market discount on a security may be treated as accruing either (1) under a constant yield method or (2) in proportion to remaining accruals of original issue discount, if any, or if none, in proportion to remaining distributions of interest on the security, in any case taking into account the prepayment assumption. The trustee will make available, as required by the IRS, to beneficial owners of securities information necessary to compute the accrual of market discount.

     Regardless of the above rules, market discount on a security will be considered to be zero if the discount is less than 0.25% of the remaining stated redemption price at maturity of the security multiplied by its weighted average remaining life. Weighted average remaining life would be calculated in a manner similar to weighted average life, taking into account payments, including prepayments, prior to the date of acquisition of the security by the subsequent purchaser. If market discount on a security is treated as zero under this rule, the actual amount of market discount must be allocated to the remaining principal distributions on the security and, when each distribution is received, gain equal to the discount allocated to the distribution will be recognized.

     Premium. A purchaser of a security that purchases the security at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased the security, a premium security, at a premium. A purchaser need not include in income any remaining original issue discount and may elect, under section 171(c)(2) of the Code, to treat the premium as "amortizable bond premium." If a beneficial owner makes an election, the amount of any interest payment that must be included in the beneficial owner's income for each period ending on a payment date will be reduced by the portion of the premium allocable to that period based on the premium security's yield to maturity. The premium amortization should be made using constant yield principles. If an election is made by the beneficial owner, the election will also apply to all fully taxable bonds, the interest on which is not excludible from gross income, held by the beneficial owner at the beginning of the first taxable year to which the election applies and to all fully taxable bonds thereafter acquired by it, and is irrevocable without the consent of the IRS. If an election is not made, (1) a beneficial owner must include the full amount of each interest payment in income as it accrues, and (2) the premium must be allocated to the principal distributions on the premium security, and when each distribution is received, a loss equal to the premium allocated to the distribution will be recognized. Any tax benefit from the premium not previously recognized will be taken into account in computing gain or loss upon the sale or disposition of the premium security.

     Special Election. A beneficial owner may elect to include in gross income all interest that accrues on the security by using a constant yield method. For purposes of the election, the term interest includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest as adjusted by any amortizable bond premium or acquisition premium. A beneficial owner should consult its own tax advisor regarding the time and manner of making and the scope of the election and the implementation of the constant yield method.

Backup Withholding and Information Reporting

     Distributions of interest and principal, as well as distributions of proceeds from the sale of securities, may be subject to the "backup withholding tax" under section 3406 of the Code if recipients of the distributions fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.

Foreign Investors

     Grantor Trust Securities, Debt Securities and FASIT Regular Securities. Distributions made on a grantor trust security, debt security or a FASIT regular security to, or on behalf of, a beneficial owner that is not a U.S. person generally will be exempt from U.S. federal income and withholding taxes. The term U.S. person means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States can exercise primary supervision over its administration and at least one U. S. person has the authority to control all substantial decisions of the trust. This exemption is applicable provided (a) the beneficial owner is not subject to U.S. tax as a result of a connection to the United States other than ownership of the security, (b) the beneficial owner signs a statement under penalties of perjury that certifies that the beneficial owner is not a U.S. person, and provides the name and address of the beneficial owner, and (c) the last U.S. person in the chain of payment to the beneficial owner receives a statement from a beneficial owner or a financial institution holding on its behalf and does not have actual knowledge that the statement is false. Beneficial owners should be aware that the IRS might take the position that this exemption does not apply to a beneficial owner of a FASIT regular security that also owns 10% or more of the FASIT ownership securities of any FASIT trust, or to a beneficial owner that is a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code.

High-Yield FASIT Regular Securities. High-yield FASIT regular securities may not be sold to or beneficially owned by non-U.S. persons. Any purported transfer will be null and void and, upon the trustee's discovery of any purported transfer in violation of this requirement, the last preceding owner of a high-yield FASIT regular securities will be restored to ownership thereof as completely as possible. The last preceding owner will, in any event, be taxable on all income with respect to a high-yield FASIT regular securities for federal income tax purposes. The trust documents will provide that, as a condition to transfer of a high-yield FASIT regular security, the proposed transferee must furnish an affidavit as to its status as a U.S. person and otherwise as a permitted transferee.

     Partnership Interests. Depending upon the particular terms of the trust documents, a trust may be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons. If the trust is considered to be engaged in a trade or business in the United States for such purposes and the trust is treated as a partnership, the income of the trust distributable to a non-U.S. person would be subject to federal withholding tax. Also, in such cases, a non-U.S. beneficial owner of a partnership interest that is a corporation may be subject to the branch profits tax. If the trust is notified that a beneficial owner of a partnership interest is a foreign person, the trust may withhold as if it were engaged in a trade or business in the United States in order to protect the trust from possible adverse consequences of a failure to withhold. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to withheld taxes, taking the position that no taxes were due because the trust was not in a U.S. trade or business.

     A foreign beneficial owner, including, in the case of a foreign partnership, the partners thereof, may be required to obtain a United States taxpayer identification number and make certain certifications if the foreign beneficial owner wishes to claim exemption from, or a reduced rate of, withholding under an income tax treaty. In the case of securities held by a foreign partnership, (1) the certification described above may be provided by the partners rather than by the foreign partnership and (2) the partnership must provide information, including a United States taxpayer identification number (see "Backup Withholding and Information Reporting" above). A look-through rule would apply in the case of tiered partnerships. Non-U.S. persons should consult their own tax advisors regarding the application to them of the backup withholding and information reporting rules.

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described above, potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

                              ERISA Considerations

  General

     A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, should consider the fiduciary standards thereunder in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the securities offered by this prospectus. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider, among other factors:

  whether the investment is for the exclusive benefit of plan participants and their beneficiaries;

  whether the investment satisfies the applicable diversification requirements;

  whether the investment is in accordance with the documents and instruments governing the plan; and

  whether the investment is prudent, considering the nature of the investment.

Fiduciaries of plans also should consider ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

     In addition, employee benefit plans and other retirement arrangements subject to ERISA, as well as individual retirement accounts, certain types of Keogh plans not subject to ERISA but subject to section 4975 of the Code, and entities (including insurance company separate or general accounts) whose underlying assets include plan assets by reason of such plans, arrangements or accounts investing in such entities, are prohibited from engaging in a broad range of transactions involving plan assets with persons that are parties in interest under ERISA or disqualified persons under the Code. Such transactions are treated as prohibited transactions under Section 406 of ERISA and excise taxes and/or other penalties are imposed on such persons under ERISA and/or section 4975 of the Code unless a statutory, regulatory or administrative exemption applies. The underwriter, the servicer, any subservicers, any insurer, the trustee, any indenture trustee and certain of their affiliates might be considered parties in interest or disqualified persons with respect to a plan. If so, the acquisition, holding or disposition of securities by or on behalf of such plan could be considered to give rise to a prohibited transaction unless an exemption is available.

     Governmental plans and certain church plans are not subject to the requirements of ERISA or section 4975 of the Code. Accordingly, assets of these plans may be invested in securities without regard to the ERISA considerations discussed below; however, investment by such plans may be subject to the provisions of other applicable federal, state and local law. Any plan that is qualified and exempt from taxation under sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in section 503 of the Code.

  ERISA Considerations regarding Securities which are Certificates

  Plan Assets

     The Department of Labor has issued regulations defining what constitutes "plan assets" for purposes of ERISA and section 4975 of the Code. The plan asset regulations provide that if a plan makes an investment in an equity interest in an entity, an undivided portion of the assets of the entity will be considered the assets of such plan unless certain exceptions set forth in such regulations apply. Securities that are certificates will be considered equity interests in the issuer for purposes of the plan asset regulations, and there can be no assurance that the issuer will qualify for any of the exceptions under the plan asset regulations. As a result, a plan that invests in certificates may be deemed to have acquired an undivided interest in the trust property, and transactions occurring in connection with the management and operation of the trust, including the servicing of the automobile loans, might constitute prohibited transactions unless an exemption is available.

  Underwriter Exemptions

     The Department of Labor has issued to various underwriters individual prohibited transaction exemptions which generally exempt from the application of certain prohibited transaction provisions of ERISA and the Code transactions with respect to the initial purchase, the holding and the subsequent resale by plans of securities issued by investment pools whose assets consist of:

  certain types of secured receivables, secured loans and other secured obligations, including obligations that bear interest or are purchased at a discount and which are fully secured by motor vehicles;

  property securing a permitted obligation;

  undistributed cash, cash credited to a pre-funding account or a capitalized interest account, and certain temporary investments made therewith; and

  certain types of credit support arrangements, including yield supplement agreements and interest-rate swaps that meet certain requirements set forth in exemptions.

The securities covered by the underwriter exemptions include certificates representing a beneficial ownership interest in the assets of a trust (including a grantor trust, owner trust or FASIT) and which entitle the holder to payments of principal, interest and/or other payments made with respect to the assets of such trust.

     Among the conditions that must be satisfied for the underwriter exemptions to apply are the following:

  the plan must acquire the securities on terms, including the security price, that are at least as favorable to the plan as they would be in an arm's-length transaction with an unrelated party;

  the securities must not be subordinated to any other class of securities issued by the same issuer, unless the securities are issued in a designated transaction ;

  at the time of acquisition, the securities acquired by the plan must have received a rating in one of the three (or, in the case of designated transactions, four) highest generic rating categories from Standard and Poor's Rating Services, Moody's Investors Service, Inc. or Fitch Inc., each referred to herein as a rating agency;

  the trustee must not be an affiliate of any other member of the restricted group;

  the sum of all payments made to and retained by the underwriters must not total more than reasonable compensation for underwriting the securities, the sum of all payments made to and retained by the issuer's sponsor for assigning the obligations to the issuer must not total more than the fair market value of the obligations, and the sum of all payments made to and retained by any servicer must not total more than reasonable compensation and expense reimbursement for its services;

  the plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the commission under the Securities Act of 1933; and

  in the event that all of the obligations used to fund the issuer have not been transferred to the issuer on the closing date, additional obligations having an aggregate value equal to no more than 25% of the total principal amount of the securities being offered may be transferred to the issuer under a pre-funding feature within ninety days or three months following the closing date.

For purposes of the underwriter exemptions, the term "designated transaction" includes any securitization transaction in which the assets of the issuer consist of obligations that bear interest or are purchased at a discount and which are fully secured by motor vehicles.

     The issuer must also meet the following requirements:

  the assets of the issuer must consist solely of assets of the type that have been included in other investment pools;

  securities evidencing interests the other investment pools must have been rated in one of the three (or in the case of designated transactions, four) highest rating categories by a rating agency for at least one year prior to the plan's acquisition of securities;

  investors other than plans must have purchased securities evidencing interests in the other investment pools for at least one year prior to the plan's acquisition of securities.

     The underwriter exemptions also provide relief from various self-dealing/conflict of interest prohibited transactions that may occur when a plan fiduciary causes a plan to acquire securities of an issuer and the fiduciary, or its affiliate, is an obligor with respect to obligations or receivables contained in the issuer; provided that, among other requirements:

  in the case of an acquisition in connection with the initial issuance of the securities, at least fifty percent of each class of securities in which plans have invested is acquired by persons independent of the restricted group and at least fifty percent of the aggregate interest in the issuer is acquired by persons independent of the restricted group;

  the fiduciary, or its affiliate, is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the issuer;

  the plan's investment in each class of securities does not exceed twenty-five percent of all of the securities of that class outstanding at the time of acquisition; and

  immediately after the plan acquires the securities, no more than twenty-five percent of the plan's assets for which the person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     The underwriter exemptions do not apply to plans sponsored by a member of the restricted group, which includes the underwriter, the issuer's sponsor, the servicer, any subservicer, the trustee, any obligor with respect to obligations or receivables included in the issuer constituting more than five percent of the aggregate unamortized principal balance of the issuer's assets, any insurer, the counterparty to any interest-rate swap entered into by the issuer and any affiliate of these parties.

  ERISA Considerations regarding Securities which are Notes

     Securities that are notes will not be considered equity interests in the issuer for purposes of the plan asset regulations if the notes are treated as indebtedness under applicable local law and have no substantial equity features. If the notes have substantial equity features, a plan that purchased notes might be deemed to have acquired an undivided interest in the trust property, and certain transactions involving the trust property might constitute prohibited transactions. If the notes are treated as indebtedness without substantial equity features, the issuer's assets would not be deemed to include assets of a plan that acquired notes. However, in such circumstances, the acquisition or holding of notes by or on behalf a plan could nevertheless give rise to a prohibited transaction if such acquisition or holding were deemed to be a prohibited loan to a party in interest or disqualified person with respect to the plan. There can be no assurance that the issuer or an affiliate will not become party in interest or disqualified person with respect to a plan that acquires notes.

     Prohibited transaction exemption 2000-58 amended the underwriter exemptions and extended the relief available thereunder to transactions involving the initial purchase, the holding and the subsequent resale by plans of securities denominated as debt that are issued by, and are obligations of, investment pools whose assets are held in trust or held by a partnership, special purpose corporation or limited liability company. The same conditions described above relating to certificates must also be met with respect to notes. In addition, prior to the issuance of the notes, the issuer must receive a legal opinion to the effect that the noteholders will have a perfected security interest in the issuer's assets. As with certificates, exemptive relief would not be available for plans sponsored by a member of the restricted group.

     In the event that the underwriter exemptions are not applicable to the notes, one or more other prohibited transaction exemptions could apply to the purchase, holding and resale of notes by a plan, depending on the type and circumstances of the plan fiduciary making the decision to acquire or dispose of the notes. Included among these exemptions are:

  PTCE 84-14, regarding transactions effected by qualified professional asset managers;

  PTCE 90-1, regarding transactions entered into by insurance company pooled separate accounts;

  PTCE 91-38, regarding transactions entered into by bank collective investment funds;

  PTCE 95-60, regarding transactions entered into by insurance company general accounts; and

  PTCE 96-23, regarding transactions effected by in-house asset managers.

     Each purchaser and each transferee of a note that is treated as debt for purposes of the plan assets regulation may be required to represent and warrant (or, in the case of a book-entry note, may be deemed to represent and warrant) either that it is not using plan assets or that its purchase and holding of the note will be covered by one of the exemptions listed above or by another Department of Labor class exemption.

  Consultation With Counsel

     The prospectus supplement will provide further information that plans should consider before purchasing the securities. A plan fiduciary considering the purchase of securities should consult its tax and/or legal advisors regarding:

  whether the trust's assets would be considered plan assets;

  the possibility of exemptive relief from the prohibited transaction rules; and

  other  ERISA issues and their potential consequences.

     In addition, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in securities is appropriate for the plan, taking into account the plan's overall investment policy and the composition of the plan's investment portfolio. The sale of securities to a plan is in no respect a representation by the company or the underwriters that this investment meets all relevant requirements regarding investments by plans generally or any particular plan or that this investment is appropriate for plans generally or any particular plan.

                            Methods of Distributions

     The issuer will offer the securities offered by this prospectus and by the prospectus supplement in series through one or more of the methods described below. The prospectus supplement will describe the offering method and will state the public offering or purchase price and the net proceeds to the company from the sale.

     The company intends that securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of securities may be made through a combination of two or more of these methods. The methods are as follows:

  By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

  By placements by the company with institutional investors through dealers;

  By direct placements by the company with institutional investors; and

  By competitive bid.

     In addition, securities may be offered in whole or in part in exchange for the automobile loans -- and other assets, if applicable -- that would comprise the trust property.

     If underwriters are used in a sale of any securities, other than in connection with an underwriting on a best efforts basis, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The securities will be described on the cover of the prospectus supplement and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

     In connection with the sale of the securities, underwriters may receive compensation from the company or from purchasers of the securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the securities may be deemed to be underwriters in connection with the securities, and any discounts or commissions received by them from the company and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. The prospectus supplement will describe any compensation paid by the company.

     It is anticipated that the underwriting agreement pertaining to the sale of securities will provide that the obligations of the underwriters will be subject to conditions precedent providing that the underwriters will be obligated to purchase all the securities if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the company will indemnify the several underwriters and the underwriters will indemnify the company against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made.

     The prospectus supplement with respect to any securities offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the company and purchasers of securities.

     Purchasers of securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard prior to any reoffer or sale.

                            METHODS OF DISTRIBUTION

     The trusts will offer the securities in series through one or more of the methods described below. The prospectus supplement will describe the offering method and will state the public offering or purchase price and the net proceeds to the bank from the sale.

     The securities will be offered through the following methods from time to time and offerings may be made concurrently through more than one of these methods or an offering of a particular series of securities may be made through a combination of two or more of these methods. The methods are as follows:

  by negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

  by placements by the company with institutional investors through dealers;

  by direct placements by the company with institutional investors; and

  by competitive bid.

     In addition, securities may be offered in whole or in part in exchange for the auto loans, and other assets, if applicable, that would comprise the trust property.

     If underwriters are used in a sale of any securities, other than in connection with an underwriting on a best efforts basis, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The securities will be described on the cover of the prospectus supplement and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

     In connection with the sale of the securities, underwriters may receive compensation from the bank or from purchasers of the securities in the form of discounts, concessions or commissions. Underwriters and dealers participating

                                    Annex I


             CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the securities will be available only in book-entry form. Investors in the securities may hold the securities through any of DTC, Clearstream, Luxembourg or Euroclear. The securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream, Luxembourg and Euroclear and in accordance with conventional eurobond practice, which is a seven calendar day settlement.

     Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Clearstream, Luxembourg or Euroclear participants and DTC participants holding securities will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream, Luxembourg and Euroclear and as DTC participants.

     Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless the holders meet a number of requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

     All securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their relevant depository which in turn will hold these positions in their accounts as DTC participants.

     Investors electing to hold their securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary security and no lock-up or restricted period. Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to asset-back securities issues in same-day funds.

     Trading between Clearstream, Luxembourg or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC Seller and Clearstream, Luxembourg or Euroclear Participants. When securities are to be transferred from the account of a DTC participant to the account of a Clearstream, Luxembourg participant or a Euroclear participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the relevant depository, as the case may be, to receive the securities against payment. Payment will include interest accrued on the securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depository to the DTC participant's account against delivery of the securities. After settlement has been completed, the securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg participant's or Euroclear participant's account. The securities credit will appear the next day, European time and the cash debt will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date and the trade fails, the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

     Clearstream, Luxembourg participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the securities are credited to their account one day later.

     As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream, Luxembourg participants or Euroclear participants purchasing securities would incur overdraft charges for one day, assuming they cleared the overdraft when the securities were credited to their accounts. However, interest on the securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although the result will depend on each Clearstream, Luxembourg participant's or Euroclear participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting global securities to the respective European depository for the benefit of Clearstream, Luxembourg participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus to the DTC participants, a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg participants and Euroclear participants may employ their customary procedures for transactions in which securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the respective depository, as appropriate, to credit the securities to the DTC participant's account against payment. Payment will include interest accrued on the securities from and including the last interest payment to and excluding the settlement date on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream, Luxembourg participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. In the event that the Clearstream, Luxembourg participant or Euroclear participant has a line of credit with its respective clearing system and elects to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date and the trade fails, receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream, Luxembourg participants or Euroclear participants may wish to note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

     . borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the trade is reflected in their Clearstream, Luxembourg or Euroclear accounts in accordance with the clearing system's customary procedures;

     . borrowing the securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

     . staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg participant or Euroclear participant.

Certain U.S. Federal Income Tax Documentation Requirements

     A beneficial owner of securities holding securities through Clearstream, Luxembourg or Euroclear, or through DTC, if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

          (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and

          (2) the beneficial owner takes one of the steps described below to obtain an exemption or reduced tax rate.

     This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the securities. Prospective investors are urged to consult their own tax advisors for specific advice regarding their holding and disposing of the securities.

     . Exemption for non-U.S. persons (Form W-8BEN). Beneficial owners of global securities that are non-U.S. persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of that change.

     . Exemption for non-U.S. persons with effectively connected income (Form W-8ECI). A non-U.S. person, including a non-United States corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, generally can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     . Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form W-8BEN). Non-U.S. persons residing in a country that has a tax treaty with the United States generally can obtain an exemption or reduced tax rate depending on the treaty terms by filing Form W-8BEN. Subject to certain exceptions, a U.S. taxpayer identification number must be included when filing Form W-8BEN.

     . Exemption for U.S. persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     . U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a global security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). A Form W-8BEN on which the beneficial owner of a global security provides a U.S. taxpayer identification number generally remains in effect until a change in circumstances causes any of the information on the form to be incorrect. A W-8BEN on which a U.S. taxpayer identification number is not provided and a Form W-8ECI generally remains in effect for three calendar years, absent a change in circumstances causing any information on the form to be incorrect.

     The term U.S. person means (i) a citizen or resident of the United States,
(ii) a corporation, partnership or other entity, taxable as such for federal income tax purposes, organized in or under the laws of the United States or any state thereof (including the District of Columbia), (iii) an estate that is subject to U.S. federal income tax regardless of the source of its income, or
(iv) a trust other than a "foreign trust" as defined in Section 7701(a)(31) of the Internal Revenue Code of 1986, as amended. The term non-U.S. person means any person who is not a U.S. person.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                           FORM OF PROSPECTUS SUPPLEMENT (NOTES)
PROSPECTUS SUPPLEMENT
(To prospectus dated October 16, 2001)

Chevy Chase Auto Receivables Trust [______]            $[______________]

Chevy Chase Bank, F.S.B., Servicer                Auto Receivables Backed Notes,
                                                         Series [______]

Consider carefully the risk factors beginning on page [__] of this prospectus supplement and page [__] of the prospectus.

The notes represent asset-backed debt secured solely by the auto loan pool held by the trust. The notes are not interests in or obligations of any other person.

No governmental agency or instrumentality has insured or guaranteed the notes or the underlying auto loans.

The trust will issue -

 . Five classes of notes that are offered by this prospectus supplement; and

 . Subordinate interests in the trust that are not offered by this prospectus supplement but serve as credit support to the notes offered by this prospectus supplement.

The notes -

 . Are backed by a pledge of assets of the trust. The assets of the trust securing the notes will include a pool of "prime" quality auto loans secured by new and used automobiles, light duty trucks and vans;

 . Receive monthly distributions on the [15th] day of each month, or if not a business day, then on the next business day, beginning on [__________]; and

 . Currently have no trading market.

Credit enhancement for the notes will consist of -

 . A reserve account that can be used to pay shortfalls in payments on the notes;
  and

 . Overcollateralization resulting from the excess of the principal amount of the auto loans over the aggregate principal amount of the notes. Issuance Interest Final Scheduled Initial Public Underwriting Proceeds

--------------------------------------------------------------------------------------------------------------------
                      Issuance      Interest    Final Scheduled    Initial Public   Underwriting      Proceeds
                       Amount         Rate       Payment Date      Offering Price     Discount      to the Bank(1)
-------------------------------------------------------------------------------------------------------------------
Class A-1 Notes
-------------------------------------------------------------------------------------------------------------------
Class A-2 Notes
-------------------------------------------------------------------------------------------------------------------
Class A-3 Notes
-------------------------------------------------------------------------------------------------------------------
Class A-4 Notes
-------------------------------------------------------------------------------------------------------------------
Class B Notes
-------------------------------------------------------------------------------------------------------------------
Total
-------------------------------------------------------------------------------------------------------------------

(1)  Before expenses, estimated to be $[__________].

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

                                 [UNDERWRITERS]

              The date of this prospectus supplement is [_______]

                      Where You Can Find More Information

     Federal securities law requires the filing of information with the Securities and Exchange Commission, including annual, quarterly and special reports, proxy statements and other information. You can read and copy these documents at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, NW, Room 1024, Washington, DC 20549. You can also copy and inspect these reports, proxy statements and other information at the following regional offices of the SEC:

New York Regional Office             Chicago Regional Office
Seven World Trade Center             Citicorp Center
Suite 1300                           500 West Madison Street, Suite 1400
New York, New York 10048             Chicago, Illinois 60661

     All reports we file on behalf of the trust with the SEC after the date of this prospectus supplement but before the offering of the notes ends are considered to be part of this prospectus supplement. Information contained in those reports updates the information in this prospectus supplement. We will provide you with copies of these reports, at no cost, if you write to: Chevy Chase Bank, F.S.B., 7501 Wisconsin Avenue, Bethesda, Maryland 20814, telephone
(301) 986-7000.

     Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings are also available to the public on the SEC's web site at http://www.sec.gov.

     This prospectus supplement supplements a prospectus that is part of a registration statement filed by the bank with the SEC (Registration No. _____________).

     You should rely only on the information provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or in the prospectus is accurate as of any date other than the date on the cover page of this prospectus supplement.

     We include cross-references in this prospectus supplement to captions in these materials where you can find further discussions. The following table of contents provides the pages on which these captions are located.

     In this prospectus supplement, the terms "we", "us" and "our" refer to Chevy Chase Bank, F.S.B.

                               TABLE OF CONTENTS

                                                                        Page
                                                                        ----

Where You Can Find More Information...................................     i
SUMMARY...............................................................   S-1
    The Trust.........................................................   S-1
    The Seller/Servicer...............................................   S-1
    Cut-Off Date......................................................   S-1
    Closing Date......................................................   S-1
    Payment Dates.....................................................   S-1
    Description of the Notes..........................................   S-1
        General.......................................................   S-1
        The Notes.....................................................   S-1
        Flow of Funds.................................................   S-1
        Interest......................................................   S-2
        Principal.....................................................   S-2
        Optional Redemption...........................................   S-2
    The Trust Assets..................................................   S-2
        General.......................................................   S-2
        The Auto Loans................................................   S-2
        Characteristics of the Auto Loans.............................   S-3
        Reserve Account...............................................   S-3
        Subordination.................................................   S-3
        Overcollateralization.........................................   S-3
    Servicing.........................................................   S-3
    Federal Income Tax Considerations.................................   S-3
    ERISA Considerations..............................................   S-4
    Ratings...........................................................   S-4
    [Legal Investment Considerations..................................   S-4
RISK FACTORS..........................................................   S-5
THE TRUST.............................................................   S-6
    General...........................................................   S-6
    The Owner Trustee.................................................   S-6
    The Indenture Trustee and the Trust Collateral Agent..............   S-6
USE OF PROCEEDS.......................................................   S-7
THE ______ TRUST PROPERTY.............................................   S-7
PREPAYMENT AND YIELD CONSIDERATIONS...................................   S-7
THE POOL OF AUTO LOANS................................................  S-11
    General...........................................................  S-11
    Underwriting Procedures...........................................  S-11
    Selection Criteria................................................  S-12
Composition of the Auto Loans as of the Cut-Off Date..................  S-12
THE BANK..............................................................  S-14
    General...........................................................  S-14
    Litigation........................................................  S-14
    Delinquency and Default Experience................................  S-14
DESCRIPTION OF SALE AND SERVICING AGREEMENT...........................  S-17
    Conveyance of Auto Loans..........................................  S-17
    Servicing Procedures..............................................  S-17
    Servicer's Certificate............................................  S-18
    Review by Independent Certified Public Accountants................  S-18
    Servicer Default; Waiver of Past Defaults.........................  S-19
    Servicing Compensation, Payment of Expenses and Trustees' Fees....  S-19
    Mandatory Repurchase of Auto Loans................................  S-20
DESCRIPTION OF THE NOTES..............................................  S-20
    General...........................................................  S-20
    Distributions to the Noteholders of the Subordinate Notes.........  S-20
    Payment Dates.....................................................  S-21
    Accounts..........................................................  S-21
    Delivery of the Servicer's Certificate............................  S-21
    Flow of Funds.....................................................  S-21
    Interest Payments.................................................  S-22
    Credit Enhancement................................................  S-23
        Overcollateralization.........................................  S-24
    Withholding.......................................................  S-24
    Reports to Noteholders............................................  S-24
    Optional Redemption...............................................  S-25
    Events of Default.................................................  S-25
    Rights upon an Event of Default...................................  S-25
MATERIAL FEDERAL INCOME TAX CONSIDERATIONS............................  S-26
    Tax Characterization of the Trust.................................  S-26
    Tax Considerations for Holders of the Notes.......................  S-26
    State and Local Tax Considerations................................  S-28
ERISA CONSIDERATIONS..................................................  S-28
RATINGS...............................................................  S-28
UNDERWRITING..........................................................  S-29
LEGAL MATTERS.........................................................  S-31
REPORT OF INDEPENDENT ACCOUNTANTS.....................................   F-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    SUMMARY

 . This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, read carefully this entire prospectus supplement and the accompanying prospectus.

 . This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

The Trust

Chevy Chase Auto Receivables Trust [______], or the trust, is a Delaware business trust. The trust will issue the notes and be liable for the payment of interest and principal on the notes.

The trust's principal assets will be a pool of auto loans and cash held in certain accounts.

The Seller/Servicer

Chevy Chase Bank, F.S.B., or the bank, a federally chartered stock savings bank, will act as servicer of the auto loans.

Cut-Off Date

The opening of business on [_______].

Closing Date

On or about [_______].

Payment Dates

The 15th day of each month, if the 15th is a business day. If the 15th day is not a business day, the payment date will be the following day that is a business day. The first payment date will be [_______].

Description of the Notes

General

The trust will issue five classes of its asset backed notes. The notes are designated as the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes. The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes are the Class A Notes. The Class B Notes are the Subordinate Notes.

The notes will be secured solely by a pledge of the assets of the trust.

The trust will also issue a trust certificate. The trust certificate represents the ownership of the trust. Payments on the trust certificate are subordinate to payments on the notes. The trust certificate does not have a principal balance and is not offered to the public.

The Notes

Each class of notes will have the initial principal amount, interest rate and final scheduled payment date for that class listed on the cover page of this prospectus supplement.

The notes will be issued initially in book-entry form only and will be issued in minimum denominations of $1,000 and multiples of $1. You may hold your notes through DTC in the United States or Clearstream, Luxembourg, or the Euroclear System in Europe.

Flow of Funds

On each payment date, the trustee will apply the trust's available funds as follows:

 . first, to pay the monthly servicing fee,

 . second, to pay the trustees' fees,

 . third, to pay interest on the Class A Notes,

 . fourth, to fund a payment of principal, to the extent as may be necessary to reduce the Class A Note principal balance to the pool balance; i.e., to maintain parity between the Class A Note principal balance and the pool balance, which amount will be paid out as described below under "Principal",

 . fifth, to pay interest on the Class B Notes,

 . sixth, to fund a payment of principal, to the extent as may be necessary to reduce the combined Class A and Class B Note principal balance to the pool balance; i.e., to maintain parity between the combined Class A and Class B Note balance and the pool balance, which amount will be paid out as described below under "Principal",

 . seventh, to fund a payment of principal in an amount generally equal to the decrease in the pool balance during the prior month, reduced by the amount of any principal allocated as provided above, and further reduced by the amount of any excess level of overcollateralization, which amount will be paid out as described below under "Principal",

 . eighth, to fund a payment of principal, to the extent as may be necessary to reduce to zero the principal balance of any class which remains outstanding on or after its final scheduled payment date, which amount will be paid out as described below under "Principal",

 . ninth, to deposit into the reserve account an amount up to the reserve account required amount,

 . tenth, to fund using excess cashflow, as well as excess amounts released from the reserve account, an additional payment of principal, to the extent as may be necessary to increase the overcollateralization to its required target level, which amount will be paid out as described below under "Principal", and

 . eleventh, to pay the remainder, if any, to the holder of the trust certificate.

Interest

On each payment date, to the extent that funds are available, the noteholders of each class will receive interest that accrued from the preceding payment date, payable at the interest rate for that class. In the case of the first payment date, interest will accrue from the closing date. The interest rate for each class is listed on the cover page of this prospectus supplement. Interest on the Class A-1 Notes will be calculated on the basis of a 360-day year and the actual number of days elapsed in the accrual period. Interest on all other classes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Interest amounts paid to the holders of the Class A Notes will be shared by the holders of the Class A-1, the Class A-2, the Class A-3 and the Class A-4 Notes in proportion to the interest due on each class.

Principal

On each payment date, all amounts allocated to the payment of principal as described in "Flow of Funds" above will be aggregated and will be paid out in the following order of priority:

 . first, to the Class A-1 Noteholders until they are paid in full,

 . second, to the Class A-2 Noteholders until they are paid in full,

 . third, to the Class A-3 Noteholders until they are paid in full,

 . fourth, to the Class A-4 Noteholders until they are paid in full, and

 . fifth, to the Class B Noteholders until they are paid in full.

If an event of default occurs, the Class A Notes then outstanding will receive principal payments pro rata, although the Class A Notes as a group will still be entitled to payment in full before any principal is paid on the Class B Notes.

Optional Redemption

On any payment date when the outstanding principal balance of the notes is less than or equal to $[_______], which is 5% of the original principal balance of the notes, the servicer may purchase the auto loans from the trust. This will result in the redemption of the notes. If a redemption occurs, you will receive a final distribution equaling the entire unpaid principal balance of the notes plus all accrued and unpaid interest.

The Trust Assets

General

The trust's assets will principally include:

 . a pool of auto loans, which are secured by new and used automobiles, light duty trucks and vans;

 . collections on the auto loans received on or after [________];

 . an assignment of the security interests in the vehicles securing the auto loan pool; and

 . amounts held in the reserve account.

The Auto Loans

The auto loans consist of simple interest retail installment sales contracts between dealers and retail purchasers and installment loans which are secured by new and used automobiles, light duty trucks and vans financed by means of the auto loan. Each obligor's obligation under its auto loan is a full recourse obligation. The auto loans contain provisions which unconditionally require the obligor to make all payments under the related auto loan.

On the closing date, the bank will assign to the trust a pool of auto loans.

On the closing date the trust will pledge the auto loans to the indenture trustee as collateral for the notes. Payments on the notes will be made from payments on the pledged auto loans, withdrawals from the reserve account and payments received under applicable insurance policies and from disposition of collateral.

Characteristics of the Auto Loans

The statistical information presented in this prospectus supplement is based on the auto loans as of the cut off date.

The auto loans will consist of "prime" quality auto loans secured by new and used automobiles, light duty trucks and vans which were purchased from automobile dealers under the lender's financing program or originated by the bank.

As of [_______], the auto loans have:

 . an aggregate principal balance of $[______________];

 . a weighted average annual percentage rate of approximately [_____]%;

 . a weighted average original maturity of approximately [_____] months;

 . a weighted average remaining maturity of approximately [_____] months; and

 . a remaining term of not more than [__] months and not less than [__] months.

Reserve Account

On the closing date, a portion of the proceeds from the sale of the notes will be deposited in the reserve account in an amount equal to [__________]. On each payment date, excess cashflow will be deposited in the reserve account until the amount on deposit in the reserve account equals its target level of [_____]% of the original pool balance. The amount on deposit in the reserve account is required to be maintained at this target level for so long as the notes are outstanding, except that the amount on deposit need never be greater than the aggregate outstanding note principal balance.

Amounts in the reserve account will be available:

 . to pay interest on the notes,

 . to pay the principal balance of a class of notes to zero on that class's final scheduled payment date, and

 . to pay principal on the notes to the extent necessary to reduce the then outstanding principal balance of the notes to the then outstanding pool balance, i.e., to maintain parity between the aggregate note balance and the pool balance.

Subordination

Payments on the Subordinate Notes are subordinated to payments on the Class A Notes. This subordination of distributions on the Subordinate Notes is intended to increase the likelihood that the trust will not default in making payments due on the Class A Notes.

Overcollateralization

To the extent that the pool balance exceeds the note balance, the trust will have a level of overcollateralization which will be available to absorb losses on the auto loan pool. The initial level of overcollateralization will be [____]. The level of overcollateralization is required to increase to, and thereafter be maintained at, a target level equal to the greater of (1) [_____]% of the then-current pool balance, less the amount then on deposit in the reserve account and (2) [_____]% of the aggregate principal balance of the auto loans that are delinquent 90 days or more, including repossessions, and that have not been charged off, less the amount in the reserve account. The level of overcollateralization is increased and maintained through the application of excess cashflow available to the trust, primarily in the form of the excess of interest collections on the auto loan pool over the interest paid out on the notes and certain fees, as additional principal paid on the notes. In general, the target amount of overcollateralization will decrease as the pool balance decreases.

Servicing

The bank will be the servicer of the auto loans and will be responsible for servicing, managing and making collections on, and otherwise enforcing, the auto loans.

Federal Income Tax Considerations

For federal income tax purposes:

 . Dewey Ballantine LLP, tax counsel to the trust and counsel to the underwriters, is of the opinion that the notes will be treated as indebtedness and the trust will not be treated as an association (or publicly traded partnership) taxable as a corporation. By your acceptance of a note, you agree to treat the notes as indebtedness.

 . Interest on the notes will be taxable as ordinary income when received by a holder on the cash method of accounting and when accrued by a holder on the accrual method of accounting.

 . Dewey Ballantine LLP has prepared the discussion under "Material Federal
  Income Tax Considerations" in this prospectus supplement and "Material Federal Income Tax Considerations" in the prospectus and is of the opinion that the discussion accurately states all material federal income tax consequences of the purchase, ownership and disposition of the notes to their original purchaser.

ERISA Considerations

Subject to the important considerations described under "ERISA Considerations" in this prospectus supplement, pension, profit-sharing and other employee benefit plans may purchase the notes. You should consult with your counsel regarding the applicability of the provisions of the Employee Retirement Income Security Act of 1974, as amended, before purchasing a note.

Ratings

 . The trust will not issue the notes unless they have been assigned the ratings stated below.

 . You should know that the ratings could be lowered, qualified or withdrawn by the rating agencies.

Class                    Ratings
-----        -------------------------------
                S&P      Moody's     Fitch
             ---------  ---------  ---------
A-1........
A-2........
A-3........
A-4........
B..........

[Legal Investment Considerations

The Class A-1 Notes will be eligible for purchase by money market funds under Rule 2a-7 under the Investment Company Act.]

                                  RISK FACTORS

     In addition to those factors described under "Risk Factors" in the prospectus, you should consider, among other things, the following factors in connection with the purchase of the notes:

     An investment in the notes may be an illiquid investment.

     There currently is no secondary market for the notes, and there is no assurance that one will develop or, if one does develop, that it will continue until the notes are paid in full. The underwriters intend to make a market in the notes but have no obligation to do so.

     The rate at which the notes will amortize cannot be predicted.

     All of the auto loans are prepayable at any time without penalty. The rate of prepayments on the auto loans may be influenced by a variety of economic, social and other factors. Under certain circumstances, the bank will be obligated to purchase auto loans as a result of breaches of certain representations and covenants in the transaction documents. The servicer also has the right, subject to certain conditions, to purchase the auto loans when the total principal balance of the notes is 5% or less of the total principal balance of the notes as of the date they are issued. Any reinvestment risks resulting from a faster or slower incidence of prepayments and/or purchases of auto loans will be borne entirely by the noteholders.

     The Subordinate Notes are subordinated to, and subject to a greater risk of loss or delay in distributions than, the Class A Notes.

     Payments on the Subordinate Notes will be subordinated in priority of payment to interest and principal due on the Class A Notes. Consequently, the holders of Subordinate Notes will not receive any payments of interest on a payment date unless the full amount of interest due on the Class A Notes on that payment date as well as an amount of principal to maintain parity between the Class A Note principal balance and the pool balance has been paid. No principal will be paid on the Subordinate Notes until the entire principal balance of all Class A Notes has been paid in full. This subordination has the effect of increasing the likelihood of payment on the Class A Notes and therefore decreasing the likelihood of payment on the Subordinate Notes.

     The holders of the Subordinate Notes are restricted in their rights to accelerate the notes.

     Under certain circumstances, the most senior class outstanding at any time will have the right to accelerate the notes or waive an event of default, as well as to direct remedies following an event of default.

     Geographic concentrations of receivables may result in higher losses if particular regions experience downturns.

     As of [_______] [the cut-off date], based upon billing address information provided to the bank, the obligors resided in __ states [and the District of Columbia.] [____] of these states, [____], [____] and [____], account for [____]%, [____]% and [____]%, respectively, of the aggregate principal balance of the receivables in the trust. Adverse economic conditions in [____], [____] and [____] could adversely affect the delinquency, loan loss or repossession experience with respect to the auto loans. Changes in these factors may also affect the rate of principal payments on the auto loans.

     Failure to obtain a perfected security interest in the vehicles in all states may lead to a reduction in distributions of principal and interest.

     The bank or its agent will hold the auto loans and the certificates of title or ownership relating to the vehicles as custodian for the indenture trustee. However, the auto loans will not be marked or stamped to indicate that they have been sold to the trust, and the certificates of title or ownership for the vehicles will not be endorsed or otherwise amended to identify the trust as the new secured party. Under such circumstances and in certain jurisdictions, the trust's interest in the auto loans and the vehicles may be defeated. See "Legal Aspects of The Auto Loans" in the accompanying prospectus.

     If the protection provided to the noteholders by the overcollateralization and the reserve account is insufficient to pay principal and interest on the notes, the noteholders would have to look principally to the obligors on the auto loans and to the proceeds from the disposition of collateral which secure the auto loans. In that event, certain factors, such as the indenture trustee's failure to have perfected security interests in the vehicles in all states, may affect the trust's ability to repossess and sell the vehicles securing the auto loans, and thus may reduce the proceeds to be distributed to noteholders. See "Description of the Notes--Flow of Funds" in this prospectus supplement, as well as "Legal Aspects of The Auto Loans" in the accompanying prospectus.

                                   THE TRUST

     The following information supplements and, to the extent more specific, supersedes the information contained in the accompanying prospectus.

General

     Chevy Chase Auto Receivables Trust [_______], or the trust, will be a Delaware business trust formed under the laws of the State of Delaware under a trust agreement, dated as of [_______] between the bank and the owner trustee for the purpose of engaging in the transactions described in this prospectus supplement. The trust will only engage in the following activities:

     . acquiring, holding and managing the auto loans and the other assets of the trust,

     . issuing the notes,

     . making payments on the notes, and

     . engaging in other activities in connection with the notes.

     The trust's principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company as owner trustee, at the same address as the owner trustee.

     The trust will not acquire any assets other than the trust property, and it is not anticipated that the trust will have any need for additional capital resources. The financial statements of the trust, which were prepared prior to sale of the auto loans to the trust and the issuance of the notes, are included in this prospectus supplement beginning on page [_____]. No historical or pro forma financial statements or ratios of earnings to fixed charges with respect to the trust have been included because the trust will have had no operating history upon its establishment and will not have engaged in any business other than acquiring and holding the trust property, issuing the notes and distributing payments on the notes.

The Owner Trustee

     Wilmington Trust Company will be the owner trustee under the trust agreement. It is a Delaware banking corporation and its principal offices are located at 1100 North Market Street, Wilmington, Delaware 19890. The owner trustee will perform limited administrative functions under the trust agreement. The owner trustee's liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the owner trustee as stated in the trust agreement and the sale and servicing agreement, to be dated as of [_____], among the trust, the seller, the servicer and the indenture trustee.

The Indenture Trustee

     U.S. Bank National Association will be the indenture trustee under an indenture, dated as of [_____], among the trust and U.S. Bank National Association, as indenture trustee. U.S. Bank, National Association is a national banking association, the principal offices of which are located at 180 East 5th Street, St. Paul, Minnesota 55101.

                                USE OF PROCEEDS

     The net proceeds received by the trust from the sale of the notes will be used to pay the bank the cash portion of the purchase price for the auto loans and to fund the initial deposit to be made to the reserve account.

                           THE [_____] TRUST PROPERTY

     The trust assets consist of the following:

     . the auto loans;

     . all monies, including accrued interest, due or received on the auto loans on or after the cut-off date of [_____];

     . all amounts and property from time to time held in or credited to the collection account, the reserve account and the note account;

     . all of the seller's security interests in new and used automobiles, light duty trucks and vans, or the financed vehicles;

     . all of the seller's rights to proceeds from claims on physical damage, theft, vendor's single interest, credit life, disability or hospitalization insurance policies, if any, covering financed vehicles or obligors, as the case may be, to the extent that such insurance policies relate to the auto loans;

     . any proceeds from the sale of repossessed financed vehicles;

     . all of the bank's rights to all documents contained in the auto loan files;

     . all property, including the right to receive future liquidation proceeds, that secures an auto loan and that shall have been acquired by or on behalf of the indenture trustee; and

     . all proceeds of the foregoing.

     The indenture does not permit the trust to acquire any additional assets.

                      PREPAYMENT AND YIELD CONSIDERATIONS

     The rate of principal payments on each class of notes will be directly related to the rate of principal payments on the underlying auto loans. If any class of notes is purchased at a price other than at par, the yield to maturity on such class also will be affected by the rate of principal payments. The principal collections on the auto loans may be in the form of scheduled principal payments, prepayments or liquidations due to default, casualty and the like. Any principal collections other than scheduled principal payments will result in distributions to the noteholders of amounts which would otherwise have been distributed over the remaining term of the auto loans. In general, the rate of such payments may be influenced by a number of other factors, including general economic conditions.

     The effective yield to the holders of a class of notes will depend upon, among other things, the price at which such notes are purchased, the amount of principal, including both scheduled and nonscheduled payments thereof, which is paid to the noteholders and the rate at which such principal is paid.

     On each payment date to the extent that funds are available, the indenture trustee will pay the noteholders of each class interest that accrued from the preceding payment date, payable at the interest rate for that class. In the case of the first payment date, monthly interest will accrue from the closing date at the applicable note rate on the original note principal balance for each class of the notes. Interest on the Class A-1 Notes will be calculated on the basis of a 360-day year and the actual number of days elapsed in the accrual period. Interest on all other classes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The original note principal balance for each class is:

          Class A-1 Notes:    $  [__________],
          Class A-2 Notes:    $  [__________],
          Class A-3 Notes:    $  [__________],
          Class A-4 Notes:    $  [__________], and
          Class B Notes:      $  [__________]

     Prepayments on auto loans can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the absolute prepayment model, or ABS, represents an assumed rate of prepayment each month relative to the original number of auto loans in a pool. ABS further assumes that all the auto loans are the same size and amortize at the same rate and that each auto loan in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of auto loans originally containing 10,000 auto loans, a 1% ABS rate means that 100 auto loans prepay each month. ABS does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of auto loans.

     The tables captioned "Percent of Initial Note Principal Balance at Various ABS Percentages", also called the ABS Tables, have been prepared on the basis of the following assumptions:

     . the auto loans prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases;

     . each scheduled monthly payment on the auto loans is made on the last day of each month and each month has 30 days;

     . the initial principal amount of the notes is as stated on the cover page;

     . interest on the notes accrues during each interest period at the following assumed coupon rates: Class A-1, [_____]%; Class A-2, [_____]%; Class A-3, [_____]%; Class A-4, [_____]%; and Class B, [_____]%;

     . payments on the notes are made on the [___] day of each month whether or not a business day;

     . the notes are purchased on the closing date;

     . [the overcollateralization is initially [_____], building to [_____]% of the amortizing pool balance, minus the amount then on deposit in the reserve account;]

     . the reserve account is funded initially with $[__________]. On each payment date, excess cashflow is deposited in the reserve account until the amount on deposit in the reserve account equals [_____]% of the original pool balance, or $[__________], and remains at that level until the aggregate outstanding note principal balance declines below that level; after that point, the reserve account balance tracks the amortizing aggregate note principal balance;

     . the trustees' fees are [_____], and the annual servicing fee rate is [_____]%;

     . the scheduled monthly payment for each auto loan has been calculated on the basis of the assumed characteristics presented in the table below, and each auto loan will amortize in amounts sufficient to repay the principal balance of such auto loan by its indicated remaining term to maturity; and

     . the notes are not redeemed early pursuant to the optional redemption provision.

     The ABS Tables also assume that (1) the auto loans have been aggregated into hypothetical pools with all of the auto loans within each pool having the following characteristics, and (2) the level of scheduled monthly payments for each of the pools, which is based on its aggregate principal balance, gross APR, original number of scheduled payments and the remaining number of payments as of the cut-off date, will be calculated so that each pool will be fully amortized by the end of its remaining term to maturity.

                                                        Remaining
                                                          Term
                  Aggregate                            To Maturity        Seasoning
      Pool    Principal Balance          APR           (in Months)       (in Months)
     ------  -------------------       -------        -------------     -------------
      1
      2
      3
      4
      5
             -------------------       -------        -------------     -------------

     The ABS Tables indicate, based on the assumptions described above, the percentages of the initial principal amount of the notes that would be outstanding after each of the payment dates shown at various percentages of ABS and the corresponding weighted average lives of the notes. The weighted average life of a note is determined by (1) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the notes to the payment date, (2) adding the results and (3) dividing the sum by the initial principal amount of the notes of that class. The actual characteristics and performance of the auto loans will differ from the assumptions used in constructing the ABS Tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the auto loans will prepay at a constant level of ABS until maturity or that all of the auto loans will prepay at the same level of ABS. Moreover, the diverse terms of the auto loans could produce slower or faster principal distributions than indicated in the ABS Tables at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the auto loans are as assumed. Any difference between the assumptions and the actual characteristics and performance of the auto loans, including actual prepayment experience or losses, will affect the percentages of initial balances outstanding over time and the weighted average lives of the notes. The percentages in the ABS Tables have been rounded to the nearest whole number.

                  Percentage of Initial Note Principal Balance
                           at Various ABS Percentages

                           Class A-1 Notes
---------------------------------------------------------------------
Payment Date                             0.5%  1.0%  1.5%  2.0%  2.5%
---------------------------------------  ----  ----  ----  ----  ----


Average Life (years)...................
   To Maturity.........................
   To 5% Call..........................


                  Percentage of Initial Note Principal Balance
                           at Various ABS Percentages

---------------------------------------------------------------------
                           Class A-2 Notes
Payment Date                             0.5%  1.0%  1.5%  2.0%  2.5%
---------------------------------------  ----  ----  ----  ----  ----



Average Life (years)...................
   To Maturity.........................
   To 5% Call..........................


                  Percentage of Initial Note Principal Balance
                           at Various ABS Percentages

---------------------------------------------------------------------
                           Class A-3 Notes
Payment Date                             0.5%  1.0%  1.5%  2.0%  2.5%
---------------------------------------  ----  ----  ----  ----  ----



Average Life (years)...................
   To Maturity.........................
   To 5% Call..........................


                  Percentage of Initial Note Principal Balance
                           at Various ABS Percentages

---------------------------------------------------------------------
                           Class A-4 Notes
Payment Date                             0.5%  1.0%  1.5%  2.0%  2.5%
---------------------------------------  ----  ----  ----  ----  ----



Average Life (years)...................
   To Maturity.........................
   To 5% Call..........................


                  Percentage of Initial Note Principal Balance
                           at Various ABS Percentages

---------------------------------------------------------------------
                            Class B Notes
Payment Date                             0.5%  1.0%  1.5%  2.0%  2.5%
---------------------------------------  ----  ----  ----  ----  ----



Average Life (years)...................
   To Maturity.........................
   To 5% Call..........................

                             THE POOL OF AUTO LOANS

General

     The assets of the trust will primarily consist of the auto loans, which are secured by the financed vehicles.

     The auto loans in the pool were purchased or originated by the bank. You should note that the bank also acts as servicer for the auto loans under the sale and servicing agreement, and we refer to the bank in that capacity as the servicer.

     With respect to the auto loan pool as of the cut-off date:

     . [______]% by aggregate principal balance were purchased by the bank from dealers in the ordinary course of business;

     . [______]% by aggregate principal balance were originated directly by the bank at or through its deposit branches;

     . approximately [______]% of the aggregate principal balance represents financing of new automobiles, light duty trucks and vans; and

     . approximately [______]% of the aggregate principal balance represents financing of used automobiles, light duty trucks and vans.

Underwriting Procedures

     Each auto loan was originated or purchased by the bank and underwritten in accordance with the bank's established underwriting policies described below. The underwriting procedures of the bank are designed to provide a basis for assessing the obligor's ability and willingness to repay the loan.

     The bank requires each applicant to provide various items of general demographic information, financial information, and employment history. In addition, specific information with respect to the motor vehicle to be financed is required as part of the application process. The bank then reviews the application and a credit bureau report is obtained. In conducting the assessment of the obligor, the bank considers such factors as the obligor's FICO score, the ratio of the proposed loan payment to income and the ratio of debt to income. The bank also evaluates the obligor's credit history through a review of a credit report compiled by a recognized consumer credit reporting bureau. The obligor's equity in the collateral and the terms of the loan are also important in the bank's analysis.

     For those applications that are approved, the bank then determines the amount and terms of the financing to be offered. The amount that the bank will generally advance against the motor vehicle is up to [____]% of the invoice for new vehicles or up to [____]% of the NADA trade-in value for used vehicles plus, in each case, dealer additions, based on the applicable FICO score of the obligor. Dealer additions, such as credit life insurance and extended service policies, are limited to [____]% of the purchase price. The term for a loan is a function of the age of the motor vehicle and the applicable FICO score of the obligor. Acceptable terms generally range from 24 to 72 months in length.

     The bank's guidelines are intended only to provide a basis for lending decisions, and exceptions to such guidelines may, within certain limits, be made based upon the credit judgment of the lending officer with appropriate approval authority. The bank periodically conducts quality audits to ensure compliance with its established policies and procedures.

Selection Criteria

     The auto loans were selected from the bank's portfolio on the basis of a number of criteria, including the following:

     . each auto loan has an original term to maturity of [______] to [______] months;

     . each auto loan has a maturity of not later than [______];

     . except with respect to the balloon auto loans (as described below), each auto loan provides for level monthly payments that fully amortize the amount financed over the original term;

     . no auto loan was more than [______] days past due as of the cut-off date;
       and

     . each auto loan has an unpaid principal balance of not less than $[____] as of the cut-off date.

     All the auto loans are prepayable at any time. The bank makes no prediction as to the actual prepayment experience on the auto loans. See also "Description of the Notes--Optional Redemption" in this prospectus supplement regarding the servicer's option to purchase the auto loans when the total principal balance of the notes is 5% or less of the total principal balance of the notes as of the date of issuance of the notes.

     The auto loans are simple interest and actuarial installment sales contracts and installment loans which provide for equal monthly payments, except for [______]% of the auto loans (as a percentage of the initial pool balance as of the cut-off date) which are balloon auto loans. A balloon auto loan is one for which the last scheduled monthly payment is significantly larger than any prior scheduled monthly payment.

     The composition, distribution by annual percentage rate, commonly called APR, and geographical distribution of the auto loans as of the cut-off date are as set forth in the following tables.

              Composition of the Auto Loans as of the Cut-Off Date

Initial Aggregate Principal Balance...........................................  $[__________]
Number of Auto Loans..........................................................  [___________]
Average Original Principal Balance............................................  $[__________]
Range of Original Principal Balances..........................................  $[________] to $[________]
Average Remaining Principal Balance...........................................  $[__________]
Range of Remaining Principal Balances.........................................  $[________] to $[_________]
Weighted Average APR(1).......................................................  [________]%
Range of APRs.................................................................  [________]% to [________]%
Weighted Average Original Term to Maturity(1).................................  [________] months
Range of Original Terms to Maturity...........................................  [__] months to [__] months
Weighted Average Remaining Term to Maturity(1)................................  [________] months
Range of Remaining Terms to Maturity..........................................  [__] months to [__] months
-------------------------------------------------------------------------------------------------------------

(1)  Weighted by remaining principal balance.

          Distribution of the Auto Loans by APR as of the Cut-Off Date

                                                                                         Percentage of
                                             Number of              Aggregate               Aggregate
            Range of APRs                    Auto Loans          Principal Balance     Principal Balance
            -------------                    ----------          -----------------     -----------------
                                                              $                      %

                                           --------------     -----------------------  ----------------------
Total................................                         $                                     100.00%

        Geographic Distribution of the Auto Loans as of the Cut-Off Date

                                                                                          Percentage of
                                            Number of              Aggregate                Aggregate
State(1)(2)                                 Auto Loans         Principal Balance        Principal Balance
-----------                                 ----------         -----------------     -----------------------
[Texas]                                                                $                        %
[Georgia]............................
[Virginia]...........................
[North Carolina].....................
[Maryland]...........................
[Florida]............................
[Pennsylvania].......................
[Alabama]............................
[Tennessee]..........................
Other................................
                                           --------------     -----------------------------------------------
Total................................                        $                                       100.00%

__________________
(1) Based upon the billing address of the obligors.
(2) No other state represents more than 5% of the auto loans.

Distribution of the Auto Loans by Remaining Principal Balance as of the Cut-Off
                                      Date

                                                                    Aggregate            Percentage of
Range of Remaining                           Number of              Principal              Aggregate
Principal Balances                          Auto Loans               Balance           Principal Balance
------------------                          ----------               --------        ----------------------
                                                              $                      %

                                           --------------     -----------------------  ----------------------
Total................................                         $                                     100.00%

        Distribution of the Auto Loans by Remaining Terms to Maturity
                            as of the Cut-Off Date

                                                                            Aggregate           Percentage of
Range of Remaining Terms to                         Number of               Principal             Aggregate
Maturity (months)                                   Auto Loans               Balance          Principal Balance
--------------------------------------           ----------------        ---------------    ---------------------
                                                                         $                             %

--------------------------------------           ----------------        ---------------    ---------------------
Total ................................                                   $                            100.00%

                                    THE BANK

General

     The bank, which is the seller and the servicer of the auto loans, is a federally chartered stock savings bank. The bank's home office is located at 7926 Jones Branch Drive, McLean, Virginia 22102, and its executive offices are located at 7501 Wisconsin Avenue, Bethesda, Maryland 20814. The bank's telephone number is (301) 986-7000. The bank is subject to comprehensive regulation, examination and supervision by the Office of Thrift Supervision, or the OTS, within the Department of the Treasury and, to a lesser extent, by the Federal Deposit Insurance Corporation, or the FDIC. Deposits at the bank are fully insured up to $100,000 per insured depositor by the Savings Association Insurance Fund, which is administered by the FDIC.

     Based on unaudited results, at [_______________], the bank had consolidated assets of approximately $[_____] billion, deposits of approximately $[_____] billion, and stockholders' equity of approximately $[_____] million. As a savings bank chartered under the laws of the United States, the bank is subject to certain minimum regulatory capital requirements imposed under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, or FIRREA. At [________], the bank's tangible, core, tier 1 risk-based and total risk-based regulatory capital ratios were [_____]%, [_____]%, [_____]% and [_____]%, respectively. As of such date, the bank's capital ratios exceeded the requirements under FIRREA as well as the standards established for "well-capitalized" institutions under the prompt corrective action regulations established pursuant to the Federal Deposit Insurance Corporation Improvement Act of 1991. The OTS has the discretion to treat a ``well-capitalized'' institution as an ``adequately capitalized'' institution for purposes of the prompt corrective action regulations if, after notice and an opportunity for a hearing, the OTS determines that the institution is being operated in an unsafe or unsound condition or has received and has not corrected a less than satisfactory examination rating for asset quality, management, earnings or liquidity.

Litigation

     The bank is not involved in any legal proceedings, and is not aware of any pending or threatened legal proceedings, that would have a material adverse effect upon its financial condition or results of operations.

Delinquency and Default Experience

     The tables below set forth certain information concerning the bank's delinquency and loss experience with respect to its servicing portfolio of retail installment sales contracts for new and used automobiles, light duty trucks and vans acquired pursuant to its finance programs. Delinquency is recognized on a contractual basis only. The bank cannot assure you that the levels of delinquency and loss experience reflected in the tables below are indicative of the performance of the auto loans included in the trust.

                            CHEVY CHASE BANK, F.S.B.

                             Delinquency Experience



                                       As of June 30,
                                -----------------------------------------------------------------------------------
                                         2001                         2000                          1999
                                -------------------------    -------------------------    -------------------------
                                  Dollar      Percentage       Dollar      Percentage       Dollar      Percentage
                                  Amount       of Total        Amount       of Total        Amount       of Total
                                  (000)       Auto Loans       (000)       Auto Loans       (000)       Auto Loans
                                ----------    ----------     -----------   ----------       ----------  ----------
Auto Loans
Outstanding(1)..............    $1,715,913                    $1,568,837                    $1,133,797
Delinquencies:(2)(3)
 30-59 Days.................        24,090       1.40%            28,197       1.80%            10,439       0.92%
 60-89 Days.................         7,397       0.43%             7,500       0.48%             3,180       0.28%
 90 Days or more............        15,906       0.93%            15,702       1.00%             7,709       0.68%
                                ----------       ----         ----------       ----         ----------       ----
Total Delinquencies.........    $   47,393       2.76%        $   51,399       3.28%        $   21,328       1.88%
                                ==========       ====         ==========       ====         ==========       ====

                                       As of December 31,
                                -----------------------------------------------------------------------------------
                                         1998                         1997                          1996
                                -------------------------    -------------------------    -------------------------
                                  Dollar      Percentage       Dollar      Percentage       Dollar      Percentage
                                  Amount       of Total        Amount       of Total        Amount       of Total
                                  (000)       Auto Loans       (000)       Auto Loans       (000)       Auto Loans
                                ----------    ----------     -----------   ----------       ----------  ----------
Auto Loans
Outstanding(1)..............     $760,348                       $853,424                      $714,320
Delinquencies:(2)(3)
 30-59 Days.................        7,919       1.04%              9,212       1.08%             8,516       1.19%
 60-89 Days.................        2,297       0.30%              3,256       0.38%             2,176       0.30%
 90 Days or more............        6,155       0.81%              9,188       1.08%             3,588       0.50%
                                 --------       ----            --------       ----           --------       ----
Total Delinquencies.........     $ 16,371       2.15%           $ 21,656       2.54%          $ 14,280       1.99%
                                 ========       ====            ========       ====           ========       ====


_________
(1) Auto loans outstanding is the remaining principal balance.
(2) The period of delinquency is based on the number of days payments are contractually past due.
(3) Includes repossessions in inventory.

                            CHEVY CHASE BANK, F.S.B.

                                Loss Experience

                         ----------------------------------------------------------------------------------------------------
                                   6 Months Ended
                                   June 30, 2001                          2000                          1999
                         -------------------------------      ---------------------------    -------------------------------
                                           Percentage of                    Percentage of                      Percentage of
                               Dollar      Average Auto          Dollar     Average Auto      Dollar           Average Auto
                               Amount          Loans             Amount         Loans         Amount               Loans
                               (000)      Outstanding(1)         (000)       Outstanding      (000)             Outstanding
Average Auto Loans
Outstanding(2).........      $1,652,033                        $1,431,324                     $940,031
Gross Charge-offs(3)...           9,220        1.12%               11,152        0.78%           8,200              0.87%
Recoveries(4)..........           1,084        0.14%                1,978        0.14%           1,554              0.16%
                             ----------        ----            ----------        ----         --------              ----
Net Losses.............      $    8,136        0.98%           $    9,174        0.64%        $  6,646              0.71%
                             ==========        ====            ==========        ====         ========              ====

                                       For the year ended December 31,
                         ----------------------------------------------------------------------------------------------------

                                      1998                                1997                          1996
                         -------------------------------      ---------------------------    -------------------------------
                                           Percentage of                    Percentage of                      Percentage of
                               Dollar      Average Auto          Dollar     Average Auto      Dollar           Average Auto
                               Amount          Loans             Amount         Loans         Amount               Loans
                               (000)      Outstanding(1)         (000)       Outstanding      (000)             Outstanding
Average Auto Loans
Outstanding(2).........      $771,587                          $832,700                       $565,963
Gross Charge-offs(3)...        12,682         1.64%               8,303          1.00%           3,795              0.67%
Recoveries(4)..........         1,211         0.15%                 770          0.10%             277              0.05%
                             --------         ----             --------          ----         --------              ----
Net Losses.............      $ 11,471         1.49%            $  7,533          0.90%        $  3,518              0.62%
                             ========         ====             ========          ====         ========              ====

_________
(1)  Annualized.
(2)  Equals the arithmetic average of the month-end balances.
(3) Gross charge-offs represent the excess of the outstanding loan balance over net liquidation proceeds where net liquidation proceeds are the excess of liquidation proceeds over the sum of repossession, liquidation and other related expenses.
(4) Includes current post-disposition recoveries on receivables previously charged off.

                  DESCRIPTION OF SALE AND SERVICING AGREEMENT

Conveyance of Auto Loans

     On the closing date, the bank will sell to the trust, without recourse except as expressly set forth in the sale and servicing agreement, all of the bank's right, title and interest in and to the auto loans and the other trust property, including its security interests in the financed vehicles. Concurrently with this sale and assignment, the indenture trustee will execute, authenticate and deliver the notes to the underwriters against payment to the bank of the net purchase price of the sale of the notes.

     In the sale and servicing agreement, the bank will make various representations and warranties to the trust, including:

     . the information provided with respect to auto loans is correct in all material respects;

     . the obligor on each auto loan is required to obtain physical damage and theft insurance in accordance with the bank's normal requirements;

     . at the date of issuance of each class of notes, the auto loans are free and clear of all security interests, liens, charges, and encumbrances and no setoffs, defenses, or counterclaims against the bank have been asserted or threatened (other than the interest of the trust and indenture trustee);

     . on the closing date, each of the auto loans is or will be secured by a first priority perfected security interest in the financed vehicle in favor of the bank; and

     . at the time it was originated, each auto loan complied, and on the closing date complies, in all material respects, with applicable federal and state laws, including consumer credit, truth in lending, equal credit opportunity, and disclosure laws.

     The only recourse the trust and the noteholders will have against the bank for breach of any of the representations and warranties made with respect to the auto loans in the sale and servicing agreement will be to require the bank to repurchase the auto loan. See ``--Mandatory Repurchase of Auto Loans'' in this prospectus supplement.

     To assure uniform quality in servicing the auto loans and to reduce administrative costs, the bank, as servicer, shall be appointed as initial custodian of the auto loans. The servicer, in its capacity as custodian, will hold the auto loans and all electronic entries, documents, instruments and writings related to the auto loans, or the auto loan file, directly or through sub-servicers, on behalf of the indenture trustee for the benefit of noteholders. The auto loans will not be stamped or otherwise marked to reflect the sale and assignment of the auto loans to the trust and the pledge thereof to the indenture trustee and will not be segregated from other receivables held by the servicer. However, UCC financing statements reflecting the sale and assignment of the auto loans by the bank to the trust will be filed, and the bank's accounting records and computer systems will be marked to reflect such sale and assignment and subsequent pledge to the indenture trustee. See "Legal Aspects of The Auto Loans" in the prospectus. The sale and servicing agreement will require the servicer to file continuation statements relating to such UCC financing statements in order to maintain the perfected security interest of the trust in the auto loans. The servicer may designate a third-party document retention company to act as custodian with respect to the auto loan files.

Servicing Procedures

     The servicer will service the auto loans pursuant to the sale and servicing agreement. The sale and servicing agreement requires the servicer to carry out the servicing of the auto loans generally in the same manner in which it services receivables and vehicles held for its own account. In performing its servicing duties, the servicer will act on behalf and for the benefit of the trust and the noteholders, subject at all times to the provisions of the sale and servicing agreement, without regard to any relationship which the servicer or any affiliate of the servicer may otherwise have with an obligor.

     The servicer, as an independent contractor on behalf of the trust and for the benefit of the noteholders, will be responsible for managing, servicing and administering the auto loans and enforcing and making collections on the auto loans and any insurance policies relating to the financed vehicles and for enforcing any security interest in any of the financed vehicles, all as set forth in the sale and servicing agreement. The servicer's responsibilities will include collecting and posting of all payments, responding to inquiries of obligors, investigating delinquencies, accounting for collections, furnishing monthly and annual statements to the indenture trustee with respect to distributions, providing appropriate federal income tax information for use in providing information to noteholders and attempting to maintain the perfected security interest of the bank in the financed vehicles.

     In connection with the servicing of the auto loans, the servicer has the right to sell any defaulted auto loan. Any proceeds from such a sale will be deposited into the collection account.

Servicer's Certificate

     The sale and servicing agreement requires that on or before December 31 of each year, beginning [_______________], the servicer deliver an officer's certificate to the indenture trustee and the rating agencies which states that:

     . the officer has reviewed the servicer's activities and performance of its duties under the sale and servicing agreement during the preceding 12-month period ended December 31 of that year (or the period since the date of the sale and servicing agreement);

     . the review has been made under that officer's supervision; and

     . to the best of the officer's knowledge, based on the review, the servicer has fulfilled all of its obligations under the sale and servicing agreement throughout the period in question, or, if there has been a default in the fulfillment of any such obligation, specifying each default known to the officers, its nature and status.

Review by Independent Certified Public Accountants

     The sale and servicing agreement requires the servicer to have a firm of independent certified public accountants, who may also render other services to the servicer, deliver a written statement to the indenture trustee. The independent certified public accountants must deliver this report within 90 days following the end of each fiscal year of the servicer, beginning with the servicer's fiscal year ending [_______________] and send a copy to the rating agencies. This report must confirm that:

     . the firm of independent certified public accountants has read the monthly servicer's certificates delivered pursuant to the sale and servicing agreement with respect to each collection period during such one-year period, or such longer or shorter period since the date of the sale and servicing agreement;

     . the firm of independent certified public accountants has reviewed the servicing of the auto loans by the servicer;

     . its review included tests relating to automobile, light duty truck and van loans serviced for others in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, to the extent the procedures in such program are applicable to the servicing obligations set forth in the sale and servicing agreement; and

     . except as described in the report, the review disclosed no exceptions or errors in the records relating to automobile, light duty truck and van loans serviced for others that, in the firm's opinion, paragraph four of such program requires such firm to report.

Servicer Default; Waiver of Past Defaults

     A servicer default under the sale and servicing agreement will consist of the occurrence and continuance of any of the following:

     . the servicer's failure to deliver the servicer's certificate to the indenture trustee on or before the determination date, which failure continues unremedied for more than three business days after written notice from the indenture trustee or the holders of notes evidencing not less than 25% of the principal balance of the notes as of that date of determination;

     . the servicer's failure to deliver to the indenture trustee for distribution to the noteholders any proceeds or payment which the sale and servicing agreement requires it to deliver, which failure continues unremedied for more than three business days after written notice from the indenture trustee or the holders of notes evidencing not less than 25% of the principal balance of the notes as of that date of determination;

     . the servicer's failure to observe or perform in any material respect any other covenant or agreement of the servicer, in the sale and servicing agreement, which failure materially and adversely affects the rights of the noteholders and which continues unremedied for more than 30 days after the giving of written notice of such failure to the servicer, by the indenture trustee or to the indenture trustee by noteholders evidencing not less than 25% of the principal balance of the notes as of that date of determination; and

     . any insolvency event.

     An insolvency event means financial insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the servicer and certain actions by the servicer indicating its insolvency or inability to pay its obligations, as described in "The Trust Documents--Removal of the Servicer" in the prospectus. Upon the occurrence of a servicer default, the servicer may be removed by the indenture trustee or by the majority noteholders. The majority noteholders may waive some defaults by the servicer in the performance of its obligations under the sale and servicing agreement.

     The majority noteholders means, as of any date of determination, holders of notes representing a majority of the aggregate principal balance of all classes of notes as of that date of determination.

Servicing Compensation, Payment of Expenses and Trustees' Fees

     For its servicing of the auto loans, the servicer will be entitled to receive a monthly servicing fee on each payment date which equals one-twelfth times [____]% of the pool balance as of the first day of the immediately preceding collection period. The servicer will deposit all late fees into the collection account and those fees will be included in available funds.

     All costs of servicing each auto loan in the manner required by the sale and servicing agreement will be borne by the servicer, but the servicer shall be entitled to retain, out of any amounts actually recovered with respect to any defaulted auto loan or the financed vehicles subject to a defaulted auto loan, the servicer's actual out-of-pocket expenses reasonably incurred with respect to such defaulted auto loan or financed vehicle.

     On each payment date, the indenture trustee and the owner trustee are each entitled to receive a fee (payable from available funds) for their services as indenture trustee and owner trustee during the prior collection period in an amount agreed upon by the bank and the indenture trustee and the owner trustee, respectively.

Mandatory Repurchase of Auto Loans

     In the event of a breach of any representation or warranty with respect to the auto loans described in "-Conveyance of Auto Loans" in this prospectus supplement, which breach materially and adversely affects an auto loan or the interest of the trust or the noteholders in such auto loan, the bank will be required to repurchase the auto loan from the trust for the purchase amount. This repurchase requirement will not apply if the breach has been cured by the last day of the collection period following the collection period during which the bank becomes aware of, or receives written notice from the indenture trustee, or the servicer of the breach. The purchase amount is payable on the determination date following such subsequent collection period. The repurchase obligation will constitute the sole remedy available to the noteholders or the indenture trustee against the bank for any such uncured breach. See "The Trust Documents--Representations and Warranties of the Lenders; Repurchase Obligation" in the accompanying prospectus.

     In the event of a breach of certain covenants of the servicer in the sale and servicing agreement, the servicer will be required to purchase the affected auto loans from the trust. The purchase obligation will constitute the sole remedy available to the noteholders or the indenture trustee against the servicer for any such uncured breach. See "The Trust Documents--Servicer Covenants" in the accompanying prospectus.

     The purchase amount of any auto loan, with respect to any payment date equals the sum of:

     . the outstanding principal balance of the auto loan as of the last day of the preceding collection period, and

     . the amount of accrued and unpaid interest on the auto loan's outstanding principal balance at the related APR through the date the auto loan is purchased, after giving effect to the receipt of monies collected on the auto loan in that preceding collection period.

                            DESCRIPTION OF THE NOTES

General

     The trust will issue the notes under an indenture, a form of which has been filed as an exhibit to the registration statement. The following summary describes material terms of the notes and the indenture. The summary does not purport to be complete and is subject to all the provisions of the notes and the indenture. The following summary supplements the description of the general terms and provisions of the notes of any given series and the related indenture as described in the accompanying prospectus, and to the extent that those descriptions differ from the descriptions provided in this prospectus supplement, the descriptions provided in this prospectus supplement replace those descriptions. You can obtain a copy of the indenture without charge on written request addressed to the indenture trustee at its Corporate Trust Department at 180 East 5th Street, St. Paul, Minnesota 55101, Att: Structured Finance/Chevy Chase [_____].

     The trust will offer the notes in minimum denominations of $1,000 and integral multiples of $1 in book-entry form only. Persons acquiring beneficial interests in the notes will hold their interests through The Depository Trust Company in the United States or Clearstream, Luxembourg or the Euroclear System in Europe. See "Description of the Securities--Book-Entry Registration" and Annex I in the accompanying prospectus.

     In addition to the notes, the trust will also issue the trust certificate which will not be offered by this prospectus supplement.

Distributions to the Noteholders of the Subordinate Notes

     Payments of interest on the Subordinate Notes will only be made on each payment date if funds remain after paying all fees to the servicer, the indenture trustee and the owner trustee and after making all payments of interest on the Class A Notes and certain payments of principal on that date.
No principal will be paid to the holders of the Subordinate Notes until the entire outstanding principal balance of all Class A Notes has been paid to zero.

Payment Dates

     The notes will pay interest and principal on the fifteenth day of each month, or, if the fifteenth day is not a business day, on the next following business day. The first payment date will be [________]. Only holders of record as of the close of business on the day immediately preceding a payment date, commonly known as a record date, will receive payments on that payment date.

     A business day means any day other than a Saturday, a Sunday or a day on which banking institutions in New York City, Chevy Chase, Maryland or in the city in which the Corporate Trust Office of the indenture trustee under the indenture is located are authorized or obligated by law or executive order to close.

     Each month the trust will distribute the amounts received on the auto loans and any other collections available as property of the trust during the calendar month before the month in which the payment date occurs. This period is referred to as a collection period.

     The final scheduled payment dates are set forth on the cover to this prospectus supplement.

Accounts

     On the closing date the indenture trustee will establish the following accounts, for the benefit of the noteholders:

     . the collection account, into which all payments made on or with respect to the auto loans will be deposited,

     . the note account, and

     . the reserve account.

Delivery of the Servicer's Certificate

     On or before the earlier of the 8th business day or the 11th calendar day of each month, or the determination date, the servicer will deliver a servicer's certificate to the indenture trustee and the rating agencies. The servicer's certificate will provide the information needed to make payments and other distributions and transfers on the upcoming payment date.

Flow of Funds

     On each payment date, the servicer will, in the servicer's certificate, instruct the indenture trustee as to the application of the available funds for that payment date. The available funds for a payment date are the collections on the auto loan pool received by the servicer during the prior calendar month, minus servicer compensation (other than the monthly servicing fee) and reimbursable amounts owed to the servicer; this amount will be transferred from the collection account to the note account. The available funds, together with amounts transferred from the reserve account to the note account to fund noteholder payments, will, on each payment date, be allocated in the following order of priority:

(1)  to the servicer, the monthly servicing fee;

(2) to the owner trustee and the indenture trustee, the fees then due to each of them;

(3) to the Class A Noteholders, ratably, the interest then due to them, including carryover shortfall interest;

(4) to fund a payment of principal to the extent as may be necessary to reduce the Class A Note principal balance to the pool balance; i.e., to maintain parity between the Class A Note principal balance and the pool balance, which amount will be paid out as described below under "--Principal Payments";

(5) to the Class B Noteholders, the interest then due to them, including carryover shortfall interest;

(6) to fund a payment of principal to the extent as may be necessary to reduce the combined Class A and Class B Note principal balance to the pool balance; i.e. to maintain parity between the combined Class A and Class B Note balance and the pool balance, which amount will be paid out as described below under "--Principal Payments";

(7) to fund a payment of principal in an amount generally equal to the decrease in the pool balance during the prior month, reduced by the amount of any principal allocated as provided above, and further reduced by the amount of any excess level of overcollateralization, which amount will be paid out as described below under "--Principal Payments";

(8) to fund a payment of principal to the extent as may be necessary to reduce to zero the principal balance of any class which remains outstanding on or after its final scheduled payment date, which amount will be paid out as described below under "--Principal Payments";

(9) to the reserve account, any deficiency in the reserve account required amount;

(10) to fund, using excess cashflow, as well as excess amounts released from the reserve account, an additional payment of principal to the extent as may be necessary to increase the overcollateralization to its required target level, which amount will be paid out as described below under "--Principal Payments"; and

(11) the remainder, if any, of the available funds, to the holder of the trust certificate.

Interest Payments

     Interest on each class of notes will accrue during each interest accrual period at the applicable interest rate listed below from and including the most recent payment date that interest was paid--or, in the case of the first payment date, from and including the closing date but excluding the following payment date. The interest accruing during an interest period will accrue on each class's outstanding principal amount as of the end of the prior payment date-- or, in the case of the first payment date, on each class's initial note principal balance.

     For any payment date, interest due but not paid on that payment date will be due on the next payment date together with, to the extent permitted by law, interest at the applicable interest rate on that unpaid amount. Interest on the Class A-1 Notes will be calculated on the basis of a 360-day year and the actual number of days elapsed in the applicable interest accrual period. Interest on all other classes of notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     The interest rate for each class of notes is as follows:

     . Class A-1 Interest Rate: [______]% per annum;

     . Class A-2 Interest Rate: [______]% per annum;

     . Class A-3 Interest Rate: [______]% per annum;

     . Class A-4 Interest Rate: [______]% per annum; and

     . Class B Interest Rate: [______]% per annum.

     Principal Payments. On each payment date, all amounts allocated to the payment of principal as described in "Flow of Funds" above will be aggregated and will be paid out in the following order of priority:

     (1) to the Class A-1 Noteholders in reduction of principal until the principal balance of the Class A-1 Notes has been reduced to zero;

     (2) to the Class A-2 Noteholders in reduction of principal until the principal balance of the Class A-2 Notes has been reduced to zero;

     (3) to the Class A-3 Noteholders in reduction of principal until the principal balance of the Class A-3 Notes has been reduced to zero;

     (4) to the Class A-4 Noteholders in reduction of principal until the principal balance of the Class A-4 Notes has been reduced to zero; and

     (5) to the Class B Noteholders in reduction of principal until the principal balance of the Class B Notes has been reduced to zero.

     If an event of default occurs, the Class A Notes then outstanding will receive principal payments pro rata, although the Class A Notes as a group will still be entitled to payment in full before any principal is paid on the Class B Notes.

Credit Enhancement

     Subordination of the Subordinate Notes. Payments on the Subordinate Notes are subordinated to payments on the Class A Notes. This subordination of distributions on the Subordinate Notes is intended to increase the likelihood that the trust will not default in making payments due on the Class A Notes.

     Reserve Account. On the closing date, a portion of the proceeds from the sale of the notes will be deposited in the reserve account in an amount equal to [________]. On each payment date, excess cashflow will be deposited in the reserve account until the amount on deposit in the reserve account equals its target level of [____]% of the original pool balance. The amount on deposit in the reserve account is required to be maintained at this target level for so long as the notes are outstanding, except that the amount on deposit need never be greater than the aggregate outstanding note principal balance.

     On each payment date, the amount on deposit in the reserve account will be available to pay:

     . interest on the notes for that payment date,

     . if that payment date is the final scheduled payment date of any class of notes, the amount necessary to reduce the principal balance of such class of notes to zero, and

     . the excess, if any, by which the aggregate outstanding principal amount of all classes of notes, after taking into account all other payments of principal on that payment date, exceeds the pool balance as of the end of the prior month, i.e., the amount necessary to maintain parity between the aggregate note balance and the pool balance.

     Amounts on deposit in the reserve account on a payment date, after taking into account all deposits to and withdrawals from the reserve account, which are in excess of the required amount will be released from the reserve account and applied:

     . as part of excess cashflow, to fund an additional payment of principal on the notes to the extent needed to increase or maintain the overcollateralization, and

     . to make a payment to the holders of the trust certificate.

Overcollateralization

     To the extent that the pool balance exceeds the note balance, the trust will have a level of overcollateralization which will be available to absorb losses on the auto loan pool. The initial level of overcollateralization will be [______]. The level of overcollateralization is required to increase to, and thereafter be maintained at, a target level equal to the greater of (1) [_____]% of the then-current pool balance less the amount on deposit in the reserve account and (2) [_____]% of the aggregate principal balance of the auto loans that are delinquent 90 days or more, including repossessions, and have not been charged off and less the amount in the reserve account. The level of overcollateralization is increased and maintained through the application of excess cashflow available to the trust, primarily in the form of the excess of interest collections on the auto loan pool over the interest paid out on the notes and certain fees as well as releases of excess amounts from the reserve account. In general, the target amount of overcollateralization will decrease as the pool balance decreases.

Withholding

     The indenture trustee is required to comply with all federal income tax withholding requirements respecting payments to noteholders of interest or original issue discount with respect to the notes that the indenture trustee reasonably believes are applicable under the Code. Foreign Beneficial Owners will be subject to U.S. income and withholding tax unless they provide certain certifications as described under "Material Federal Income Tax Considerations-- Tax Considerations for Holders of the Notes--Taxation of Foreign Investors" in this prospectus supplement. The consent of neither the noteholders nor the Beneficial Owners will be required for such withholding. In the event that the indenture trustee does withhold or causes to be withheld any amount from interest or original issue discount payments or advances thereof to any noteholders pursuant to federal income tax withholding requirements, the indenture trustee is required to indicate the amount withheld in its monthly report to such noteholders. If any withholding or other tax is imposed by any jurisdiction, neither the noteholders nor the Beneficial Owners have any right to receive additional interest or other amounts in consequence thereof.

Reports to Noteholders

     On each payment date, the indenture trustee will furnish or cause to be furnished with each payment to noteholders, a monthly report, based on information in the servicer's certificate, setting forth the following information for that payment date:

     . the amount of the principal payment for each class of notes including any overdue principal;

     . the amount of the interest payment for each class of notes including any overdue interest;

     . the aggregate amount of fees received by the servicer, the owner trustee and the indenture trustee for the collection period;

     . the amount, if any, withdrawn from the reserve account with respect to such payment date;

     . the aggregate net losses on the auto loans for the related collection period;

     . the pool balance and the pool factor as of the end of the related collection period;

     . the aggregate principal balance of all auto loans which were delinquent
       (1) 30 days or more and (2) 90 days or more, in each case, as of the last day of the related collection period; and

     . the principal balance for each class of notes on such payment date (after giving effect to the distributions on such payment date).

Optional Redemption

     The indenture and the sale and servicing agreement will provide that on any payment date on which the total principal balance of the notes is 5% or less of the aggregate original note principal balance, the servicer will have the option to acquire all right, title and interest in all, but not less than all, auto loans held in the trust by paying into the trust for retirement of the notes an amount equal to the outstanding principal balance of the notes plus all accrued and unpaid interest.

Events of Default

     The notes are subject to the following events of default:

     . default in the payment of interest on any note, when the same becomes due and payable, and the default shall continue for a period of five days;

     . default in the payment of the outstanding principal balance of any note on its final scheduled payment date, and the default shall continue for a period of five days;

     . default in the observance or performance of any other covenant or agreement of the trust made in the indenture, or any representation or warranty of the trust made in the indenture proving to have been incorrect in any material respect as of the time when the same shall have been made, subject to the giving of notice and a grace period; or

     . bankruptcy events concerning the trust.

Rights upon an Event of Default

     If there is an event of default, interest will continue to accrue on the principal and the overdue interest at the applicable interest rate on the note until any overdue principal and interest is paid. The indenture trustee's remedies following an event of default will include the institution of proceedings to collect amounts due, foreclosure of the property comprising the trust assets and the exercise of other standard secured creditor remedies. The indenture trustee may also elect to maintain possession of the trust assets, and continue to apply collections on the auto loans as if there had been no declaration of acceleration. The indenture trustee's remedies also include the right to retain an independent accounting or investment banking firm to produce a verification report as to whether or not the proceeds of a sale of the auto loans would be enough to pay all principal and interest on the notes or whether the trust assets would be sufficient, on an ongoing basis, to make all payments on the notes, assuming that the notes remain outstanding through maturity.

     . If the event of default results from a bankruptcy event concerning the trust or the failure of the trust to pay timely interest on any class of notes or principal on the final scheduled payment date of any note, the notes of all classes may be accelerated, and the indenture trustee may exercise the above remedies, but only if so directed by the controlling class.

     . If the event of default results from a covenant default or breach of representation and warranty by the trust, then the notes will only be accelerated and remedies exercised, if the holders of a majority of the principal balance of each class, voting on a class-by-class basis, so direct.

     . Under certain circumstances, the declaration of acceleration may be rescinded by a vote of the noteholders specified in the indenture.

     The noteholders may base their directions to the indenture trustee on the results of the verification report. The costs of any verification report or valuation will not be borne by the indenture trustee or by the owner trustee, but by the trust, or, if the noteholders so elect, by the noteholders. Controlling class means the holders of notes representing a majority of the principal balance of the Class A Notes then outstanding, or if the Class A Notes are not outstanding, the Class B Notes then outstanding.

     If an event of default occurs and has not been remedied, the indenture trustee will be under no obligation to exercise any of the rights or powers under the trust documents at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and limitations contained in the trust documents the controlling class (or in the case of an event of default for which the vote of a majority of each class is required to declare an acceleration, that majority) will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee. The controlling class or, in certain circumstances, a majority of each class, may, in some cases, waive any default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes. No holder of a note will have the right to institute any proceeding under the trust documents, unless:

     . the holder previously has given the indenture trustee written notice of a continuing event of default;

     . the holders of not less than 25% of the aggregate principal balance of all outstanding notes have made written request to the indenture trustee to institute the proceeding in its own name as indenture trustee;

     . the holder or holders have offered the indenture trustee reasonable indemnity against costs, expenses and liabilities to be incurred in complying with the request;

     . the indenture trustee has for 60 days failed to institute the proceeding;
       and

     . no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority of the aggregate principal balance of all outstanding notes. In addition, the indenture trustee and the note owners, by accepting a beneficial interest in the notes, will covenant that they will not at any time institute against the trust or the bank, or join in any institution against the trust or the bank of, any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

     You should consider the following discussion of certain material federal income tax consequences of the purchase, ownership and disposition of the notes only in connection with "Material Federal Income Tax Considerations" in the accompanying prospectus. The discussion in this prospectus supplement and in the accompanying prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion in this prospectus supplement and in the accompanying prospectus does not purport to deal with all federal tax considerations applicable to all categories of investors. Some holders, including insurance companies, tax-exempt organizations, financial institutions or broker dealers, taxpayers subject to the alternative minimum tax, holders that will hold the notes as part of a hedge, straddle, appreciated financial position or conversion transaction, and holders that will hold the notes as other than capital assets, may be subject to special rules that are not discussed below. It is recommended that investors consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the notes.

Tax Characterization of the Trust

     Dewey Ballantine LLP is our tax counsel and is of the opinion that, assuming the parties will comply with the terms of the governing agreements, the trust will not be treated as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.

Tax Considerations for Holders of the Notes

     Treatment of the Notes as Indebtedness. The seller agrees, and the noteholders will agree by their purchase of notes, to treat the notes as indebtedness for all federal, state and local income tax purposes. There are no regulations, published rulings or judicial decisions involving the characterization for federal income tax purposes of securities with terms substantially the same as the notes. In general, whether instruments such as the notes constitute indebtedness for federal income tax purposes is a question of fact, the resolution of which is based primarily upon the economic substance of the instruments and the transaction under which they are issued rather than the form of the transaction or the manner in which the instruments are labeled.

     The Internal Revenue Service and the courts have stated various factors to be taken into account in determining, for federal income tax purposes, whether or not an instrument constitutes indebtedness and whether a transfer of property is a sale because the transferor has relinquished substantial incidents of ownership in the property or whether the transfer is a borrowing secured by the property. On the basis of its analysis of the above factors as applied to the facts and its analysis of the economic substance of the contemplated transaction, tax counsel is of the opinion that, for federal income tax purposes, the notes will be treated as indebtedness, and not as an ownership interest in the auto loans, nor as an equity interest in the trust or in a separate association taxable as a corporation or other taxable entity. See "Material Federal Income Tax Considerations--Debt Securities" in the accompanying prospectus.

     If the notes are characterized as indebtedness, interest paid or accrued on a note will be treated as ordinary income to the noteholders and principal payments on a note will be treated as a return of capital to the extent of the noteholder's basis in the note allocable thereto. An accrual method taxpayer will be required to include in income interest on the notes when earned, even if not paid, unless it is determined to be uncollectible. The trust will report to noteholders of record and the IRS regarding the interest paid and original issue discount, if any, accrued on the notes to the extent required by law.

     Although, as described above, it is the opinion of tax counsel that, for federal income tax purposes, the notes will be characterized as indebtedness, this opinion is not binding on the IRS and thus no assurance can be given that this characterization will prevail. If the IRS successfully asserted that one or more of the notes did not represent indebtedness for federal income tax purposes, the noteholders would likely be treated as owning an interest in a partnership and not an interest in an association (or publicly traded partnership) taxable as a corporation. If the noteholders were treated as owning an equitable interest in a partnership, the partnership itself would not be subject to federal income tax; rather each partner would be taxed individually on their respective distributive share of the partnership's income, gain, loss, deductions and credits. The amount, timing and characterization of types of income and deductions for a noteholder would differ if the notes were held to constitute partnership interests, rather than indebtedness. Since the seller and the trust will treat the notes as indebtedness for federal income tax purposes, the servicer will not attempt to satisfy the tax reporting requirements that would apply under this alternative characterization of the notes. Investors that are foreign persons should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of the notes. See "--Taxation of Foreign Investors" below.

     Discount and Premium. We do not anticipate issuing notes with any original issue discount. See "Material Federal Income Tax Considerations--Discount and Premium--Original Issue Discount" in the accompanying prospectus. The prepayment assumption that will be used for purposes of computing original issue discount, if any, for federal income tax purposes is [1% ABS]. See "Prepayment and Yield Considerations" in this prospectus supplement. In addition, a subsequent purchaser who buys a note for less than its principal amount may be subject to the "market discount" rules of the Code. See "Material Federal Income Tax Considerations--Discount and Premium--Market Discount" in the accompanying prospectus. A subsequent purchaser who buys a note for more than its principal amount may be subject to the "market premium" rules of the Code. See "Material Federal Income Tax Considerations--Discount and Premium--Premium" in the accompanying prospectus.

     Sale or Redemption of Notes. If a note is sold or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and such holder's adjusted basis in the note. See "Material Federal Income Tax Considerations--Debt Securities--Sales of Debt Securities" in the accompanying prospectus.

     Other Matters. For a discussion of backup withholding and taxation of foreign investors in the notes, see "Material Federal Income Tax Considerations- -Backup Withholding and Information Reporting" and "--Foreign Investors--Grantor Trust Securities, Debt Securities and FASIT Regular Securities" in the accompanying prospectus.

     "--Principal Payments"

State and Local Tax Considerations

     Potential noteholders should consider the state and local income tax consequences of the purchase, ownership and disposition of the notes. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential noteholders should consult their own tax advisors as to the various state and local tax consequences of an investment in the notes.

                              ERISA CONSIDERATIONS

     The notes may be purchased by ERISA plans as described in the prospectus under "ERISA Considerations--ERISA Considerations Regarding Securities Which are Notes." The notes should be treated as indebtedness without substantial equity features for purposes of the plan assets regulation. This determination is based in part on the traditional debt features of the notes, including the reasonable expectation of purchasers of notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the notes for ERISA purposes could change if the trust incurred losses. As described in the prospectus, the acquisition or holding of the notes by or on behalf of an employee benefit plan could still result in a prohibited transaction if the acquisition or holding of the notes by or on behalf of the plan were deemed to be a prohibited loan to a party in interest with respect to the plan. Accordingly, each purchaser and each transferee using the assets of a plan subject to ERISA or Section 4975 of the Internal Revenue Code to acquire the notes will be deemed to have represented that the acquisition and continued holding of the notes will be covered by a Department of Labor class exemption.

     Any plan fiduciary considering the purchase of a note may wish to consult with its counsel as to the potential applicability of ERISA and the Internal Revenue Code to the investment. Moreover, each plan fiduciary may wish to determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the notes is appropriate for the plan, taking into account the overall investment policy of the benefit plan and the composition of the plan's investment portfolio.

     The sale of notes to a plan is in no respect a representation by us or the underwriters that this investment meets all relevant legal requirements for investments by plans generally or any particular plan or that this investment is appropriate for plans generally or any particular plan.

                                    RATINGS

     As a condition to issuance, the notes must receive at least the following ratings from Moody's Investors Service, Inc., Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. and Fitch, Inc. in order to be issued:

      Class                             Ratings
     -------               -----------------------------------------
                               S&P        Moody's         Fitch
                           -----------  -----------  ---------------
      A-1
      A-2
      A-3
      A-4
       B

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. The ratings assigned to the notes address the likelihood of the receipt by the noteholders of all distributions to which the noteholders are entitled by their respective final scheduled payment dates. The ratings assigned to the notes do not represent any assessment of the likelihood that principal prepayments might differ from those originally anticipated or address the possibility that noteholders might suffer a lower than anticipated yield.

                                  UNDERWRITING

     Under the terms and subject to the conditions set forth in an underwriting agreement, dated [________], the underwriters named below have agreed to purchase from the bank the following respective principal amounts of the notes:

                 Class A-1 Notes
--------------------------------------------------

                                                          Principal
                  Underwriter                          Amount of Notes
                  -----------                          ---------------
[____________________]............................       $[________]
[____________________]............................       $[________]
Total.............................................       $[________]


                 Class A-2 Notes
--------------------------------------------------

                                                          Principal
                  Underwriter                          Amount of Notes
                  -----------                          ---------------
[____________________]............................       $[________]
[____________________]............................       $[________]
Total.............................................       $[________]


                  Class A-3 Notes
--------------------------------------------------

                                                          Principal
                                                          Amount of
                  Underwriter                               Notes
                  -----------                          ---------------
[____________________].............................      $[________]
[____________________].............................      $[________]
Total..............................................      $[________]

                 Class A-4 Notes
--------------------------------------------------

                                                          Principal
                                                          Amount of
                  Underwriter                               Notes
                  -----------                          ---------------
[____________________]............................      $[________]
[____________________]............................      $[________]
Total.............................................      $[________]

                  Class B Notes
--------------------------------------------------

                                                          Principal
                                                          Amount of
                  Underwriter                               Notes
                  -----------                          ---------------
[____________________]                                 $[________]
Total                                                  $[________]

     The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will be obligated to purchase all the notes, if any are purchased.

     The bank has been advised by the underwriters that they propose initially to offer the notes to the public at the prices set forth on the cover page of this prospectus supplement and to dealers at prices less the initial selling concession, but not in excess of the percentages listed in the table below. The underwriters may allow, and the dealers may reallow, a concession to other dealers, but not in the excess of the reallowance concessions listed below. After the initial public offering of the notes, the public offering prices and the concessions, may be changed.

                                                    Selling
                                                  Concessions      Reallowance
                                                ---------------  ---------------
       Class A-1 Notes.......................
       Class A-2 Notes.......................
       Class A-3 Notes.......................
       Class A-4 Notes.......................
       Class B Notes.........................

     The underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Act of 1934. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the notes to be higher than it would otherwise be in the absence of such transactions.

     The bank has agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments which the underwriters may be required to make in respect thereof.

     Each underwriter has represented and agreed that:

     . it has complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Public Offers of Securities Regulations 1995 (the regulations) with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom;

     . it has only issued or passed on and will only issue or pass on to any person in the United Kingdom any document received by it in connection with the issue of the notes if that person is of a kind described in
       Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended) or is a person to whom such document may otherwise lawfully be issued or passed on; and

     . it has not offered or sold and, during the period of six months from the date hereof, will not offer or sell any notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing, or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Regulations.

     In the ordinary course of its business, each underwriter and its respective affiliates have engaged and may in the future engage in commercial banking and investment banking transactions with the bank and its affiliates.

                                 LEGAL MATTERS

     Certain legal matters relating to the issuance of the notes will be passed upon for the bank by [______], for the underwriters by [_________________]

                       REPORT OF INDEPENDENT ACCOUNTANTS

     To the managers of Chevy Chase Auto Receivables Trust ______:

     We have audited the accompanying balance sheet of Chevy Chase Auto Receivables Trust ______ (the "Trust") as of [_________]. This financial statement is the responsibility of the Trust's management. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of the Trust as of [_________], in conformity with accounting principles generally accepted in the United States.

[______]

Chevy Chase, Maryland
_________

                   CHEVY CHASE AUTO RECEIVABLES TRUST ______
                                 BALANCE SHEET

                               As of [_________]
                                     ASSETS

Cash......................................................................$1,000
                                                                          ------

Total Assets..............................................................$1,000
                                                                          ======



                         LIABILITIES AND OWNER'S EQUITY

Owner's Equity............................................................$1,000
                                                                          ------

Total Liabilities and Owner's Equity......................................$1,000
                                                                          ======

     The accompanying notes are an integral part of this financial statement.

                   CHEVY CHASE AUTO RECEIVABLES TRUST ______
                          NOTES TO FINANCIAL STATEMENT
                         _____________________________

     1.   Nature of Operations:

     Chevy Chase Auto Receivables Trust ______ (the Trust"), was formed in the State of Delaware on [____________]. The Trust has been inactive since that date.

     The Trust was organized to engage exclusively in the following business and financial activities: to acquire motor vehicle retail installment sale contracts from the bank to issue and sell notes collateralized by its assets; and to engage in any lawful act or activity and to exercise any power that is incidental and is necessary or convenient to the foregoing.

     2.   Capital Contribution:

     Chevy Chase Bank F.S.B. purchased, for $1,000, a 100% beneficial ownership interest in the Trust.

                                    Form of Prospectus Supplement (Certificates)

PROSPECTUS SUPPLEMENT
(To prospectus dated October 16, 2001)

Chevy Chase Auto Receivables Trust [___]
Series [________] Certificates
Chevy Chase Bank, F.S.B., Servicer

We suggest that you read the section entitled "Risk Factors" on page 4 of the prospectus and on page S-[ ] of this prospectus supplement and consider these factors before making a decision to invest in these certificates.

These certificates are auto loan asset-backed certificates which represent beneficial ownership interests in the trust. The certificates are not interests in or obligations of any other person or entity.

Neither these certificates nor the auto loans will be insured or guaranteed by any governmental agency or instrumentality.

Retain this prospectus supplement for future reference. This prospectus supplement may not be used to consummate sales of certificates unless accompanied by the prospectus relating to the offering of these certificates.

The trust will issue-

 .  Two classes of certificates, which are offered by this prospectus supplement;
   and

 . Subordinate interests in the trust which are to be held by the bank are not offered by this prospectus supplement but serve as credit support to the certificates offered by this prospectus supplement.

The certificates-

 . Represent beneficial ownership interests in the assets of the trust. The assets of the trust securing the certificates will include a pool of prime and non-prime auto loans secured by new and used automobiles, light trucks and vans;

 . Receive monthly distributions on the [15th] day of each month, or if not a business day, then on the next business day, beginning on [______]; and

 .  Currently have no trading market.

Credit enhancement-

 .  For the Class A Certificates:

   - the overcollateralization resulting from the excess of the pool balance over the aggregate principal amount of the certificates;

   - the reserve account that can be used to pay shortfalls in payments on the certificates; and

   -  the Class B Certificates.

 .  For the Class B Certificates:

   - the overcollateralization resulting from the excess of the pool balance over the aggregate principal amount of the certificates; and

   - the reserve account that can be used to pay shortfalls in payments on the certificates.

 . [For the Class A Certificates [and the Class B Certificates]: a financial guarantee insurance policy issued by [Name of Insurer] unconditionally or irrevocably guaranteeing timely payment of interest and principal.]

-------------------------------------------------------------------------------------------------------------------
                       Issuance   Pass-through   Final Scheduled     Initial Public     Underwriting      Proceeds
                        Amount        Rate         Payment Date     Offering Price(1)     Discount       to Bank(2)
-------------------------------------------------------------------------------------------------------------------
Class A Certificates
-------------------------------------------------------------------------------------------------------------------
Class B Certificates
-------------------------------------------------------------------------------------------------------------------

(1)  Plus accrued interest, if any, from [___________].
(2)  Before expenses, estimated to be [___________].

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.


                                 [Underwriters]

              The date of this prospectus supplement is [________]

                      Where You Can Find More Information

     Federal securities law requires the filing of information with the Securities and Exchange Commission, including annual, quarterly and special
reports, proxy statements and other information.   You can read and copy these
documents at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, NW, Room 1024, Washington, DC 20549. You can also copy and inspect these reports, proxy statements and other information at the following regional offices of the SEC:


New York Regional Office                   Chicago Regional Office
Seven World Trade Center                   Citicorp Center
Suite 1300                                 500 West Madison Street, Suite 1400
New York, New York 10048                   Chicago, Illinois 60661


     All reports we file on behalf of the trust with the SEC after the date of this prospectus supplement but before the offering of the certificates ends are considered to be part of this prospectus supplement. Information contained in those reports updates and supercedes the information in this prospectus supplement. We will provide you with copies of these reports, at no cost, if you write to: Chevy Chase Bank, F.S.B., 7501 Wisconsin Avenue, Bethesda, Maryland 20814, telephone (301) 986-7000. Attention: Secretary.

     Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings are also available to the public on the SEC's web site at http://www.sec.gov.

     This prospectus supplement supplements a prospectus that is part of a registration statement filed by the bank with the SEC (Registration No. [__________]).

     You should rely only on the information provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or in the prospectus is accurate as of any date other than the date on the cover page of this prospectus supplement.

     We include cross-references in this prospectus supplement to captions in these materials where you can find further discussions. The following table of contents provides the pages on which these captions are located.

     In this prospectus, the terms "we", "us" and "our" refer to Chevy Chase Bank, F.S.B.

                               Table of Contents


Where You Can Find More Information........................................  2
SUMMARY....................................................................  4
RISK FACTORS...............................................................  8
USE OF PROCEEDS............................................................ 10
THE TRUST.................................................................. 10
THE TRUSTEE................................................................ 10
THE TRUST PROPERTY......................................................... 10
YIELD AND PREPAYMENT CONSIDERATIONS........................................ 17
THE BANK................................................................... 20
[THE INSURER].............................................................. 25
DESCRIPTION OF POOLING AND SERVICING AGREEMENT............................. 27
DESCRIPTION OF THE CERTIFICATES............................................ 28
CREDIT ENHANCEMENT......................................................... 32
MATERIAL FEDERAL INCOME TAX CONSIDERATIONS................................. 35
STATE AND LOCAL TAX CONSIDERATIONS......................................... 36
ERISA CONSIDERATIONS....................................................... 37
UNDERWRITING............................................................... 38
LEGAL MATTERS.............................................................. 39

                                    SUMMARY

 .    This summary highlights select information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the certificates, read carefully this entire prospectus supplement and the accompanying prospectus.

 .    This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

Trust

Chevy Chase Auto Receivables Trust ___. The trust will be a [New York common law] trust. The address of the trust is in care of [Name of Trustee] at [address].

The Bank

Chevy Chase Bank, F.S.B, or the bank, a federally chartered stock savings bank, will act as servicer of the auto loans.

Servicing

The bank will be the servicer of the auto loans and will be responsible for servicing, managing and making collections on, and otherwise enforcing, the auto loans. The servicer may designate its wholly owned subsidiary, Consumer Finance Corporation, or CFC to act as sub-servicer with respect to the auto loans which CFC has originated.

Insurer

[Name of Insurer], a [New York] financial guaranty insurance company.

Trustee

[Name of Trustee].  The address of the trustee is [address].

Auto Loans

The auto loans consist of retail installment sales contracts between dealers and retail purchasers and installment loans which are secured by new and used automobiles, light duty trucks and vans financed by means of the auto loan.
Each obligor's obligation under its auto loan is a full recourse obligation.
The auto loans contain provisions which unconditionally require the obligor to make all payments under the related auto loan.

On the closing date, the bank will assign to the trust a pool of auto loans.

Characteristics of the Auto Loans

The statistical information presented in this prospectus supplement is based on the auto loans as of the cut off date.

The auto loans will consist of "prime" and "non-prime" quality auto loans secured by new and used automobiles, light duty trucks and vans which were purchased from automobile dealers under the lender's financing program or originated by the bank.

As of [________], the auto loans have:

 .  an aggregate principal balance of $[________];

 .  a weighted average annual percentage rate of approximately [____]%;

 .  a weighted average original maturity of approximately [___] months;

 .  a weighted average remaining maturity of approximately [___] months; and

 . a remaining term of not more than [___] months and not less than [___] months.

Cut-Off Date

The opening of business on [_______].

Payment Date

The [15th] day of each month if the [fifteenth] is a business day. If the [fifteenth] is not a business day, the payment date will be the following day that is a business day. The first payment date will be [_____________].

Closing Date

On or about [_______________].

Denominations

The trust will issue the certificates in minimum denominations of $100,000 and integral multiples of $1,000. One certificate may be issued in another denomination.

Distributions

Each month, the trust will distribute the amounts received on the auto loans and any other collections available as property of the trust as follows:

Interest Distributions

On each payment date, interest that accrued during the interest accrual period is payable at the applicable certificate pass-through rate. The pass-through rate for the certificates is listed on the cover page of this prospectus supplement. Interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve thirty day months.

Amounts paid to holders of the certificates will be shared in proportion to their interest in the trust.

Principal Distributions

On each payment date, the trust will pay principal in reduction of the outstanding principal balance of the certificates.

Principal payments will be an amount generally equal to a percentage of the decrease in the principal balance of the auto loan pool during the prior calendar month. These principal payments will be allocable between the Class A Certificates and the Class B Certificates, and paid to the individual Certificateholder in proportion to their percentage interest, until the outstanding principal amount of that class is paid in full.

Subordination of Class B Certificates

The Class B Certificates are subordinate to the Class A Certificates. On each payment date the Class A Certificateholders will be entitled to receive the full amount of the interest and principal due to them before any interest or principal payments will be made to the Class B Certificateholders.

[Overcollateralization

To the extent that the pool balance exceeds the outstanding principal balance of the certificates, the trust will have a level of overcollateralization which will be available to absorb losses on the auto loan pool. The initial level of overcollateralization will be [____]. The level of overcollateralization is required to increase to, and thereafter be maintained at, a target level equal to the greater of (1) [_____]% of the then-current pool balance, less the amount then on deposit in the reserve account and (2) [_____]% of the aggregate principal balance of the auto loans that are delinquent 90 days or more, including repossessions, and that have not been charged off, less the amount in the reserve account. The level of overcollateralization is increased and maintained through the application of excess cashflow available to the trust, primarily in the form of excess interest collections on the auto loan pool over the interest paid out on the certificates and certain fees, as additional principal paid on the certificates. In general, the target amount of overcollateralization will decrease as the pool balance decreases.


Reserve Account

The [trustee] will hold a reserve account.

An initial deposit of $[_______] will be placed in the reserve account on the closing date. The servicer will deposit collections received from the auto loans into the reserve account on each payment date after interest and principal payments on the certificates and payment of certain fees and expenses have been made.

The servicer will continue to make such deposits on each payment date until the balance in the reserve account reaches the reserve balance described in this prospectus supplement.

We will use funds in the reserve account to pay shortfalls in amounts due to the certificateholders and if the bank or CFC is no longer the servicer, to pay any fees due to the servicer.

[Pre-Funding Feature]

 .    [The trustee will hold $[_______] of the proceeds of the certificates in a pre-funding account which the trust will use to purchase additional auto loans from the bank. The bank will acquire these additional auto loans under the same purchase criteria as the auto loans in the trust on the closing date.

 .    The trust will purchase these additional auto loans on or before
     [__________.]


Optional Redemption

On any payment date when the outstanding pool balance is less than or equal to $[_______], which is 5% of the original pool balance as of [_______], the servicer or the bank may purchase the auto loans from the trust under a clean-up call. This will result in the redemption of the certificates. If a redemption occurs, you will receive a final distribution equaling the entire unpaid principal balance of the certificates plus all accrued and unpaid interest.

Scheduled Maturity Dates

If the certificates have not already been paid in full, we will pay the outstanding principal amount of the certificates in full on the following payment dates:

Class A: [_______]
Class B: [_______]

Final payment on the certificates will probably be earlier than the scheduled maturity date stated above.

Federal Income Tax Considerations

For federal income tax purposes:

Dewey Ballantine LLP, as tax counsel to the trust and counsel to the underwriters, is of the opinion that the trust will be treated as a grantor trust for federal income tax purposes and will not be subject to federal income tax.

Owners of beneficial interests in the certificates will report their pro rata share of all income earned on the auto loans, other than amounts if any, treated as stripped coupons. Subject to certain limitations, such owners who are individuals, trusts or estates, may deduct their pro rata share of reasonable servicing and other fees.

Dewey Ballantine LLP has prepared the discussion under "Material Federal Income Tax Considerations" in this prospectus supplement and "Material Federal Income Tax Considerations" in the prospectus and is of the opinion that the discussion accurately states all material federal income tax consequences of the purchase, ownership and disposition of the certificates to their original purchaser.

ERISA Considerations

Subject to the important considerations described under "ERISA Considerations" in this prospectus supplement, pension, profit-sharing and other employee benefit plans may purchase the Class A Certificates. The Class B Certificates are not eligible for purchase by ERISA plans. You should consult with your counsel regarding the applicability of the particular provisions of ERISA, before purchasing a Class A Certificate.

Ratings

The trust will not issue the certificates unless they have been assigned the ratings stated below:

                                 Rating
                                 ------
                        [Agency 1]    [Agency 2]
                       ------------  ------------
Class A Certificates
Class B Certificates

You should know that the ratings could be lowered, qualified or withdrawn by the rating agencies.

                                  RISK FACTORS

     In addition to those factors described under ``Risk Factors'' in the prospectus, you should consider, among other things, the following factors in connection with the purchase of the certificates offered by this prospectus:

     An investment in the certificates may be an illiquid investment.

     There currently is no secondary market for the certificates, and there is no assurance that one will develop or, if one does develop, that it will continue until the certificates are paid in full. The underwriters intend to make a market in the certificates but have no obligation to do so.

     The rate at which the certificates will amortize cannot be predicted.

     All of the auto loans are prepayable at any time without penalty. The rate of prepayments on the auto loans may be influenced by a variety of economic, social and other factors. Under certain circumstances, the bank will be obligated to purchase auto loans as a result of breaches of certain representations and covenants in the transaction documents. The bank and the servicer also have the right, subject to certain conditions, to purchase the auto loans when the total principal balance of the certificates is 5% or less of the total principal balance of the certificates as of the date they are issued. Any reinvestment risks resulting from a faster or slower incidence of prepayments and/or purchases of auto loans will be borne entirely by the certificateholders.

     The Class B Certificates are subordinated to, and subject to a greater risk of loss or delay in distributions than, the Class A Certificates.

     Payments on the Class B Certificates will be subordinated in priority of payment to interest and principal due on the Class A Certificates.
Consequently, the holders of Class B Certificates will not receive any payments of interest on a payment date unless the full amount of interest due on the Class A Certificates on that payment date as well as an amount of principal to maintain parity between the Class A Certificate principal balance and the pool balance has been paid. No principal will be paid on the Class B Certificates until the entire principal balance of all Class A Certificates has been paid in full. This subordination has the effect of increasing the likelihood of payment on the Class A Certificates and therefore decreasing the likelihood of payment on the Class B Certificates.

     The holders of the Class B Certificates are restricted in their rights to accelerate the certificates.

     Under certain circumstances, the most senior class outstanding at any time will have the right to accelerate the certificates or waive an event of default, as well as to direct remedies following an event of default.

     Geographic concentrations of receivables may result in higher losses if particular regions experience downturns. As of [_______] [the cut-off date], based upon billing address information provided to the bank, the obligors resided in __ states [and the District of Columbia.] [____] of these states, [____], [____] and [____], account for [____]%, [____]% and [____]%, respectively, of the aggregate principal balance of the receivables in the trust. Adverse economic conditions in [____], [____] and [____] could adversely affect the delinquency, loan loss or repossession experience with respect to the auto loans. Changes in these factors may also affect the rate of principal payments on the auto loans.

     Failure to obtain a perfected security interest in the vehicles in all states may lead to a reduction in distributions of principal and interest.

     The bank or its agent will hold the auto loans and the certificates of title or ownership relating to the vehicles as custodian for the trustee. However, the auto loans will not be marked or stamped to indicate that they have been sold to the trust, and the certificates of title or ownership for the vehicles will not be endorsed or otherwise amended to identify the trust as the new secured party. Under such circumstances and in certain jurisdictions, the trust's interest in the auto loans and the vehicles may be defeated. See
"Legal Aspects of The Auto Loans" in the accompanying prospectus.

     If the protection provided to the certificateholders by the overcollateralization and the reserve account is insufficient to pay principal and interest on the certificates, the certificateholders would have to look principally to the obligors on the auto loans and to the proceeds from the disposition of collateral which secure the auto loans. In that event, certain factors, such as the trustee's failure to have perfected security interests in the vehicles in all states, may affect the trust's ability to repossess and sell the vehicles securing the auto loans, and thus may reduce the proceeds to be distributed to certificateholders. See "Description of the Certificates--Flow of Funds" in this prospectus supplement, as well as "Legal Aspects of The Auto Loans" in the accompanying prospectus.

                                USE OF PROCEEDS

     The net proceeds received by the trust from the sale of the certificates will be used to pay Chevy Chase Bank, F.S.B. the purchase price for the auto loans, [to fund the initial deposit in the reserve account] [to deposit the pre-funded amount into the pre-funding account], and [___________________].


                                   THE TRUST

  The following information supplements and, to the extent more specific, supersedes the information contained in the accompanying prospectus.

General

     The trust, Chevy Chase Auto Receivables Trust [___], will be a [New York common law] trust formed under a pooling and servicing agreement, dated as of [________] between the bank, the servicer and the trustee for the purpose of engaging in the transactions described in this prospectus supplement. The trust will only engage in the following activities:

     . acquiring, holding and managing the auto loans and the other assets of the trust,

     .  issuing the certificates,

     .  making payments on the certificates, and

     .  engaging in other activities in connection with the certificates.


                                  THE TRUSTEE

     [Name of the Trustee] will be the trustee under the pooling and servicing agreement. [Name of the Trustee] is a [New York] banking corporation, the principal offices of which are located at [address].


                               THE TRUST PROPERTY

     The trust assets consist primarily of the following:

     .  the auto loans;

     . all monies, including accrued interest, due or received on the auto loans on or after the cut-off date of [________];

     . all amounts and property from time to time held in or credited to the collection account, the reserve account and the note account;

     . all of the bank's security interests in new and used automobiles, light duty trucks and vans, or the financed vehicles;

     . all of the bank's rights to proceeds from claims on physical damage, theft, vendor's single interest, credit life, disability or hospitalization insurance policies, if any, covering financed vehicles or obligors, as the case may be, to the extent that such insurance policies relate to the auto loans;

     .  any proceeds from the sale of repossessed financed vehicles;

     . all of the bank's rights to all documents contained in the auto loan files;

     . all property, including the right to receive future liquidation proceeds, that secures an auto loan and that shall have been acquired by or on behalf of the indenture trustee; and

     .  all proceeds of the foregoing.

     The [initial] auto loans in the pool were purchased or originated either by the bank, or its wholly-owned subsidiary, Consumer Finance Corporation, or CFC. We refer to the bank and CFC collectively in this prospectus supplement as the lenders. You should note that the bank also acts as servicer, and we refer to the bank in that capacity as the servicer. As of the cut-off date, [___]% of the aggregate principal balance of the [initial] auto loans are [initial] auto loans originated or purchased by the bank, or bank [initial] auto loans, and [___]% of the aggregate principal balance of the [initial] auto loans are [initial] auto loans originated or purchased by CFC, or CFC [initial] auto loans.

     With respect to the bank [initial] auto loans as of the cut-off date:

     . [___]% by aggregate principal balance were purchased by the bank from dealers in the ordinary course of business;

     . [___]% by aggregate principal balance were originated directly by the bank at or through its deposit branches;

     . approximately [___]% of the aggregate principal balance of the bank [initial] auto loans represents financing of new automobiles, light duty trucks and vans; and

     . approximately [___]% represent financing of used automobiles, light duty trucks and vans.

     With respect to the CFC [initial] auto loans as of the cut-off date:

     .  all were purchased from dealers;

     . approximately [___]% by aggregate principal balance represents financing of new automobiles, light duty trucks and vans; and

     . approximately [___]% represents financing of used automobiles, light duty trucks and vans.

Underwriting Procedures

     Each [initial] auto loan was originated or purchased by the lenders and underwritten in accordance with the lenders' established underwriting policies described below. The underwriting procedures of each lender are designed to provide a basis for assessing the obligor's ability and willingness to repay the loan. Each lender has its own underwriting procedures.

     The lenders require each applicant to provide various items of general demographic information, financial information, and employment history. In addition, specific information with respect to the motor vehicle to be financed is required as part of the application process. Each lender then reviews the application and a credit bureau report is obtained. In conducting the assessment of the obligor, the lenders consider such factors as the obligor's FICO score, the ratio of the proposed loan payment to income and the ratio of debt to income. Each of the lenders also evaluates the obligor's credit history through a review of a credit report compiled by a recognized consumer credit reporting bureau. The obligor's equity in the collateral and the terms of the loan are also important in the lenders' analysis.

     For those applications that are approved, the lenders then determine the amount and terms of the financing to be offered. The amount that the bank will generally advance against the motor vehicle is up to [____]% of the invoice for new vehicles or up to [____]% of the NADA trade-in value for used vehicles plus, in each case, dealer additions, based on the applicable FICO score of the obligor. Dealer additions, such as credit life insurance and extended service policies, are limited to [____]% of the purchase price. CFC has two sets of guidelines which vary based on the obligor's credit history. For new vehicles, CFC will finance up to [____]% of dealer cost, plus sales taxes, license fees and a maximum of $[_____] of rebatable warranties and insurance, or [____]% of dealer cost, inclusive of all additional expenses. For used vehicles, CFC will finance up to [____]% of the trade-in value, plus sales taxes, license fees and a maximum of $[____] of rebatable warranties and insurance, or [____]% of the trade-in value, inclusive of all additional expenses. The term for a loan is a function of the age of the motor vehicle and the applicable FICO score of the obligor. Acceptable terms generally range from 24 to 72 months in length.

     CFC's underwriting guidelines relate to a category of lending in which loans may be made to applicants who have experienced certain adverse credit events (and therefore would not necessarily meet all of the bank's guidelines for its traditional loan program) but who meet certain other creditworthiness tests. Such loans generally experience higher rates of delinquencies, repossessions and losses, especially under adverse economic conditions, as compared with loans originated pursuant to the bank's traditional lending program.

     The lenders' guidelines are intended only to provide a basis for lending decisions, and exceptions to such guidelines may, within certain limits, be made based upon the credit judgment of the lending officer with appropriate approval authority. Each of the lenders periodically conducts quality audits to ensure compliance with its established policies and procedures.

Selection Criteria

     The [initial] auto loans were selected from the lenders' portfolios on the basis of a number of criteria, including the following:

     . each [initial] auto loan has an original term to maturity of [____] to [____] months;

     .  each [initial] auto loan has a maturity of not later than [_______];

     . except with respect to the balloon [initial] auto loans (as described below), each [initial] auto loan provides for level monthly payments that fully amortize the amount financed over the original term;

     . with respect to bank [initial] auto loans, no [initial] auto loan was more than [___] days past due as of the cut-off date;

     . with respect to CFC [initial] auto loans, no [initial] auto loan was more than [___] days past due as of the cut-off date;

     . each [initial] auto loan has an unpaid principal balance of not less than $[______] as of the cut-off date; and

     . if such [initial] auto loan was purchased or originated by CFC only, the obligor has made at least one payment with respect thereto as of the cut-off date.

     All the [initial] auto loans are prepayable at any time. The bank makes no prediction as to the actual prepayment experience on the [initial] auto loans. See also "Description of the Certificates--Maturity Dates; Optional Redemption" in this prospectus supplement regarding the servicer's option to purchase the [initial] auto loans when the total pool balance is 5% or less of the total pool balance as of the cut-off date.

     The [initial] auto loans are simple interest and actuarial installment sales contracts and installment loans which provide for equal monthly payments, except for [____]% of the [initial] auto loans (as a percentage of the initial pool balance as of the cut-off date) which are balloon [initial] auto loans. The pool balance is the aggregate principal amount of the auto loans.

     The composition, distribution by annual percentage rate, commonly called APR, and geographical distribution of the [initial] auto loans as of the cut-off date are as set forth in the following tables.

         Composition of the [initial] auto loans as of the Cut-Off Date

Initial Aggregate Principal Balance........... $[____]

Number of [Initial] Auto Loans

Average Original Principal Balance............ $[____]

Range of Original Principal Balances.......... $[____] to $[____]

Average Remaining Principal Balance........... $[____]

Range of Remaining Principal Balances......... $[____] to $[____]

Weighted Average APR(1)....................... [____]%

Range of APRs................................. [____]% to [____]%

Weighted Average Original Term to Maturity(1). [____] months

Range of Original Terms to Maturity........... [__] months to [__] months

Weighted Average Remaining Term to Maturity(1) [____] months

Range of Remaining Terms to Maturity.......... [__] months to [__] months

(1) Weighted by remaining principal balance...

     Distribution of the [initial] auto loans by APR as of the Cut-Off Date

                                     Number of                                          Percentage of
                                     [Initial]                Aggregate                   Aggregate
        Range of APRs                Auto Loans           Principal Balance            Principal Balance
        -------------                ----------           -----------------            -----------------
                        %                              $                                               %


 Total........................                         $                                         100.00%

   Geographic Distribution of the [initial] auto loans as of the Cut-Off Date

                                     Number of                                         Percentage of
                                     [Initial]                Aggregate                  Aggregate
         State(1)(2)                 Auto Loans           Principal Balance          Principal Balance
         -----------                 ---------            -----------------          -----------------

                                                       $                                             %
Other.........................
 Total........................                         $                                          100%

(1) Based upon the billing address of the obligors.
(2) No other state represents more than 5% of the [initial] auto loans.


 Distribution of the [initial] auto loans by Remaining Principal Balance as of the Cut-Off Date

                                                                                          Percentage of
                                               Number of               Aggregate            Aggregate
          Range of Remaining                   [Initial]               Principal            Principal
          Principal Balances                   Auto Loans               Balance              Balance
          ------------------                   ----------               -------              -------

$                                                                  $                                  %


      Total............................                            $                            100.00%


 Distribution of the [initial] auto loans by Remaining Terms to Maturity as of the Cut-Off Date

                                                                                          Percentage of
                                               Number of               Aggregate            Aggregate
     Range of Remaining Terms to               [Initial]               Principal            Principal
          Maturity (months)                    Auto Loans               Balance              Balance
          ------------------                   ----------               -------              -------
1 to 12.................................                           $                                 %
13 to 24................................
25 to 36................................
37 to 48................................
49 to 60................................
61 to 72................................
      Total.............................                           $                           100.00%

[Additional Auto Loans]


     [During the funding period, the bank will sell the subsequent auto loans to the trust on the subsequent transfer dates. The trust will use the funds in the pre-funding account to purchase the subsequent auto loans.

     The trust's obligation to purchase the subsequent auto loans is subject to the following conditions:

        . as of each loan's subsequent cut-off date, each subsequent auto loan and/or subsequent financed vehicle must satisfy the auto loan eligibility criteria regarding the initial auto loans;

        . [the insurer, if there is no insurer default, has approved the subsequent auto loans transferred to the trust];

        . the bank has not selected the subsequent auto loans in a manner that either of them believes is adverse to the interests of [the insurer or] the certificateholders;

        . the bank will deliver certain opinions of counsel regarding the validity of the subsequent auto loan transfer; and

        . [Name of rating agency] must confirm that the ratings on the certificates have not been withdrawn or reduced because of the subsequent auto loans transfer to the trust.

     Because the subsequent auto loans may be originated after the initial auto loans, the auto loan pool's characteristics after the transfer of subsequent auto loans to the pool may vary from the initial pool.

     In addition, the trust's obligation to purchase the subsequent auto loans is subject to the condition that the auto loans in the trust, including the subsequent auto loans to be transferred, meet the following criteria:

     (a) the auto loans' weighted average annual percentage rate is not less than [___]%;

     (b) the auto loans' weighted average remaining term on the subsequent cut-off date is not greater than [___] months; and

     (c) not more than [___]% of the obligors on the auto loans reside in [___] and [___].

     The criteria in clauses (a) and (b) will be based on the characteristics of:

         .  the initial auto loans on the initial cut-off date and

         . the auto loans, including the subsequent auto loans, on the related subsequent cut-off date.

     The criteria in clause (c) will be based on the obligor's mailing addresses on:

         .  the initial auto loans on the initial cut-off date and

         .  the subsequent auto loans on the related subsequent cut-off dates.

     Except for the above described criteria, there are no required characteristics for the subsequent auto loans. Therefore, following the transfer of subsequent auto loans to the trust, the aggregate characteristics of the entire pool of auto loans included in the trust may vary in the following respects:

        .  composition of the auto loans;

        .  geographic distribution;

        .  distribution by remaining principal balance;

        .  distribution by APR;

        .  distribution by remaining term; and

        .  distribution of the auto loans secured by new and used vehicles.]


                      YIELD AND PREPAYMENT CONSIDERATIONS

     The rate of principal payments on each class of certificates will be directly related to the rate of principal payments on the underlying auto loans. If any class of certificates is purchased at a price other than at par, the yield to maturity on such class also will be affected by the rate of principal payments. The principal collections on the auto loans may be in the form of scheduled principal payments, prepayments or liquidations due to default, casualty and the like. Any principal collections other than scheduled principal payments will result in distributions to the certificateholders of amounts which would otherwise have been distributed over the remaining term of the auto loans. In general, the rate of such payments may be influenced by a number of other factors, including general economic conditions.

     The effective yield to the holders of a class of certificates will depend upon, among other things, the price at which such certificates are purchased, the amount of principal, including both scheduled and nonscheduled payments thereof, which is paid to the certificateholders and the rate at which such principal is paid.

     On each payment date to the extent that funds are available, the indenture trustee will pay the certificateholders of each class interest that accrued from the preceding payment date, payable at the interest rate for that class. In the case of the first payment date, monthly interest will accrue from the closing date at the applicable rate on the original outstanding principal balance for each class of the certificates. Interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve thirty day months.

     Prepayments on auto loans can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the absolute prepayment model, or ABS, represents an assumed rate of prepayment each month relative to the original number of auto loans in a pool. ABS further assumes that all the auto loans are the same size and amortize at the same rate and that each auto loan in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of auto loans originally containing 10,000 auto loans, a 1% ABS rate means that 100 auto loans prepay each month. ABS does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of auto loans.

     The tables captioned "Percent of Initial Certificate Principal Balance at Various ABS Percentages", also called the ABS Tables, have been prepared on the basis of the following assumptions:

     . the auto loans prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases;

     . each scheduled monthly payment on the auto loans is made on the last day of each month and each month has 30 days;

     . the initial principal amount of the certificates is as stated on the cover page;

     . payments on the certificates are made on the [___] day of each month whether or not a business day;

     . interest on the certificates accrues during each interest period at the following assumed coupon rates: Class A Certificates, [___]%; and Class B Certificates, [___]%.

     .  the certificates are purchased on the closing date;

     . [the overcollateralization is initially [_____], building to [_____]% of the amortizing pool balance, minus the amount then on deposit in the reserve account;]

     . [the entire pre-funded amount issued is used to purchase subsequent auto loans;]

     . the reserve account is funded initially with $[__________]. On each payment date, excess cashflow is deposited in the reserve account until the amount on deposit in the reserve account equals [_____]% of the original pool balance, or $[__________], and remains at that level until the outstanding principal balance of the certificates declines below that level; after that point, the reserve account balance tracks the amortizing the outstanding principal balance of the certificates;

     . the trustees' fees are [_____], and the annual servicing fee rate is [_____]%;

     . the scheduled monthly payment for each auto loan has been calculated on the basis of the assumed characteristics presented in the table below, and each auto loan will amortize in amounts sufficient to repay the principal balance of such auto loan by its indicated remaining term to maturity; and

     . the notes are not redeemed early pursuant to the optional redemption provision.

     The ABS Tables also assume that (1) the auto loans have been aggregated into hypothetical pools with all of the auto loans within each pool having the following characteristics, and (2) the level of scheduled monthly payments for each of the pools, which is based on its aggregate principal balance, gross APR, original number of scheduled payments and remaining number of scheduled payments as of the cut-off date, will be calculated so that each pool will be fully amortized by the end of its remaining term to maturity.

                                                          Remaining
                                                            Term
                   Outstanding                           to Maturity             Seasoning
    Pool        Principal Balance          APR           (in Months)            (in Months)
   ------      -------------------        -----         -------------          -------------
      1        $                              %
      2
      3
      4
      5

     The ABS Tables indicate, based on the assumptions described above, the percentages of the initial principal amount of the certificates that would be outstanding after each of the payment dates shown at various percentages of ABS and the corresponding weighted average lives of the certificates. The actual characteristics and performance of the auto loans will differ from the assumptions used in constructing the ABS Tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the auto loans will prepay at a constant level of ABS until maturity or that all of the auto loans will prepay at the same level of ABS. Moreover, the diverse terms of auto loans could produce slower or faster principal distributions than indicated in the ABS Tables at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the auto loans are as assumed. Any difference between the assumptions and the actual characteristics and performance of the auto loans, including actual prepayment experience or losses, will affect the percentages of initial balances outstanding over time and the weighted average lives of the certificates.

                Percent of Initial Certificate Principal Balance
                         at Various ABS Percentages(1)

                Class A Certificates      Class B Certificates
-------------  -----------------------   -----------------------
Payment Date   0.5%   1.0%  1.7%  2.5%   0.5%   1.0%  1.7%  2.5%
-------------  -----------------------   -----------------------

Weghted
 Average Life
 in Years(2)

_________________________
  (1) The percentages in this table have been rounded to the nearest whole number.

  (2) The weighted average life of a certificate is determined by (1) multiplying the amount of each principal payment on a certificate by the number of years from the date of the issuance of the certificates to the payment date, (2) adding the results and (3) dividing the sum by the initial principal amount of the certificates of that class.

                                    THE BANK

General

     The bank, which is the seller, the servicer of the auto loans and one of the lenders, is a federally chartered stock savings bank. The bank's home office is located at 7926 Jones Branch Drive, McLean, Virginia 22102, and its executive offices are located at 7501 Wisconsin Avenue, Bethesda, Maryland 20814. The bank's telephone number is (301) 986-7000. The bank is subject to comprehensive regulation, examination and supervision by the Office of Thrift Supervision, or the OTS, within the Department of the Treasury and, to a lesser extent, by the Federal Deposit Insurance Corporation, or the FDIC. Deposits at the bank are fully insured up to $100,000 per insured depositor by the Savings Association Insurance Fund, which is administered by the FDIC.

     Based on unaudited results, at [________], the bank had consolidated assets of approximately $[____] billion, deposits of approximately $[____] billion, and stockholders' equity of approximately $[____] million. As a savings bank chartered under the laws of the United States, the bank is subject to certain minimum regulatory capital requirements imposed under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, or FIRREA. At [___________], the bank's tangible, core, tier 1 risk-based and total risk-based regulatory capital ratios were [____]%, [____]%, [____]% and [____]%, respectively. As of such date, the bank's capital ratios exceeded the requirements under FIRREA as well as the standards established for "well-capitalized" institutions under the prompt corrective action regulations established pursuant to the Federal Deposit Insurance Corporation Improvement Act of 1991. The OTS has the discretion to treat a "well-capitalized" institution as an "adequately capitalized" institution for purposes of the prompt corrective action regulations if, after notice and an opportunity for a hearing, the OTS determines that the institution is being operated in an unsafe or unsound condition or has received and has not corrected a less than satisfactory examination rating for asset quality, management, earnings or liquidity.

     The other lender, CFC, is a wholly-owned subsidiary of the bank, formed in December 1994 for the purpose of providing automobile financing to applicants who may have experienced certain adverse credit events. See "The Trust Property" in this prospectus supplement. Effective November 2000, CFC ceased the origination of non-prime automobile loans.

Litigation

     The bank is not involved in any legal proceedings, and is not aware of any pending or threatened legal proceedings, that would have a material adverse effect upon its financial condition or results of operations.

Delinquency and Default Experience

     The tables below set forth certain information concerning the bank's and CFC's delinquency and loss experience with respect to their gross servicing portfolio of retail installment sales contracts for new and used automobiles, light duty trucks and vans acquired pursuant to their respective finance programs. Delinquency is recognized on a contractual basis only. The bank cannot assure you that the levels of delinquency and loss experience reflected in the tables below are indicative of the performance of the auto loans included in the trust.

                            CHEVY CHASE BANK, F.S.B.

                             Delinquency Experience



                              As of June 30,
                     ----------------------------------------------------------------------------------------------
                                  2001                             2000                             1999
                     ------------------------------ ------------------------------  -------------------------------
                         Dollar      Percentage of      Dollar       Percentage of       Dollar       Percentage of
                         Amount       Total Auto        Amount        Total Auto         Amount        Total Auto
                         (000)          Loans           (000)           Loans            (000)           Loans
                     -------------   -------------   -------------  ---------------  -------------  -----------------
Auto Loans              $1,715,913                      $1,568,837                      $1,133,797
Outstanding(1).......
Delinquencies:(2)(3)
 30-59 Days..........       24,090        1.40%             28,197     1.80%                10,439        0.92%
 60-89 Days..........        7,397        0.43%              7,500     0.48%                 3,180        0.28%
 90 Days or more.....       15,906        0.93%             15,702     1.00%                 7,709        0.68%
                        ----------        ----          ----------     ----             ----------        ----
Total Delinquencies..   $   47,393        2.76%         $   51,399     3.28%            $   21,328        1.88%
                        ==========        ====          ==========     ====             ==========        ====

                              As of December 31,
                     ----------------------------------------------------------------------------------------------
                                  1998                            1997                           1996
                     ------------------------------ ------------------------------  -------------------------------
                         Dollar      Percentage of      Dollar       Percentage of       Dollar       Percentage of
                         Amount       Total Auto        Amount        Total Auto         Amount        Total Auto
                         (000)          Loans           (000)           Loans            (000)           Loans
                     -------------   -------------   -------------  ---------------  -------------  -----------------
Auto Loans
Outstanding(1).......    $760,348                         $853,424                        $714,320
Delinquencies:(2)(3)
 30-59 Days..........
 60-89 Days..........       7,919       1.04%                9,212     1.08%                 8,516       1.19%
 90 Days or more.....       2,297       0.30%                3,256     0.38%                 2,176       0.30%
                            6,155       0.81%                9,188     1.08%                 3,588       0.50%
Total Delinquencies..    --------       ----              --------     ----               --------       ----
                         $ 16,371       2.15%             $ 21,656     2.54%              $ 14,280       1.99%
                         ========       ====              ========     ====               ========       ====

_________
(1) Auto loans outstanding is the remaining principal balance.
(2) The period of delinquency is based on the number of days payments are contractually past due.
(3) Includes repossessions in inventory.

                            CHEVY CHASE BANK, F.S.B.

                                Loss Experience

                       ----------------------------------------------------------------------------------------------------------
                                   6 Months Ended
                                   June 30, 2001                            2000                              1999
                       -----------------------------------   ---------------------------------   --------------------------------
                                           Percentage of                         Percentage of                   Percentage of
                               Dollar      Average Auto             Dollar       Average Auto        Dollar      Average Auto
                               Amount          Loans                Amount           Loans           Amount          Loans
                               (000)       Outstanding(1)           (000)         Outstanding        (000)        Outstanding
                            -----------    ---------------        ----------     ------------       --------     ------------
Average Auto Loans
Outstanding(2).........      $1,652,033                           $1,431,324                        $940,031
Gross Charge-offs(3)...           9,220            1.12%              11,152          0.78%            8,200           0.87%
Recoveries(4)..........           1,084            0.14%               1,978          0.14%            1,554           0.16%
                             ----------            ----           ----------          ----          --------           ----
Net Losses.............      $    8,136            0.98%          $    9,174          0.64%         $  6,646           0.71%
                             ==========            ====           ==========          ====          ========           ====

                                                              For the year ended December 31,
                       ----------------------------------------------------------------------------------------------------------
                                      1998                                  1997                              1996
                       -----------------------------------   ---------------------------------   --------------------------------
                                           Percentage of                         Percentage of                   Percentage of
                               Dollar      Average Auto             Dollar       Average Auto        Dollar      Average Auto
                               Amount          Loans                Amount           Loans           Amount          Loans
                               (000)       Outstanding(1)           (000)         Outstanding        (000)        Outstanding
                            -----------    ---------------        ----------     ------------       --------     ------------
  Average Auto Loans
  Outstanding(2).........      $771,587                             $832,700                        $565,963
  Gross Charge-offs(3)...        12,682         1.64%                  8,303        1.00%              3,795         0.67%
  Recoveries(4)..........         1,211         0.15%                    770        0.10%                277         0.05%
                               --------         ----                --------        ----            --------         ----
  Net Losses.............      $ 11,471         1.49%               $  7,533        0.90%           $  3,518         0.62%
                               ========         ====                ========        ====            ========         ====

_________
(1)  Annualized.
(2)  Equals the arithmetic average of the month-end balances.
(3) Gross charge-offs represent the excess of the outstanding loan balance over net liquidation proceeds where net liquidation proceeds are the excess of liquidation proceeds over the sum of repossession, liquidation and other related expenses.
(4) Includes current post-disposition recoveries on receivables previously charged off.

                          CONSUMER FINANCE CORPORATION

                             Delinquency Experience

                                                                         As of December 31,
                               -----------------------------------------------------------------------------------------------------
                                       1995(1)                   1996                      1997
                               -----------------------  ------------------------  -------------------------  -----------------------
                                Dollar    Percentage      Dollar    Percentage      Dollar    Percentage       Dollar    Percentage
                                Amount     of Total       Amount     of Total       Amount     of Total        Amount     of Total
                                (000)     Auto Loans      (000)     Auto Loans      (000)     Auto Loans       (000)     Auto Loans
Auto Loans Outstanding(2)...    $49,375                  $179,105                   $464,518                  $
Delinquencies(3)(4).........
   30-59 Days...............    $ 2,528      5.12%       $ 11,222       6.27%       $ 32,282      6.95%       $                  %
   60-89 Days...............        609      1.23%          2,529       1.41%         10,127      2.18%                          %
   90 Days or more..........        871      1.76%          5,547       3.10%         24,565      5.29%                          %
                                -------      -----       --------      ------       --------     ------       -------       ------
Total Delinquencies.........    $ 4,008      8.11%       $ 19,298      10.78%       $ 66,974     14.42%       $                  %
                                -------      -----       --------      ------       --------     ------       -------       ------

     (1) CFC was formed in December 1994.
     (2) Auto loans outstanding is the remaining principal balance.
     (3) The period of delinquency is based on the number of days payments are contractually past due.
     (4) Includes repossessions in inventory.

                         CONSUMER FINANCE CORPORATION

                                Loss Experience

                                                                          For the year ended December 31,
                                --------------------------------------------------------------------------------------------------
                                      1995(1)                    1996                       1997
                                ----------------------    ----------------------    ----------------------  ----------------------
                                           Percentage                Percentage                Percentage              Percentage
                                 Dollar    of Average      Dollar    of Average      Dollar    of Average    Dollar    of Average
                                 Amount    Auto Loans      Amount    Auto Loans      Amount    Auto Loans    Amount    Auto Loans
                                 (000)     Outstanding     (000)     Outstanding     (000)     Outstanding   (000)     Outstanding
Average Auto Loans
Outstanding(3)                  $21,383                   $111,510                 $322,757                 $                  %
Gross Charge-offs (4)             $ 144        0.67%       $ 2,922      2.62%      $ 15,538        4.81%    $                  %
Recoveries(5)                       $ 0        0.00%         $ 141      0.13%         $ 613        0.19%    $                  %
                                -------    ---------      --------   --------      --------    ---------    ---------   --------
Net Losses                        $ 144        0.67%       $ 2,781      2.49%      $ 14,925        4.62%    $                  %
                                -------    ---------      --------   --------      --------    ---------    ---------   --------

     (1) CFC was formed in December 1994.
     (2) Auto loans outstanding is the remaining principal balance.  Annualized.
     (3) Equals the arithmetic average of the month-end balances.
     (4) Gross charge-offs represent the excess of the outstanding loan balance over net liquidation proceeds, where net liquidation proceeds are the excess of liquidation proceeds over the sum of repossession, liquidation and other related expenses.
     (5) Includes current post-disposition recoveries on receivables previously charged off.

     CFC was formed in December 1994, and commenced originating loans in January 1995. Experience indicates that the loss and delinquency levels of a portfolio of auto loans typically will change as the portfolio ages, and that statistics relating to a portfolio of relatively newly originated loans may understate the loss and delinquency levels of such portfolio over its life. [Due to the relatively short history of CFC's program, together with the growth in CFC's portfolio over the periods indicated, the loss and delinquency levels of CFC's portfolio may be higher in future periods than those reflected in the statistics presented in this prospectus supplement].

                                 [THE INSURER]

     [The following information has been obtained from [Name of Insurer] and has not been verified by the bank or the underwriters. No representations or warranties are made by the bank or the underwriters with respect thereto.

General

     [Name of Insurer] is a monoline insurance company incorporated in [___] under the laws of the State of [____]. The insurer is licensed to engage in the financial guaranty insurance business in [all 50 states, the District of Columbia and Puerto Rico].

     The insurer and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. In general, financial guaranty insurance consists of the issuance of a guaranty of scheduled payments of an issuer's securities, thereby enhancing the credit rating of those securities, in consideration for the payment of a premium to the insurer. The insurer and its subsidiaries principally insure asset-backed, collateralized and municipal securities. Asset-backed securities are generally supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized securities include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal securities consist largely of general obligation bonds, special revenue bonds and other special obligations of state and local governments. The insurer insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy the insurer's underwriting criteria.

     The principal executive offices of the insurer are located at [address], and its telephone number at that location is [______].

Reinsurance

     Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by the insurer are generally reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, the insurer reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various quota share treaties and on a transaction-by-transaction basis. Such reinsurance is utilized by the insurer as a risk management device and to comply with certain statutory and rating agency requirements; it does not alter or limit the insurer's obligations under any financial guaranty insurance policy.

Rating of Claims-Paying Ability

     The insurer's insurance financial strength is rated [___] by [Rating Agency]. The insurer's financial strength is rated [___] by [Rating Agency]. The insurer's claims-paying ability is rated [___] by [Rating Agency]. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies herein.

Capitalization

     The following table sets forth the capitalization of the insurer and its wholly-owned subsidiaries on the basis of generally accepted accounting principles as of [_____________]:

                                                                                      [Date]
                                                                                   (Unaudited)
                                                                                  (in thousands)
Deferred Premium Revenue (net of prepaid reinsurance premiums)                     $
Surplus Certificates.........................................................
Minority Interest............................................................
Shareholder's Equity:
 Common Stock................................................................
 Additional Paid-In Capital..................................................
 Accumulated Other Comprehensive Income (net of deferred income taxes).......
 Accumulated Earnings........................................................
 Total Shareholder's Equity..................................................

Total Deferred Premium Revenue, Surplus Certificates, Minority Interest and
 Shareholder's Equity........................................................      $


     For further information concerning the insurer, see the consolidated financial statements of the insurer and subsidiaries, and the certificates thereto, incorporated by reference herein. The insurer's financial statements are included as exhibits to the annual report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission by [Name of Insurer] and may be reviewed at the EDGAR website maintained by the Securities and Exchange Commission. You can obtain copies of these financial statements, at no cost, if you write the insurer at: [____________].

     Copies of the statutory quarterly and annual statements filed with the [State of New York Insurance Department] by the insurer are available upon request to the [State of New York Insurance Department].

Insurance Regulation

The insurer is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of [New York], its state of domicile. In addition, the insurer and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of [New York], the insurer is subject to [Article 69 of the New York Insurance Law] which, among other things, limits the business of each such insurer to financial guaranty insurance and related lines, requires that each such insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each such insurer, and limits the size of individual transactions ("single risks") and the volume of transactions ("aggregate risks") that may be underwritten by each such insurer. Other provisions of the [New York Insurance Law], applicable to non-life insurance companies such as the insurer, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liabilities for borrowings.]


                 DESCRIPTION OF POOLING AND SERVICING AGREEMENT

Conveyance of Auto Loans

     On the closing date, the bank will sell the auto loans to the trust, without recourse, except as expressly set forth in the pooling and servicing agreement. Concurrently with this sale and assignment, the trustee will execute, authenticate and deliver the certificates to the underwriters against payment to the bank of the net purchase price of the sale of the certificates.

Servicer Default; Waiver of Past Defaults

     If a servicer default under the pooling and servicing agreement has occurred, the servicer may be removed by the trustee. The trustee may waive certain defaults by the servicer in the performance of its obligations under the pooling and servicing agreement, as described in "The Trust Documents--Rights upon an Event of Default" in the accompanying prospectus.

     Servicer defaults are described in the prospectus under "The Trust Documents--Removal of the Servicer."

Servicing Compensation, Payment of Expenses and Trustees' Fees

     For its servicing of the auto loans, the servicer will be entitled to retain from collections on the auto loans a monthly servicing fee which equals
one-twelfth times [    ]% of the pool balance as of the first day of the
immediately preceding collection period. A portion of this servicing fee may be paid over by the servicer to CFC with respect to its sub-servicing of the CFC auto loans. The servicer shall deposit all late fees into the collection account.

     All costs of servicing each auto loan in the manner required by the pooling and servicing agreement will be borne by the servicer, but the servicer shall be entitled to retain, out of any amounts actually recovered with respect to any defaulted auto loan or the financed vehicles subject to a defaulted auto loan, the servicer's actual out-of-pocket expenses reasonably incurred with respect to such defaulted auto loan or financed vehicle.

     On each distribution date, the trustee is entitled to receive a fee for its services as trustee, during the prior collection period in an amount agreed upon by the bank and the trustee.

                        DESCRIPTION OF THE CERTIFICATES

General

     The certificates will be issued according to the terms of the pooling and servicing agreement. The pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus supplement is a part. The following summary describes the terms of the certificates and the pooling and servicing agreement. The summary does not purport to be complete and is subject to all the provisions of the certificates and the pooling and servicing agreement. The following summary supplements the description of the general terms and provisions of the certificates of any given series and the related pooling and servicing agreement as described in the accompanying prospectus, and to the extent that those descriptions differ from the descriptions provided in this prospectus supplement, the descriptions provided in this prospective supplement replace those descriptions. You can obtain a copy of the pooling and servicing agreement without charge on written request to the trustee at [_______________________________].

     The certificates will be issued only in fully registered form, in denominations of $[____] and integral multiples of $[____]. The certificates will represent beneficial ownership interests in the assets of the trust. Replacement certificates, if issued, will be transferable and exchangeable at the corporate trust office of the trustee. No service charge will be made for any registration, exchange or transfer of certificates, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

     The payment date is the [15th] day of each month, or if that day is not a business day, the next succeeding business day.

     The certificates represent beneficial ownership interests in the trust. The Class A Certificates will evidence in the aggregate an undivided ownership interest of approximately [__]%, which is the Class A percentage of the trust and the Class B Certificates will evidence in the aggregate an undivided ownership interest of approximately [__]%, which is the Class B percentage of the trust.

     The Class A certificateholders are entitled to receive, on each payment date, the Class A Percentage of the distributable principal amount plus interest at the Class A pass-through rate on the Class A principal balance. Subject to the prior rights of the Class A certificateholders, the Class B certificateholders are entitled receive, on each payment date, the Class B Percentage of the distributable principal amount plus interest at the Class B pass-through rate on the Class B principal balance. The distributable principal amount is equal to the excess of (a) the pool balance at the end of the second preceding collection period, over (b) the pool balance at the end of the immediately preceding collection period.

Payments of Interest

     Interest on the certificates will be payable monthly on each payment date, commencing on [__________], in an amount equal to interest accrued during the applicable interest period, as defined below, at the certificate rate on the outstanding principal balance for the certificates. The per annum rate of interest accruing on the certificates of each class is referred to as the pass-through rate for that class certificates. The pass-through rate for the Class A Certificates is [__]%, and the pass-through rate for the Class B Certificates is [___]%.

     Interest on the certificates for a payment date will accrue from, and including, the preceding payment date, or in the case of the first payment date, from the closing date, through, and including, the day preceding the payment date. Each of these periods is an interest period. Interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve thirty day months. Interest for any payment date due but not paid on the payment date will bear interest, to the extent permitted by applicable law, at the applicable pass-through rate until paid.

Payments of Principal

     On each payment date, principal payments will be distributed on the certificates in an amount generally equal to a percentage of the decrease in the principal balance of the auto loan pool during the prior calendar month to the extent of funds available. These principal payments will be allocable between the Class A Certificates and the Class B Certificates, and will be paid to the certificateholders in proportion to their percentage interest, until the outstanding principal amount of that class is paid in full.

Payment Priorities

     On each payment date, the servicer will instruct the trustee as to the application of the available funds for that payment date. The available funds for a payment date are the collections on the auto loan pool received by the servicer during the prior calendar month, minus servicer compensation (other than the monthly servicing fee) and reimbursable amounts owed to the servicer. The available funds, together with amounts transferred from the reserve account to the collection account to fund certificateholder payments, will, on each payment date, be allocated in the following order of priority:

     (1) if the bank or CFC is no longer acting as servicer, to the servicer, the monthly servicing fee;

     (2)  to the trustee, the fees then due to the trustee;

     (3) to the Class A Certificateholders, ratably, the interest then due to them, including carryover shortfall interest;

     (4) to the Class A Certificateholders, an amount equal to the excess of the pool balance at the end of the second preceding collection period over the pool balance at the end of the immediately preceding collection period, until the outstanding principal amount of the Class A Certificates is paid in full;

     (5) to the Class B Certificateholders, the interest then due to them, including carryover shortfall interest;

     (6) to the Class B Certificateholders, an amount equal to the excess of the pool balance at the end of the second preceding collection period over the pool balance at the end of the immediately preceding collection period, until the outstanding principal amount of the Class B Certificates is paid in full;

     (7) to the reserve account, any deficiency in the reserve account required amount;

     (8) if the bank or CFC is acting as the servicer, the monthly servicing fee; and

     (9)  any remainder to the bank.

     Reserve account required amount means, for any payment date, the lesser of:
(1) the greater of (a) [____]% of the outstanding pool balance as of the end of the prior collection period, and (b) $[__________], which is [___]% of the pool balance as of the cut-off date and (2) the outstanding principal amount of the certificates.

     [Amounts on deposit in the reserve account on any payment date, after giving effect to all distributions made on the payment date, in excess of the reserve account required amount for the payment date may be released first, to the servicer to pay any servicing fees and supplemental servicing fees that are due, and any remainder may be released to the bank.]

     [Amounts available under the insurance policy are available to pay the certificate principal only in two circumstances:

     . to reduce, after taking into account all reductions funded from other sources, the aggregate principal balance of the certificates to the collateral balance - i.e., the sum of the pool balance plus the pre-funded amount - in the event that the certificate principal balance would otherwise exceed the collateral balance; and

     . to pay off each class's principal on its final scheduled distribution date, to the extent that the class is not paid off on or prior to the final scheduled distribution date from other sources.]

[Mandatory Redemption]

     [If any portion of the pre-funded amount remains on deposit in the pre-funding account at the end of the funding period, each class of certificates will be redeemed in part on the mandatory redemption date. Each class' certificate prepayment amount of the remaining pre-funded amount on that date will be an amount equal to that class' pro rata share, based on the respective current principal amount of each class of certificates. However, if the aggregate remaining amount in the pre-funding account is $100,000 or less, that amount will be applied exclusively to reduce the outstanding principal balance of the class of certificates then entitled to receive principal distributions.]

Maturity Dates; Optional Redemption

     Each class of certificates will mature on the earlier of the date the class of certificates is paid in full or the respective scheduled maturity date for the class. The Class A scheduled maturity date is [__________] and the Class B scheduled maturity date is [__________]. The payment date occurring on [_________] is also referred to as the final scheduled payment date. In addition, the trust will pay the certificates in full on the payment date following exercise by the bank or the servicer of the option to purchase the auto loans from the trust. This will cause a redemption of the certificates. The option may be exercised on or after the payment date on which the outstanding pool balance is reduced to an amount less than or equal to 5% of the original pool balance. The redemption price will be equal to the sum of the outstanding principal amount of the certificates and accrued and unpaid interest through the day preceding the call date.

Reports to Certificateholders

     With each distribution to the certificateholders, the trustee will prepare and forward to each certificateholder a statement, which will include the following information for that payment date:

         (1) the amount of the distribution allocable to interest on each class of the certificates;

         (2) the amount of the distribution allocable to principal on each class of the certificates;

         (3) the aggregate outstanding principal amount for each class of certificates, in each case, after giving effect to all payments reported under (2) above for that payment date;

         (4) the amounts of unpaid interest and principal due to Class A Certificateholders on any payment date after all available funds have been distributed, if any, and the change in those amounts from the preceding statement;

         (5) the amount of the servicing fee paid to the servicer for the prior collection period; and

         (6) the reserve account required amount and the amount on deposit in the reserve account at the end of the payment date.

     The information furnished under (1) through (4) above will be expressed as a dollar amount per $[_________] in face amount of certificates.

                               CREDIT ENHANCEMENT

Subordination of the Class B Certificates

     The rights of the Class B Certificateholders to receive distributions generally will be subordinated to the rights of the Class A Certificateholders in the event of defaults and delinquencies on the auto loans. The protection afforded to the Class A Certificateholders through subordination will be effected by the preferential right of the Class A Certificateholders to receive current distributions of interest and principal, before any interest or principal is payable to the Class B Certificateholders.

The Reserve Account

     An initial deposit of $[__________], which is [__]% of the pool balance as of the cut-off date, will be placed in the reserve account. The reserve account will be increased on each payment date by the deposit in the reserve account of amounts remaining after payments to the certificateholders and any fees until the amount on deposit in the reserve account equals the reserve account required amount, which is [_____]% of the pool balance. Amounts in the reserve account on any payment date, after giving effect to all withdrawals from the reserve account in excess of the reserve account required amount will be paid, first to the servicer for any servicing fees and supplemental servicing fees then due, and any remainder to the bank.

     The reserve account will not be part of the trust, but will be a segregated trust account held by the trustee. Amounts in the reserve account will be held for the benefit of holders of the certificates of both classes. Funds in the reserve account shall be invested in eligible investments. The bank is entitled to receive all investment earnings on amounts in the reserve account, as well as any amounts in the reserve account in excess of the reserve account required amount.

     Amounts in the reserve account on a payment date will be used to fund any shortfalls in available funds on that payment date to fund the full amounts of the servicing fee then payable to the servicer or CFC, interest due to the Class A Certificateholders, principal due to the Class A Certificateholders, interest due to the Class B Certificateholders, principal due to the Class B Certificateholders, in that order.

Overcollateralization

     The overcollateralization is the difference between the pool balance and the outstanding principal amount of the certificates. On the closing date, the overcollateralization will be equal to $[__________] or [___]% of the pool balance as of [_______]. The overcollateralization will be available to absorb losses that would otherwise be allocated to certificateholders.

     The subordination of the Class B Certificates, the reserve account and the overcollateralization are intended to enhance the likelihood of receipt by Class A certificateholders of the full amount of principal and interest due them and to decrease the likelihood that the Class A certificateholders will experience losses.

     If on any payment date the holders of the Class A Certificates do not receive the full amount then due them, including interest carryover shortfalls and principal carryover shortfalls, after giving effect to any amounts withdrawn from the reserve account, the holders of the Class B Certificates generally will not receive any distributions. While the Class B certificateholders are entitled to receive amounts from the reserve account, their entitlement is subordinated to the rights of the Class A certificateholders. If the reserve account becomes depleted and the overcollateralization is exhausted, the Class B certificateholders may experience shortfalls in the distributions due them and incur a loss on their investment.

[The Insurance Policy]

     [The following summary of the terms of the policy does not purport to be complete and is qualified in its entirety by reference to the policy.

     Simultaneously with the issuance of the certificates, the insurer will deliver the policy to the trustee for the benefit of each certificateholder. Under the policy, the insurer will unconditionally and irrevocably guarantee to the trustee, on each distribution date, for the benefit of each certificateholder the full and complete payment of (i) scheduled payments (as defined below) on the certificates and (ii) the amount of any scheduled payment which subsequently is avoided in whole or in part as a preference payment under applicable law. In the event the trustee fails to make a claim under the policy, the certificateholders do not have the right to make a claim directly under the policy, but may sue to compel the trustee to do so.

     Scheduled payments means payments which are required to be made on the certificates during the term of the policy in accordance with the original terms of the certificates when issued and without regard to any subsequent amendment or modification of the certificates or the trust documents that has not been consented to by the insurer.

     Payment of claims on the policy made in respect of scheduled payments will be made by the insurer following receipt (as defined below) by the insurer of the appropriate notice for payment on the later to occur of (i) 12:00 noon, New York City time, on the third business day following receipt of such notice for payment, and (ii) 12:00 noon, New York City time, on the date on which such payment was due on the certificates.

     If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the policy, the insurer shall cause such payment to be made on the later of (a) the date when due to be paid pursuant to the order referred to below or (b) the first to occur of (i) the [fourth] business day following receipt by the insurer from the trustee of (A) a certified copy of the order of the court or other governmental body that exercised jurisdiction to the effect that the certificateholder is required to return scheduled payments made with respect to the certificates during the term of the policy because such payments were avoidable as preference payments under applicable bankruptcy law, (B) a certificate of the certificateholder that the order has been entered and is not subject to any stay and (C) an assignment duly executed and delivered by the certificateholder, in such form as is reasonably required by the insurer and provided to the certificateholder by the insurer, irrevocably assigning to the insurer all rights and claims of the certificateholder relating to or arising under the certificates against the trust or otherwise with respect to such preference payment, or (ii) the date of receipt (as defined below) by the insurer from the trustee of the items referred to in clauses (A), (B) and (C) above if, at least four business days prior to such date of receipt, the insurer shall have received (as defined below) written notice from the trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the order and not to the trustee or any certificateholder directly (unless a certificateholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the order, in which case such payment shall be disbursed to the trustee for distribution to such certificateholder upon proof of such payment reasonably satisfactory to the insurer). In connection with the foregoing, the insurer shall have the rights provided pursuant to the pooling and servicing agreement, including, without limitation, the right to direct all matters relating to any preference claim and subrogation to the rights of the trustee and each certificateholder in the conduct of any proceeding with respect to a preference claim.

     The terms receipt and received with respect to the policy shall mean actual delivery to the insurer and to its fiscal agent, if any, prior to 12:00 noon, New York City time, on a business day; delivery either on a day that is not a business day or after 12:00 noon, New York City time, shall be deemed to be received on the next succeeding business day. If any notice or certificate given under the policy by the trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been received, and the insurer or its fiscal agent shall promptly so advise the trustee, and the trustee may submit an amended notice.

     Under the policy, business day means any day other than a Saturday, Sunday, legal holiday or other day on which commercial banking institutions in [___],[___],[___],[___] and [___] or any other location of any successor servicer or successor trustee are authorized or obligated by law, executive order or governmental decree to be closed.

     The insurer's obligations under the policy in respect of scheduled payments shall be discharged to the extent funds are transferred to the trustee as provided in the policy whether or not such funds are properly applied by the trustee.

     The insurer shall be subrogated to the rights of each certificateholder to receive payments of principal and interest to the extent of any payment by the insurer under the policy.

     Claims under the policy constitute direct, unsecured and unsubordinated obligations of the insurer ranking not less than pari passu with other unsecured and unsubordinated indebtedness of the insurer for borrowed money. Claims against the insurer under the policy and each other financial guaranty insurance policy issued thereby constitute pari passu claims against the general assets of the insurer. The terms of the policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the trust. The policy may not be canceled or revoked prior to distribution in full of all scheduled payments. [The policy is not covered by the Property/Casualty Insurance Security Fund specified in

Article 76 of the New York Insurance Law.] The Policy is governed by the laws of the State of [New York].

     It is a condition to issuance that the Class A Certificates be rated [___] by [Rating Agency] and [___] by [Rating Agency], and that the Class B Certificates be rated [___] by [Rating Agency] and [___] by [Rating Agency].
The ratings by the rating agencies of the certificates will be (i) with respect to the Class A Certificates, without regard to the policy in the case of [Rating Agency]and substantially based on the policy in the case of [Rating Agency] and
(ii) with respect to the Class B Certificates, based on the issuance of the policy. To the extent that such ratings are based on the policy, such ratings apply to distributions due on the insured distribution dates, and not to distributions due on the distribution dates. A rating is not a recommendation to purchase, hold or sell certificates. In the event that the rating initially assigned to any of the certificates is subsequently lowered or withdrawn for any reason, including by reason of a downgrading of the claims-paying ability of the insurer, no person or entity will be obligated to provide any additional credit enhancement with respect to the certificates. Any reduction or withdrawal of a rating may have an adverse effect on the liquidity and market price of the certificates.]


                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

     You should consider the following discussion of certain material federal income tax considerations of the purchase, ownership and disposition of the certificates only in connection with "Material Federal Income Tax Considerations" in the accompanying prospectus. The discussion in this prospectus supplement and in the accompanying prospectus is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change. The discussion in this prospectus supplement and in the accompanying prospectus does not deal with all federal tax consequences applicable to all categories of investors. Some holders, including insurance companies, tax-exempt organizations, financial institutions or broker dealers, taxpayers subject to the alternative minimum tax, holders that will hold the certificates as part of a hedge, straddle, appreciated financial position or conversion transaction, and holders that will hold the certificates as other than capital assets, may be subject to special rules that are not discussed below. You should consult with your own tax advisors in determining the federal, state, local and other tax consequences involved in purchasing, owning and disposing of the certificates.

Tax Status of the Trust

     Dewey Ballantine LLP is our tax counsel and is of the opinion that, assuming the parties will comply with the terms of the governing agreements, the trust will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of Subtitle A of the Code and not as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. Certificateholders will be treated as the owners of the trust, except as described below.

Tax Considerations for Holders of the Certificates

     Owners of beneficial interests in the certificates will report their pro rata share of all income earned on the auto loans, other than amounts, if any, treated as a grantor trust strip security. Subject to certain limitations, such owners who are individuals, trusts or estates, may deduct their pro rata share of reasonable servicing and other fees. See "Material Federal Income Tax Considerations -- Grantor Trust Securities" in the accompanying prospectus.

     Discount and Premium. Certain grantor trust fractional interest securities will be treated as having original issue discount by virtue of the coupon stripping rules in section 1286 of the Code. See "Material Federal Income Tax Considerations -- Grantor Trust Securities -- Taxation of Beneficial Owners of Grantor Trust Securities" and "--Discount and Premium -- Original Issue Discount" in the accompanying prospectus. The prepayment assumption that will be used for purposes of computing original issue discount, if any, for federal income tax purposes is [1% ABS]. See "Prepayment and Yield Considerations" in this prospectus supplement. In addition, a subsequent purchaser who buys a certificate for less than its principal amount maybe subject to the "market discount" rules of the Code. See "Material Federal Income Tax Considerations -- Discount and Premium -- Market Discount" in the accompanying prospectus. A subsequent purchaser who buys a certificate for more than its principal amount may be subject to the "market premium" rules of the Code. See "Material Federal Income Tax Considerations -- Discount and Premium -- Premium" in the accompanying prospectus.

     Sale or Redemption of the Certificates. If a certificate is sold or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and such holder's adjusted basis in the certificate. See "Material Federal Income Tax Considerations -- Grantor Trust Securities -- Sales of Grantor Trust Securities" in the accompanying prospectus.

     Other Matters. For a discussion of backup withholding and taxation of foreign investors in the certificates, see "Material Federal Income Tax Considerations -- Backup Withholding and Information Reporting" and "-- Foreign Investors -- Grantor Trust Securities, Debt Securities and FASIT Regular Securities" in the accompanying prospectus.


                       STATE AND LOCAL TAX CONSIDERATIONS

     You should consider the state and local income tax consequences involved in purchasing, owning and disposing of the certificates. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, you should consult your own tax advisors as to the various state and local tax consequences of an investment in the certificates.

                              ERISA CONSIDERATIONS

Class A Certificates

     The Class A Certificates may be purchased by ERISA plans as described in the accompanying prospectus under "ERISA Considerations - ERISA Considerations Regarding Securities Which are Certificates."

     The Department of Labor has issued to the underwriter an individual prohibited transaction exemption which, as described in the prospectus, generally exempts from the application of the prohibited transaction provisions of Section 406(a), Section 406(b)(1), Section 406(b)(2) and Section 407(a) of ERISA and the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code, transactions concerning the initial purchase, the holding and the subsequent resale by employee benefit plans of certificates in pass-through trusts that consist of receivables, loans and other obligations that meet the conditions and requirements of the exemption. The loans covered by the underwriter's exemption include loans such as the auto loans.

     As of the initial cut-off date, there is no single auto loan included in the trust that constitutes more than five percent of the aggregate unamortized principal balance of the assets of the trust. Before purchasing a certificate based on the underwriter's exemption, a fiduciary of a plan should itself confirm (1) that such certificate constitutes a concerning certificate for purposes of the exemption and (2) that the conditions and other requirements set forth in the exemption would be satisfied.

     Any plan fiduciary considering the purchase of a Class A Certificate should consult with its counsel as to the potential applicability of ERISA, the Code and the underwriter's exemption prior to making an investment in the Class A Certificates. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the certificates is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

     The sale of the Class A Certificates to a plan is not a representation by us or the underwriter that this investment meets all relevant legal requirements for investments by plans generally or by any particular plan or that this investment is appropriate for plans generally or any particular plan.

Class B Certificates

     The Class B Certificates may not be acquired by (1) an employee benefit plan that is subject to the provisions of ERISA, (2) a plan described in Section 4975 (e) (1) of the Internal Revenue Code or (3) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity. By its acceptance of a Class B Certificate, each Class B Certificateholder will be considered to have represented and warranted that it is not subject to these limitations. For additional information regarding treatment of the Class B Certificates under ERISA, see "ERISA Considerations -- ERISA Considerations Regarding Securities Which are Certificates" in the accompanying prospectus.

                                  UNDERWRITING

     Under the terms and subject to the conditions set forth in an underwriting agreement, dated [___], the underwriters named below have agreed to purchase from the bank the following respective principal amounts of the certificates:

           Class Certificates
----------------------------------------  ------------------
                                              Principal
                                              Amount of
 Underwriter                                 Certificates
----------------------------------------  ------------------

[______]                                     $

[______]                                     $

Total...................................     $

          Class B Certificates
----------------------------------------  ------------------
                                              Principal
                                              Amount of
            Underwriter                     Certificates
----------------------------------------  ------------------

[______]                                     $

[______]                                     $

Total...................................     $

     The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will be obligated to purchase all the certificates, if any are purchased.

     The bank has been advised by the underwriters that the underwriters propose to offer the certificates to the public initially at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession of [____]% of the principal amount per Class A Certificate and [____]% of the principal amount per Class B Certificate. The underwriters and such dealers may allow a discount of [____]% of such principal amount per Class A Certificate and [____]% of such principal amount per Class B Certificate on sales to certain other dealers. After the initial public offering, the public offering price and concession and discount to dealers may be changed by the underwriters.

     The underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Act of 1934. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the certificates in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the certificates originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the certificates to be higher than it would otherwise be in the absence of such transactions.

     The bank has agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments which the underwriters may be required to make in respect thereof.

     [Each] underwriter has represented and agreed that:

     . it has complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Public Offers of Securities Regulations 1995 (the regulations) with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom;

     . it has only issued or passed on and will only issue or pass on to any person in the United Kingdom any document received by it in connection with the issue of the certificates if that person is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended) or is a person to whom such document may otherwise lawfully be issued or passed on; and

     . it has not offered or sold and, during the period of six months from the date hereof, will not offer or sell any certificates to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing, or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Regulations.

In the ordinary course of its business, each underwriter and its respective affiliates have engaged and may in the future engage in commercial banking and investment banking transactions with the bank and its affiliates.

                                 LEGAL MATTERS

     Certain legal matters relating to the issuance of the certificates will be passed upon for the bank and the trust by [______________________], for the underwriters by
[________________________________________________________________________]

                          Chevy Chase Auto Receivables
                                   Trust ___
                                  Series _____

                           Chevy Chase Bank, F.S.B.,
                                    Servicer



                                 [UNDERWRITERS]



Until [____________] all dealers that effect transactions in the certificates, whether or not participating in this offering, may be required to deliver a prospectus and a prospectus supplement. This is in addition to the dealers' obligation to deliver a prospectus and a prospectus supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

               PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

          The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the notes being offered hereunder other than underwriting discounts and commissions.

Registration Fee                                                     $494,140.00
Printing and Engraving Expenses                                      $200,000.00
Indenture Trustee's Fees                                              $52,000.00
Legal Fees and Expenses                                              $392,500.00
Blue Sky Fees and Expenses                                            $15,000.00
Accountants' Fees and Expenses                                       $125,000.00
Rating Agency Fees                                                 $1,500,000.00
Miscellaneous Fees                                                    $21,360.00
Total                                                              $2,800,000.00

Item 15.   Indemnification of Directors, Officers, Employees and Agents.

           12 C.F.R. 545.121 of the rules and regulations of the OTS prescribe the conditions under which indemnification may be obtained by a present or former director, officer or employee of the Bank against whom an action has been brought or is threatened, for any amount for which that person is liable under a judgment and for reasonable costs and expenses, including reasonable attorney's fees, actually paid or incurred by that person defending or settling such action.

          Subject to prior OTS review, the OTS rules and regulations require the Bank to indemnify the director, officer or employee if (a) a final judgment on the merits is in his favor, or (b) in the case of (i) settlement, (ii) final judgment against him or (iii) final judgment in his favor, other than on the merits, if a majority of the disinterested directors of the Bank determines that he was acting in good faith within the scope of his employment or authority as he could reasonably have perceived it under the circumstances, and for a purpose he could reasonably have believed under the circumstances was in the best interests of the Bank or its shareholders.

          The officers and directors of the Bank are covered by directors' and officers' insurance insuring them against any liability they may incur in their capacities as such, subject to 12 C.F.R. 545.121 of the rules and regulations of the OTS.

          Pursuant to agreements which the registrant may enter into with underwriters or agents (forms of which will be included as exhibits to this registration statement), officers and directors of the registrant, and affiliates thereof, may be entitled to indemnification by such underwriters or agents against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Act"), arising from information which has been or will be furnished to the registrant by such underwriters or agents that appear in the registration statement or any prospectus.

Items 16.   Exhibits And Financial Statements.

Exhibits
1.1*    Form of Underwriting Agreement.
3.1*    Charter of Chevy Chase Bank, F.S.B.
3.2*    Bylaws of Chevy Chase Bank, F.S.B.
4.1*    Form of Indenture between the Trust and the Indenture Trustee.
4.2*    Form of Indenture between the Registrant and the Indenture Trustee.
4.3*    Form of Pooling and Servicing Agreement.
4.4*    Form of Trust Agreement.
4.5**   Form of Purchase Agreement.
5.1**   Opinion of Dewey Ballantine LLP with respect to legality.
8.1**   Opinion of Dewey Ballantine LLP as to tax matters.
10.1*   Form of Bond Insurance Policy.
23.1** Consent of Dewey Ballantine LLP (included in Exhibits 5.1 and 8.1). 24.1** Power of Attorney.
*    Incorporated by reference to Registration Statement No. 333-36242.
**   Filed herewith.

All financial statements, schedules and historical financial information have been omitted as they are not applicable.

Item 17.  Undertakings.

          The undersigned registrant hereby undertakes:

     a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       i)   To include any prospectus required by section 10(a)(3) of the Act;

       ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

       iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

provided that paragraph (a)(i) and (a)(ii) do not apply if such information is contained in periodic reports filed with or furnished to the Securities and Exchange Commission (the "Commission") by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the registration statement.

     b) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     d) That insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under item 15 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the financial adjudication of such issue.

     e) That, for the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

     f) The undersigned registrant hereby undertake that, for purposes of determining any liability under the Act, each filing of the registrant's annual reports pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     g)  That, for purposes of determining any liability under Act,

       i) the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

       ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     h) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under Subsection (a) of Section 310 of the Trust Indenture Act (the "TIA") in accordance with the rules and regulations prescribed by the Commission under
Section 305(b) (2) of the TIA.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chevy Chase, State of Maryland.

          The registrant reasonably believes that the security rating requirement pursuant to Transaction Requirement B.5 of Form S-3 will be met by the time of sale.


                                      By:   /s/ Stephen R. Halpin, Jr.
                                            --------------------------
                                      Name:  Stephen R. Halpin, Jr.
                                      Title: Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on the dates indicated below.

SIGNATURE                                     TITLE                            DATE
---------                                     -----                            ----
By:                 *                         Vice Chairman of the Board
    ----------------------------------
          Alexander R.M. Boyle


By:                 *                         Director
    ----------------------------------
          Vincent C. Burke, Jr.


By:                 *                         Director
    ----------------------------------
          Donald G. Conrad


By:                 *                         Director
    ----------------------------------
          Gavin Malloy Farr


By:                 *                         Senior Vice President and
    ----------------------------------          Controller (Principal
          Joel A. Friedman                      Accounting Officer)


By:                 *                         Director
    ----------------------------------
          Jack S. Griswold

By:                 *                         Director
    ----------------------------------
          Gilbert M. Grosvenor


By:                 *
    ----------------------------------        Executive Vice President
          Stephen R. Halpin, Jr.                (Principal Financial Officer)
          Attorney-in-Fact

By:                 *                         Director
    ----------------------------------
           Penne Percy Korth


By:                 *                         Director
    ----------------------------------
       Lasalle D. Leffall, Jr., M.D.


By:                 *                         Director
    ----------------------------------
           William F. McSweeny


By:                 *                         Director
    ----------------------------------
          Garland P. Moore, Jr.


By:                 *                         Director
    ----------------------------------
        George M. Rogers, Jr., Esq.


By:                 *                         Chairman of the Board
    ----------------------------------          (Principal Executive Officer)
          B. Francis Saul II

By:                 *                         Director
    ----------------------------------
          B. Francis Saul III


By:                 *                         Director
    ----------------------------------
       Leonard L. Silverstein, Esq.


By:                 *                         Director
    ----------------------------------
           John R. Whitmore


* by Stephen R. Halpin, as his true and lawful attorney-in-fact and agent.

EXHIBIT INDEX
-------------

Exhibit                                                                                             Page
-------                                                                                             ----

   1.1*    Form of Underwriting Agreement.......................................................
   3.1*    Charter of Chevy Chase Bank, F.S.B...................................................
   3.2*    Bylaws of Chevy Chase Bank, F.S.B....................................................
   4.1*    Form of Indenture between the Trust and the Indenture Trustee........................
   4.2*    Form of Indenture between the Registrant and the Indenture Trustee...................
   4.3*    Form of Pooling and Servicing Agreement..............................................
   4.4*    Form of Trust Agreement..............................................................
   4.5**   Form of Purchase Agreement...........................................................
   5.1**   Opinion of Dewey Ballantine LLP with respect to legality.............................
   8.1**   Opinion of Dewey Ballantine LLP as to tax matters....................................
   10.1*   Form of Bond Insurance Policy........................................................
   23.1**  Consent of Dewey Ballantine LLP (included in Exhibits 5.1 and 8.1)
   24.1**  Power of Attorney....................................................................
           *  Incorporated by reference to Registration Statement No. 333-36242.
           **  Filed herewith.